EXHIBIT 10.1

Execution Version

Published CUSIP Number: 94107LAQ1

Published Revolver CUSIP Number: 94107LAR9

$3,500,000,000

SIXTH AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

dated as of May 27, 2022

by and among

WASTE MANAGEMENT, INC.,

as Company,

WASTE MANAGEMENT OF CANADA CORPORATION,

and

WM QUEBEC INC.,

as Canadian Borrowers,

WASTE MANAGEMENT HOLDINGS, INC.,

as Guarantor,

CERTAIN BANKS

and

BANK OF AMERICA, N.A.,

as Administrative Agent

JPMORGAN CHASE BANK, N.A., BARCLAYS BANK PLC, MIZUHO BANK, LTD.

and THE BANK OF NOVA SCOTIA,
as Syndication Agents

Bank of China, New York Branch, BNP PARIBAS, Credit Suisse AG, New York Branch, DEUTSCHE BANK SECURITIES INC., Goldman Sachs Bank USA, MUFG BANK, LTD., PNC BANK, NATIONAL ASSOCIATION, Royal Bank of Canada, SUMITOMO MITSUI BANKING CORPORATION, Truist Bank, U.S. BANK NATIONAL ASSOCIATION

and WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Co-Documentation Agents

BofA SECURITIES, INC., JPMorgan chase bank, n.a., BARCLAYS BANK PLC, MIZUHO BANK, LTD. and THE BANK OF NOVA SCOTIA,
as Lead Arrangers and Joint Bookrunners

TABLE OF CONTENTS

§1.	DEFINITIONS AND RULES OF INTERPRETATION		3

	§1.1.	Definitions	3
	§1.2.	Rules of Interpretation	26
	§1.3.	Classification of Loans and Borrowings	27
	§1.4.	Exchange Rates; Currency Equivalents	27
	§1.5.	Letter of Credit Amounts; Times of Day	27
	§1.6.	Interest Rates	27

§2.	THE LOAN FACILITIES		28

	§2.1.	Committed Loans	28
	§2.2.	Fees	28
	§2.3.	Reduction and Increase of Total Commitment	29
	§2.4.	Borrowings, Conversions and Continuations of Committed Loans	30
	§2.5.	Swing Line Loans	32
	§2.6.	Letters of Credit	34
	§2.7.	Prepayments	39
	§2.8.	Repayment of Loans	39
	§2.9.	Interest	40
	§2.10.	Computation of Interest and Fees	41
	§2.11.	Evidence of Debt	41
	§2.12.	Payments Generally; Administrative Agent’s Clawback	41
	§2.13.	Sharing of Payments by Banks	43
	§2.14.	Canadian Borrowers	44
	§2.15.	Extension of Maturity Date	44
	§2.16.	Cash Collateral	45
	§2.17.	Defaulting Banks	46
	§2.18.	Replacement of Banks; Termination of Commitments	48
	§2.19.	Sustainability Adjustments	50

§3.	TAXES, YIELD PROTECTION AND ILLEGALITY		50

	§3.1.	Taxes	50
	§3.2.	Illegality	55
	§3.3.	Inability to Determine Rates	55
	§3.4.	Increased Costs	57
	§3.5.	Compensation for Losses	58
	§3.6.	Mitigation Obligations; Replacement of Banks	59
	§3.7.	Survival	59

§4.	[Reserved.]		59

§5.	[Reserved.]		59

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§6.	REPRESENTATIONS AND WARRANTIES		59

	§6.1.	Corporate Authority	59
	§6.2.	Governmental and Other Approvals	60
	§6.3.	Title to Properties; Leases	60
	§6.4.	Financial Statements; Solvency	60
	§6.5.	No Material Changes, Etc.	61
	§6.6.	Franchises, Patents, Copyrights, Etc.	61
	§6.7.	Litigation	61
	§6.8.	No Materially Adverse Contracts, Etc.	61
	§6.9.	Compliance With Other Instruments, Laws, Etc.	61
	§6.10.	Tax Status	61
	§6.11.	No Event of Default	62
	§6.12.	Investment Company Act	62
	§6.13.	Absence of Financing Statements, Etc.	62
	§6.14.	Employee Benefit Plans	62
	§6.15.	Environmental Compliance	63
	§6.16.	Disclosure	64
	§6.17.	Permits and Governmental Authority	64
	§6.18.	Margin Stock	65
	§6.19.	Sanctions	65
	§6.20.	Anti-Corruption Laws	65
	§6.21.	Affected Financial Institutions; Beneficial Ownership Certification	65

§7.	AFFIRMATIVE COVENANTS OF THE BORROWERS		65

	§7.1.	Punctual Payment	65
	§7.2.	Maintenance of U.S. Office	65
	§7.3.	Records and Accounts	65
	§7.4.	Financial Statements, Certificates and Information	66
	§7.5.	Existence and Conduct of Business	67
	§7.6.	Maintenance of Properties	67
	§7.7.	Insurance	67
	§7.8.	Taxes	68
	§7.9.	Inspection of Properties, Books and Contracts	68
	§7.10.	Compliance with Laws, Contracts, Licenses and Permits; Maintenance of Material Licenses and Permits	68
	§7.11.	Environmental Indemnification	68
	§7.12.	Further Assurances	69
	§7.13.	Notice of Potential Claims or Litigation	69
	§7.14.	Notice of Certain Events Concerning Environmental Claims and/or ERISA Reportable Events	69
	§7.15.	Notice of Default	70
	§7.16.	Use of Proceeds	70
	§7.17.	Certain Transactions	70
	§7.18.	Anti-Corruption Laws	70

§8.	NEGATIVE COVENANTS OF THE BORROWERS		70

	§8.1.	Restrictions on Indebtedness	71
	§8.2.	Restrictions on Liens	71
	§8.3.	[Reserved]	71
	§8.4.	Mergers, Consolidations, Sales	72
	§8.5.	[Reserved]	72
	§8.6.	Canadian Defined Benefit Pension Plans	73
	§8.7.	Sanctions	73
	§8.8.	Anti-Corruption Laws	73

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§9.	FINANCIAL COVENANT		73

§10.	CONDITIONS PRECEDENT		73

	§10.1.	Conditions To Effectiveness	73

§11.	CONDITIONS TO ALL LOANS		75

	§11.1.	Representations True	75
	§11.2.	Performance; No Event of Default	75
	§11.3.	Proceedings and Documents	75
	§11.4.	Extensions of Credit in Canadian Dollars	75

§12.	EVENTS OF DEFAULT; ACCELERATION; TERMINATION OF COMMITMENT		76

	§12.1.	Events of Default and Acceleration	76
	§12.2.	Termination of Commitments	78
	§12.3.	Remedies	78
	§12.4.	Application of Receipts	78

§13.	SETOFF		79

§14.	EXPENSES		80

§15.	THE AGENTS		80

	§15.1.	Authorization and Action	80
	§15.2.	Exculpatory Provisions	80
	§15.3.	Bank of America and Affiliates	81
	§15.4.	Bank Credit Decision	81
	§15.5.	Indemnification	82
	§15.6.	Successor Administrative Agent	82
	§15.7.	Lead Arrangers, Etc.	82
	§15.8.	Documents	83
	§15.9.	Action by the Banks, Consents, Amendments, Waivers, Etc.	83
	§15.10.	Bank ERISA Matters	84
	§15.11.	Recovery of Erroneous Payments	85

§16.	INDEMNIFICATION		85

§17.	[reserved.]		86

§18.	TREATMENT OF CERTAIN CONFIDENTIAL INFORMATION		86

	§18.1.	Confidentiality	86
	§18.2.	Prior Notification	87
	§18.3.	Other	87

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§19.	SURVIVAL OF COVENANTS, ETC.		87

§20.	ASSIGNMENT AND PARTICIPATION		88

§21.	PARTIES IN INTEREST		90

§22.	NOTICES, ETC.		90

§23.	MISCELLANEOUS		92

§24.	CONSENTS, ETC.		92

§25.	WAIVER OF JURY TRIAL		93

§26.	GOVERNING LAW; SUBMISSION TO JURISDICTION		93

§27.	SEVERABILITY		94

§28.	GUARANTY		94

	§28.1.	Guaranty	94
	§28.2.	Guaranty Absolute	94
	§28.3.	Effectiveness; Enforcement	95
	§28.4.	Waiver	95
	§28.5.	Expenses	95
	§28.6.	Concerning Joint and Several Liability of the Guarantor	95
	§28.7.	Waiver	97
	§28.8.	Subrogation; Subordination	97
	§28.9.	Consent and Confirmation	98

§29.	PRO RATA TREATMENT		98

§30.	FINAL AGREEMENT		98

§31.	USA PATRIOT Act		99

§32.	No Advisory or Fiduciary Responsibility		99

§33.	Payments set aside		99

§34.	ELECTRONIC EXECUTION; Electronic Records; counterparts		100

§35.	Acknowledgement and Consent to Bail-In of AFFECTED Financial Institutions		101

§36.	Interest Rate Limitation		101

§37.	Judgment Currency		101

§38.	Acknowledgement Regarding Any Supported QFCS		102

- iv -

EXHIBITS:

Form of:
Exhibit A	Committed Loan Notice
Exhibit B	Swing Line Loan Request
Exhibit C	Compliance Certificate
Exhibit D	Assignment and Assumption
Exhibit E	Administrative Questionnaire
Exhibit F	Letter of Credit Request
Exhibit G-1-4	U.S. Tax Compliance Certificates

SCHEDULES:

Schedule 1	Banks; Commitments
Schedule 1.1	Existing Liens
Schedule 2.6.1	Issuing Banks and Letter of Credit Commitments
Schedule 2.6.1(a)	Form of Increase/Decrease Letter
Schedule 2.6.1(f)	Existing Letters of Credit
Schedule 6.7	Litigation
Schedule 6.15	Environmental Compliance
Schedule 8.1(a)	Existing Indebtedness
Schedule 22	Administrative Agent’s Office; Certain Addresses for Notices

- v -

SIXTH AMENDED AND RESTATED
REVOLVING CREDIT AGREEMENT

This SIXTH AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT is made as of May 27, 2022, by and among WASTE MANAGEMENT, INC., a Delaware corporation having its chief executive office at 800 Capitol Street, Suite 3000, Houston, Texas 77002 (the “Company”), Waste Management of Canada Corporation, a Nova Scotia unlimited company (“WMOCC”), and WM Quebec Inc., a corporation incorporated under the laws of Canada (“WMQ”, and together with WMOCC, the “Canadian Borrowers”, and the Canadian Borrowers together with the Company, the “Borrowers”, and each, individually, a “Borrower”), WASTE MANAGEMENT HOLDINGS, INC., a wholly-owned Subsidiary of the Company (the “Guarantor”), the lenders from time to time party hereto (the “Banks”) and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”).

A.            The Borrowers, Bank of America, N.A, as administrative agent, and the lenders party thereto (the “Existing Banks”) entered into that certain Fifth Amended and Restated Revolving Credit Agreement dated as of November 7, 2019 (as amended, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”), pursuant to which the Existing Banks have made available to the Borrowers a revolving credit facility, with a letter of credit sub-facility and a swing loan sub-facility.

B.            As further provided herein and upon the terms and conditions contained herein, the Banks and the Administrative Agent have agreed to reallocate the Commitment and Commitment Percentages of each of the Banks as set forth on Schedule 1.

C.            The Borrowers and the Guarantor have requested that the Existing Credit Agreement be further amended and restated, among other things, to extend the maturity date and make certain other changes as set forth herein, and the Administrative Agent and the Banks are willing to make such amendments to the Existing Credit Agreement.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

(i)            Simultaneously with the Effective Date and after giving effect to any assignments on the Effective Date from Existing Banks under the Existing Credit Agreement who elect not to become Banks under this Agreement, but immediately prior to giving effect to paragraph (iv) below, the parties hereby agree that (A) the Commitment of each of the Banks shall be as set forth in Schedule 1, and the outstanding amount of the Loans (as defined in and under the Existing Credit Agreement, without giving effect to any Borrowings of Loans under this Agreement on the Effective Date, but after giving effect to any repayment or reduction thereof with the proceeds of any applicable sources) shall be reallocated in accordance with such Commitments, and the requisite assignments shall be deemed to be made in such amounts among the Banks and from each Bank to each other Bank (including from Banks who reduce their commitments in connection with this Agreement), with the same force and effect as if such assignments were evidenced by applicable Assignments and Assumptions (as defined in the Existing Credit Agreement) under the Existing Credit Agreement, but without the payment of any related assignment fee and (B) the swing line subfacility under the Existing Credit Agreement shall continue as the swing line subfacility hereunder, with the Swing Line Sublimit set out herein, and the Swing Line Loans (as defined in the Existing Credit Agreement), if any, shall continue as and be deemed to be Swing Line Loans hereunder, and (C) the letter of credit subfacility provided in the Existing Credit Agreement shall continue as the Letter of Credit facility hereunder and the Existing Letters of Credit shall be deemed to be Letters of Credit issued hereunder.

(ii)           Notwithstanding anything to the contrary in §20 of the Existing Credit Agreement or §20 of this Agreement, no other documents or instruments, including any Assignment and Assumption, shall be executed in connection with these assignments (all of which requirements are hereby waived), and such assignments shall be deemed to be made with all applicable representations, warranties and covenants as if evidenced by an Assignment and Assumption. On the Effective Date, the applicable Banks shall make full cash settlement with one another (including with any Bank whose commitments are being decreased), either directly or through the Administrative Agent, as the Administrative Agent may direct or approve, with respect to all assignments, reallocations and other changes in Commitments, such that after giving effect to such settlements (A) the Commitment of each Bank shall be as set forth on Schedule 1 to this Agreement, (B) each Bank’s Commitment Percentage of the Total Commitment equals (with customary rounding) its Commitment Percentage of (x) the outstanding amount of all Loans, and (y) the outstanding amount of all Letters of Credit.

(iii)          The Borrowers, the Guarantor, the Administrative Agent and the Banks hereby agree that upon the effectiveness of this Agreement, the terms and provisions of the Existing Credit Agreement which in any manner govern or evidence the Obligations, the rights and interests of the Administrative Agent and the Banks and any terms, conditions or matters related to any thereof, shall be and hereby are amended and restated in their entirety by the terms, conditions and provisions of this Agreement, and the terms and provisions of the Existing Credit Agreement, except as otherwise expressly provided herein, shall be superseded by this Agreement.

(iv)          Notwithstanding this amendment and restatement of the Existing Credit Agreement and any related Loan Documents (as such term is defined in the Existing Credit Agreement and referred to herein, individually or collectively, as the “Existing Loan Documents”), (A) all of the indebtedness, liabilities and obligations owing by any Person under the Existing Credit Agreement and other Existing Loan Documents outstanding as of the Effective Date shall continue as Obligations hereunder, (B) each of this Agreement and the Notes and the other Loan Documents is given as a substitution or supplement of, as the case may be, and not as a payment of, the indebtedness, liabilities and obligations of the Borrowers and the Guarantor under the Existing Credit Agreement or any Existing Loan Document and is not intended to constitute a novation thereof or of any of the other Existing Loan Documents, and (C) certain of the Existing Loan Documents will remain in full force and effect, as set forth in this Agreement. Upon the effectiveness of this Agreement all loans outstanding and owing by the Company under the Existing Credit Agreement as of the Effective Date, shall constitute Loans hereunder accruing interest with respect to the Base Rate Loans under the Existing Credit Agreement, and as Base Rate Loans hereunder. The parties hereto agree that the Interest Periods for all Eurocurrency Loans (as defined in the Existing Credit Agreement) outstanding under the Existing Credit Agreement on the Effective Date shall be terminated, the Borrowers shall pay (on the Effective Date) all accrued interest with respect to such Loans, and the Company shall furnish to the Administrative Agent interest rate selection notices for existing Loans and borrowing notices for additional Loans as may be required in connection with the allocation of Loans among Banks in accordance with their Commitment Percentages. The Administrative Agent and the Existing Banks agree that the transactions contemplated in these recitals shall not give rise to any obligation of the Borrowers or the Guarantor to make any payment under §5.8 of the Existing Credit Agreement.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

§1.       DEFINITIONS AND RULES OF INTERPRETATION.

§1.1.     Definitions. The following terms shall have the meanings set forth in this §1 or elsewhere in the provisions of this Agreement referred to below:

“Accountants”. See §7.4(a).

“Acquisition”. Any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which any Loan Party or any of its Subsidiaries (a) acquires any business or all or substantially all of the assets of any Person, or division thereof, whether through purchase of assets, merger, amalgamation or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of members of the board of directors or the equivalent governing body (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.

“Additional Commitment Bank”. See §2.15.4.

“Administrative Agent”. Bank of America (including Bank of America, acting through its Canada Branch, for Loans denominated in Canadian Dollars, or any of its designated branch offices or affiliates) in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office”. With respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 22 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify the Company and the Banks.

“Administrative Questionnaire”. An Administrative Questionnaire in substantially the form of Exhibit E or any other form approved by the Administrative Agent.

“Affected Bank”. See §2.18.

“Affected Financial Institution”. (a) Any EEA Financial Institution, or (b) any UK Financial Institution.

“Agreed Currency”. Dollars or Canadian Dollars, as applicable.

“Agreement”. This Sixth Amended and Restated Revolving Credit Agreement, including the Schedules and Exhibits hereto, as from time to time amended and supplemented in accordance with the terms hereof.

“Agreement Currency”. See §37.

“Alternative Currency Term Rate”. For any Interest Period, with respect to any Credit Extension denominated in Canadian dollars, the rate per annum equal to the Canadian Dollar Offered Rate (“CDOR”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (in such case, the “CDOR Rate”) on the first day of such Interest Period (or if such day is not a Business Day, then on the immediately preceding Business Day) with a term equivalent to such Interest Period; provided, that, if a Alternative Currency Term Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Alternative Currency Term Rate Loan”. A Loan that bears interest at a rate based on the definition of “Alternative Currency Term Rate.” All Alternative Currency Term Rate Loans must be denominated in Canadian Dollars.

“Applicable Authority”. (a) With respect to SOFR, the SOFR Administrator or any Governmental Authority having jurisdiction over the Administrative Agent or the SOFR Administrator with respect to its publication of SOFR, in each case acting in such capacity and (b) with respect to Canadian Dollars, the applicable administrator for the Relevant Rate for Canadian Dollars or any Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of the applicable Relevant Rate, in each case acting in such capacity.

“Applicable Rate”. The applicable rate per annum with respect to Base Rate Loans, Canadian Prime Rate Loans, Alternative Currency Term Rate Loans, Term SOFR Loans, SOFR Daily Floating Rate Loans, the Letter of Credit Fee and the Facility Fee, in each case as set forth in the Pricing Table.

“Applicable Requirements”. See §7.10.

“Applicable Time”. With respect to any borrowings and payments in Canadian Dollars, the local time in the place of settlement for Canadian Dollars as may be determined by the Administrative Agent or the applicable Issuing Bank, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Approved Fund”. Any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its activities and that is administered or managed by (a) a Bank or (b) a Bank Affiliate.

“Assignment and Assumption”. See §20.

“Availability Period”. The period from and including the Effective Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Total Commitments pursuant to §2.18, and (c) the date of termination of the commitment of each Bank to make Loans and of the obligation of the Issuing Banks to make L/C Credit Extensions pursuant to §12.2.

“Bail-In Action”. The exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation”. (a) With respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Balance Sheet Date”. December 31, 2021.

“Bank Affiliate”. (a) With respect to any Bank, (i) a Person that directly, or indirectly through one or more intermediaries, possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of such Bank, whether through the ability to exercise voting power, by contract or otherwise or is controlled by or is under common control with such Bank (an “Affiliate”) or (ii) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its activities and is administered or managed by a Bank or an Affiliate of such Bank and (b) with respect to any Bank that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Bank or by an Affiliate of such investment advisor.

“Bank of America”. Bank of America, N.A.

“Bank Parties” and “Bank Recipient Parties”. Collectively, the Banks, the Swing Line Bank and the Issuing Banks.

“Banks”. See Preamble.

“Base Rate”. For any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) Term SOFR plus 1.00% (provided if the Base Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement). The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. If the Base Rate is being used as an alternate rate of interest pursuant to §3.3 hereof, then the Base Rate shall be the greater of clauses (a), (b) and (d) above and shall be determined without reference to clause (c) above.

“Base Rate Loans”. Committed Loans bearing interest calculated by reference to the Base Rate.

“Beneficial Ownership Certification”. A certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation”. 31 C.F.R. § 1010.230.

“Benefit Plan”. Any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BofA Securities”. BofA Securities, Inc. and its successors.

“Borrowers”. See Preamble.

“Borrowing”. Committed Loans of the same Type, made, converted or continued on the same date and, in the case of Term SOFR Loans or Alternative Currency Term Rate Loans, as to which a single Interest Period is in effect or Swing Line Loans.

“Business Day”. Any day, other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located; provided that:

(a)           if such day relates to any interest rate settings as to an Alternative Currency Term Rate Loan, any fundings, disbursements, settlements and payment in respect of such Alternative Currency Term Rate Loan, or any other dealings in Canadian Dollars to be carried out pursuant to this Agreement in respect to any such Alternative Currency Term Rate Loan, means any such day on which dealings in deposits in Canadian Dollars are conducted by and between banks in the interbank market for such currency other than a day on which banking institutions in Toronto, Ontario are authorized by law to close; and

(b)           when used in connection with a Canadian Prime Rate Loan, if such day relates to any interest rate settings as to a Canadian Prime Rate Loan or to fundings, disbursements, settlements and payment in respect of a Canadian Prime Rate Loan, or any other dealings in Canadian Dollars to be carried out pursuant to this Agreement in respect to any such Canadian Prime Rate, means any such day other than a day on which banking institutions in Toronto, Ontario are authorized by law to close.

“Canadian AML Acts”. Applicable Canadian law regarding anti-money laundering, anti-terrorist financing, government sanction and “know your client” matters, including the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada).

“Canadian Borrowers”. See Preamble.

“Canadian Defined Benefit Pension Plan”. A Canadian Pension Plan that contains or has ever contained a “defined benefit provision” as such term is defined in Section 147.1(1) of the Income Tax Act (Canada).

“Canadian Dollars” or “C$”. The lawful currency of Canada.

“Canadian Dollar Letter of Credit”. Letters of Credit denominated in Canadian Dollars.

“Canadian Dollar Sublimit”. An amount equal to $375,000,000. The Canadian Dollar Sublimit is part of, and not in addition to, the Total Commitments.

“Canadian L/C Issuer”. Bank of America; provided that, if at any time Bank of America is unable to issue a requested Canadian Dollar Letter of Credit to a specific beneficiary or a beneficiary to which a Borrower is issuing a Canadian Dollar Letter of Credit is unwilling to accept a Canadian Dollar Letter of Credit from Bank of America, then the Company may appoint one additional Issuing Bank hereunder to be a Canadian L/C Issuer to issue Canadian Dollar Letters of Credit, subject to the written approval of the Administrative Agent and the applicable Issuing Bank. Any such other Issuing Bank that agrees to act as a Canadian L/C Issuer shall execute an instrument in form and substance satisfactory to the Administrative Agent confirming the same and setting forth the maximum aggregate face amount of all Canadian Dollar Letters of Credit to be issued by such Issuing Bank, which shall automatically be deemed to supplement Schedule 2.6.1 hereto.

“Canadian Letter of Credit Sublimit”. An amount equal to $150,000,000. The Canadian Letter of Credit Sublimit is part of, and not in addition to, the Total Commitments.

“Canadian Pension Plan”. A pension plan or plan that is subject to applicable pension benefits legislation in any jurisdiction of Canada and that is organized and administered to provide pensions, pension benefits or retirement benefits for employees and former employees of any Loan Party or any Subsidiary thereof.

“Canadian Prime Rate”. For any day, a fluctuating rate per annum equal to the greater of (a) the per annum rate of interest quoted or established as the “prime rate” of the Administrative Agent which it quotes or establishes for such day as its reference rate of interest in order to determine interest rates for commercial loans in Canadian Dollars in Canada to its Canadian borrowers, and (b) the average CDOR for a 30-day term plus 0.50% per annum, adjusted automatically with each quoted or established change in such rate, all without the necessity of any notice to any Borrower or any other Person; and if the Canadian Prime Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Canadian Prime Rate Loans”. A Loan that bears interest based on the Canadian Prime Rate.

“Canadian Sanctions List”. The list of names subject to the Regulations Establishing a List of Entities made under subsection 83.05(1) of the Criminal Code (Canada), the Regulations Implementing the United Nations Resolutions on the Suppression of Terrorism and/or the United Nations Al-Qaida and Taliban Regulations and/or the Special Economic Measures Act (Canada).

“Capitalized Leases” or “Capital Leases”. Each lease that has been or is required to be, in accordance with GAAP, classified and accounted for as a capital lease or a financing lease.

“Cash Collateralize”. To pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the Issuing Banks or the Banks, as collateral for L/C Obligations or obligations of the Banks to fund participations in respect of L/C Obligations, cash or deposit account balances or, if the Administrative Agent or applicable Issuing Bank shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and such Issuing Bank. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“CDOR”. See “Alternative Currency Term Rate”.

“CDOR Rate”. See “Alternative Currency Term Rate”.

“CERCLA”. See §6.15(a).

“Certified” or “certified”. With respect to the financial statements of any Person, such statements as audited by a firm of independent auditors, whose report expresses the opinion, without qualification, that such financial statements present fairly, in all material respects, the financial position of such Person.

“CFO”or “CAO”. See §7.4(b).

“Change in Law”. The occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States, Canada or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

“Class”. When used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Committed Loans or Swing Line Loans.

“CME”. CME Group Benchmark Administration Limited.

“Code”. The Internal Revenue Code of 1986, as amended and in effect from time to time.

“Commitment”. With respect to each Bank, such Bank’s commitment to make Committed Loans to, and to participate in Swing Line Loans and Letters of Credit for the account of, the Borrowers, determined by multiplying such Bank’s Commitment Percentage by the Total Commitment.

“Commitment Percentage”. With respect to any Bank at any time, the percentage (carried out to the ninth decimal place) of the Total Commitment represented by such Bank’s Commitment at such time, as the same may be adjusted in accordance with §2.3, §2.17 or §20. If the commitment of a Bank to make Committed Loans and the obligation of the Issuing Banks to issue, extend and renew Letters of Credit have been terminated pursuant to §12.2 or otherwise, then the Commitment Percentage of each Bank shall be determined based on the Commitment Percentage of such Bank most recently in effect, giving effect to any subsequent assignments and to any Bank’s status as a Defaulting Bank at the time of determination. The initial Commitment Percentage of each Bank is set forth opposite the name of such Bank on Schedule 1 hereto or in the Assignment and Assumption pursuant to which such Bank becomes a party hereto, as applicable.

“Committed Loans”. A Borrowing hereunder consisting of one or more loans made by the Banks to a Borrower under the procedures described in §2.1.

“Committed Loan Notice”. A notice of (a) a Borrowing, (b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of Term SOFR Loans or Alternative Currency Term Rate Loans, pursuant to §2.4.1, which shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by an authorized officer of the Company.

“Communication” means this Agreement, any Loan Document and any document, any amendment, approval, reports, consent, information, notice, certificate, request, statement, disclosure or authorization related to any Loan Document.

“Company”. See Preamble.

“Compliance Certificate”. See §7.4(c).

“Conforming Changes”. With respect to the use, administration of or any conventions associated with SOFR, CDOR or the Alternative Currency Term Rate or any proposed Successor Rate for an Agreed Currency, as applicable, any conforming changes to the definitions of “Base Rate”, “SOFR”, “Term SOFR”, “SOFR Daily Floating Rate”, “CDOR”, “CDOR Rate”, “Alternative Currency Term Rate” and “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice for such Agreed Currency (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate for such Agreed Currency exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).

“Connection Income Taxes”. Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated” or “consolidated”. With reference to any term defined herein, shall mean that term as applied to the accounts of the Company, its Subsidiaries and all variable interest entities consolidated in accordance with GAAP.

“Consolidated Earnings Before Interest and Taxes” or “EBIT”. For any period, the Consolidated Net Income (or Deficit) of the Company on a consolidated basis plus, without duplication, the sum of (1) interest expense, (2) equity in losses (earnings) of unconsolidated entities, (3) income taxes, (4) non-cash write-downs or write-offs of assets, including non-cash losses on the sale of assets outside the ordinary course of business, (5) losses attributable to the extinguishment of Indebtedness and (6) EBIT of the businesses acquired by the Company or any of its Subsidiaries (through asset purchases or otherwise) (each an “Acquired Business”) or the Subsidiaries acquired or formed since the beginning of such period (each a “New Subsidiary”); provided that a statement identifying all such Acquired Businesses and the EBIT of such Acquired Businesses is delivered to the Banks with the Compliance Certificate for such period, all to the extent that each of items (1) through (5) was deducted in determining Consolidated Net Income (or Deficit) in the relevant period, minus non-cash extraordinary gains on the sale of assets outside the ordinary course of business to the extent included in Consolidated Net Income (or Deficit).

“Consolidated Earnings Before Interest, Taxes, Depreciation and Amortization” or “EBITDA”. For any period, EBIT plus (a) depreciation expense, and (b) amortization expense to the extent the same would be included in the calculation of Consolidated Net Income (or Deficit) for such period, determined in accordance with GAAP.

“Consolidated Net Income (or Deficit)”. The consolidated net income (or deficit) of the Company on a consolidated basis, after deduction of all expenses, taxes, and other proper charges, determined in accordance with GAAP.

“Consolidated Tangible Assets”. Consolidated Total Assets less the sum of:

(a)            the total book value of all assets of the Company on a consolidated basis properly classified as intangible assets under GAAP, including such items as goodwill, the purchase price of acquired assets in excess of the fair market value thereof, trademarks, trade names, service marks, customer lists, brand names, copyrights, patents and licenses, and rights with respect to the foregoing; plus

(b)            all amounts representing any write-up in the book value of any assets of the Company on a consolidated basis resulting from a revaluation thereof subsequent to the Balance Sheet Date.

“Consolidated Total Assets”. All assets of the Company determined on a consolidated basis in accordance with GAAP.

“Covered Entity”. See §38.

“Credit Extension”. Each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Debtor Relief Laws”. The Bankruptcy Code of the United States, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding-Up and Restructuring Act (Canada), and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Defaulting Bank”. Subject to §2.17, any Bank that (a) has failed to (i) perform all or any portion of its funding obligations hereunder, including in respect of Loans or participations in respect of Letters of Credit or Swing Line Loans within three Business Days of the date required to be funded by it hereunder unless such Bank notifies the Administrative Agent and the Company in writing that such failure is the result of such Bank’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to Administrative Agent, any Issuing Bank, the Swing Line Bank or any other Bank any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within three Business Days of the date when due, (b) has notified the Company, the Administrative Agent or any Bank that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements generally in which it commits to extend credit (unless such writing or public statement relates to such Bank’s obligation to fund a Loan hereunder and states that such position is based on such Bank’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after request by the Administrative Agent, to confirm in writing to the Administrative Agent that it will comply with its funding obligations (provided that such Bank shall cease to be a Defaulting Bank pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment, or (iv) become the subject of a Bail-In Action; provided that a Bank shall not be a Defaulting Bank solely by virtue of the ownership or acquisition of any equity interest in that Bank or any direct or indirect parent company thereof by a governmental agency so long as such ownership interest does not result in or provide such Bank with immunity from the jurisdiction of courts within the United States or from enforcement of judgments or writs of attachment on its assets or permit such Bank (or governmental agency) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Bank. Any determination by the Administrative Agent that a Bank is a Defaulting Bank under clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Bank shall be deemed to be a Defaulting Bank (subject to §2.17) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Company, each Issuing Bank, the Swing Line Bank and each Bank promptly following such determination.

“Default Rate”. (a) When used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate for Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Loan denominated in Canadian Dollars, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2% per annum.

“Defaults”. See §12.1.

“Designated Jurisdiction”. Any country, region or territory to the extent that such country, region or territory itself is, or whose government is, the subject of any Sanction.

“Disclosure Documents”. The Company’s financial statements referred to in §6.4 and filings made by the Company or the Guarantor with the Securities and Exchange Commission that were publicly available prior to the Effective Date.

“Disposal” or “Disposed”. See “Release”.

“Dividing Person”. See “Division”.

“Division”. The division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Dollars” or “US$” or “$” or “U.S. Dollars”. The lawful currency of the United States of America.

“Drawdown Date”. The date on which any Loan is made or is to be made, or any amount is paid by an Issuing Bank under a Letter of Credit.

“EBIT”. See definition of Consolidated Earnings Before Interest and Taxes.

“EBITDA”. See definition of Consolidated Earnings Before Interest, Taxes, Depreciation and Amortization.

“EEA Financial Institution”. (a) Any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country”. Any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority”. Any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date”. The date on which the conditions precedent set forth in §10.1 hereof are satisfied.

“Elevated Leverage Ratio Period”. See §9.

“Electronic Copy”. See §34.

“Electronic Record” and “Electronic Signature”. The meanings assigned to such terms, respectively, by 15 USC §7006, as it may be amended from time to time.

“Employee Benefit Plan”. Any employee benefit plan within the meaning of §3(3) of ERISA maintained or contributed to by the Company, any of its Subsidiaries, or any ERISA Affiliate, other than a Multiemployer Plan.

“Environmental Laws”. See §6.15(a).

“EPA”. See §6.15(b).

“ERISA”. The Employee Retirement Income Security Act of 1974, as amended and in effect from time to time, and the rules and regulations promulgated thereunder.

“ERISA Affiliate”. Any Person which is treated as a single employer, member of a controlled group, or under common control with the Company or any of its Subsidiaries under §412, §414 or §430 of the Code.

“ERISA Reportable Event”. A reportable event within the meaning of §4043 of ERISA and the regulations promulgated thereunder with respect to a Guaranteed Pension Plan irrespective of whether or not the requirement of notice has been waived.

“ESG”. See §2.19(a).

“ESG Amendment”. See §2.19(a).

“EU Bail-In Legislation Schedule”. The EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Events of Default”. See §12.1.

“Excluded Taxes”. Any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Bank, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Bank, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Bank with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Bank acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Company under §2.18) or (ii) such Bank changes its Lending Office, except in each case to the extent that, pursuant to §3.1.1(b) or §3.1.3, amounts with respect to such Taxes were payable either to such Bank’s assignor immediately before such Bank became a party hereto or to such Bank immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with §3.1.5 and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.

“Existing Credit Agreement”. See Recital A in the Preamble.

“Existing Letters of Credit”. Those Letters of Credit that were issued under the Existing Credit Agreement, and in each case which are outstanding as of the date hereof, and which are identified in Schedule 2.6.1(f) hereof.

“Existing Maturity Date”. See §2.15.1.

“Extending Bank”. See §2.15.5.

“Facility Fee”. See §2.2.1.

“FASB ASC”. The Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA”. §§1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to §1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities entered into in connection with the implementation of the foregoing.

“FCPA”. United States Foreign Corrupt Practices Act of 1977.

“Federal Funds Rate”. For any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Financial Affiliate”. A subsidiary of the bank holding company controlling any Bank, which subsidiary is engaging in any of the activities permitted by §4(e) of the Bank Holding Company Act of 1956 (12 U.S.C. §1843).

“Foreign Bank”. With respect to any Borrower, (a) if such Borrower is a U.S. Person, a Bank that is not a U.S. Person, and (b) if such Borrower is not a U.S. Person, a Bank that is resident or organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes. For purposes of this definition, the United States, each state thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Fronting Exposure”. At any time there is a Defaulting Bank, (a) with respect to any Issuing Bank, such Defaulting Bank’s Commitment Percentage of the Outstanding Amount of all outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Bank’s participation obligation has been reallocated to other Banks or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Bank, such Defaulting Bank’s Commitment Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Bank’s participation obligation has been reallocated to other Banks in accordance with the terms hereof.

“Fronting Fee” See §2.6.6.

“Generally accepted accounting principles” or “GAAP”. When used in this Agreement, whether directly or indirectly through reference to a capitalized term used therein, means principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors as in effect from time to time, except as otherwise specifically prescribed herein. If any “Accounting Change” (as defined below) occurs subsequent to the Effective Date, such change results in a material change in the method of calculation of financial covenants, standards or terms in this Agreement or any other Loan Document and any of the Company, the Administrative Agent or the Majority Banks shall so request, then (A) the Company, the Banks and the Administrative Agent agree to enter into negotiations in good faith in order to amend such provisions of this Agreement or such other Loan Document so as to reflect equitably such Accounting Changes with the desired result that the criteria for evaluating the Borrowers’ financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made (subject to the approval of the Majority Banks), and (B) until such time as such an amendment shall have been executed and delivered by each Borrower, the Administrative Agent and the Majority Banks, (i) the financial covenants, standards and terms in this Agreement and the other Loan Documents impacted by such material change shall continue to be calculated or construed as if such Accounting Changes had not occurred and (ii) the Company shall provide to the Administrative Agent and the Banks a reconciliation between the calculation of such impacted covenants, standards and terms before and after giving effect to such Accounting Changes. “Accounting Changes” refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the Securities and Exchange Commission. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, “Indebtedness” of the Company and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

“Governmental Authority”. The government of the United States, Canada or any other nation, or of any political subdivision thereof, whether state, provincial, territorial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guaranteed Obligations”. See §28.1.

“Guaranteed Pension Plan”. Any employee pension benefit plan within the meaning of §3(2) of ERISA maintained or contributed to by the Company, its Subsidiaries or any ERISA Affiliate (or pursuant to which any such Person accrued an obligation to make contributions at any time during the preceding five plan years) the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

“Guarantor”. See Preamble.

“Guaranty”. Any obligation, contingent or otherwise, of a Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guaranty shall not include endorsements for collection or deposit in the ordinary course of business.

“Hazardous Substances”. See §6.15(b).

“Increase Effective Date.” See §2.3.2.

“Indebtedness”. Collectively, without duplication, whether classified as indebtedness, an investment or otherwise on the obligor’s balance sheet, (a) all indebtedness for borrowed money, (b) all obligations for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business which either (i) are not overdue by more than ninety (90) days, or (ii) are being disputed in good faith and for which adequate reserves have been established in accordance with GAAP), (c) all obligations evidenced by notes, bonds, debentures or other similar debt instruments, (d) all obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations, liabilities and indebtedness under Capitalized Leases, (f) all obligations, liabilities or indebtedness arising from the making of a drawing under surety, performance bonds, or any other bonding arrangement, (g) Guaranties with respect to all Indebtedness of others referred to in clauses (a) through (f) above, and (h) all Indebtedness of others referred to in clauses (a) through (f) above secured or supported by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured or supported by) any Lien on the property or assets of the Company or any Subsidiary, even though the owner of the property has not assumed or become liable, contractually or otherwise, for the payment of such Indebtedness; provided that if any uncollected purchase price with respect to any Permitted Receivables Transaction remains outstanding and such transaction is accounted for as a sale of accounts receivable under generally accepted accounting principles, Indebtedness shall also include the additional Indebtedness, determined on a consolidated basis, which would have been outstanding had such uncollected purchase price with respect to any Permitted Receivables Transaction been accounted for as a borrowing unless any such sales are non-recourse to the Company or any Subsidiary (other than a Receivables Subsidiary) or if such sales only contain customary recourse exceptions not pertaining to credit risk.

“Indemnified Taxes”. (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Interest Payment Date”. (a) As to any Alternative Currency Term Rate Loan or Term SOFR Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date, and (b) as to any Base Rate Loan, Canadian Prime Rate Loan or SOFR Daily Floating Rate Loan, the first Business Day of each calendar quarter and the Maturity Date.

“Interest Period”. As to each Alternative Currency Term Rate Loan or Term SOFR Loan, the period commencing on the date such Alternative Currency Term Rate Loan or Term SOFR Loan is disbursed or converted to or continued as an Alternative Currency Term Rate Loan or a Term SOFR Loan, as applicable, and ending on the date one or three months thereafter for Alternative Currency Term Rate Loans and Term SOFR Loans, in each case, as selected by the applicable Borrower in its Committed Loan Notice (in the case of each requested Interest Period, subject to availability); provided that:

(i)            any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of an Alternative Currency Term Rate Loan or a Term SOFR Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii)           any Interest Period pertaining to an Alternative Currency Term Rate Loan or a Term SOFR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii)          no Interest Period shall extend beyond the Maturity Date.

“Interim Balance Sheet Date”. March 31, 2022.

“ISP”. The International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the time of issuance).

“Issuing Banks”. (i) The Banks listed on Schedule 2.6.1 hereto, and (ii) any other Bank that agrees (in its sole discretion) to act as Issuing Bank pursuant to an instrument in writing in form and substance satisfactory to such Bank, the Company and the Administrative Agent and signed by them (which instrument shall set forth the maximum aggregate face amount of all Letters of Credit to be issued by such Issuing Bank and shall, as to such maximum amount, automatically be deemed to supplement Schedule 2.6.1 hereto); provided, that in the case of any Existing Letter of Credit that was issued through a Bank Affiliate of an Issuing Bank, such Letter of Credit shall be deemed for purposes of §2.6 to have been issued by such Issuing Bank and the provisions of §2.6 shall apply.

“Judgment Currency”. See §37

“KPI’s” See §2.19(a).

“L/C Borrowing”. An extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing.

“L/C Credit Extension”. With respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Obligations”. As at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with §1.5. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lead Arrangers”. BofA Securities, Inc., JPMorgan Chase Bank, N.A., Barclays Bank PLC, Mizuho Bank, Ltd. and The Bank of Nova Scotia, as Lead Arrangers and Joint Bookrunners in connection with the credit facility provided herein.

“Lending Office”. As to any Bank, the office or offices of such Bank described as such in such Bank’s Administrative Questionnaire, or such other office or offices as a Bank may from time to time notify the Company and the Administrative Agent which office may include any affiliate of such Bank or any domestic or foreign branch of such Bank or such affiliate. Unless the context otherwise requires each reference to a Bank shall include its applicable Lending Office.

“Letter of Credit Application”. Any letter of credit applications in such form or forms as may be agreed upon by the Company and the relevant Issuing Bank from time to time with respect to each Letter of Credit issued or deemed issued hereunder, as such Letter of Credit Applications may be amended, varied or supplemented from time to time; provided, however, in the event of any conflict or inconsistency between the terms of any Letter of Credit Application and this Agreement, the terms of this Agreement shall control.

“Letter of Credit Fee”. See §2.6.6.

“Letter of Credit Participation”. See §2.6.1(c).

“Letter of Credit Request”. See §2.6.1(a).

“Letters of Credit”. Letters of credit issued or to be issued by an Issuing Bank under §2.6 hereof for the account of the Company or any of its Subsidiaries (including without limitation any Canadian Dollar Letters of Credit), and the Existing Letters of Credit.

“Leverage Ratio”. See §9.

“Lien”. With respect to any asset, (a) any mortgage, deed of trust, lien (statutory or otherwise), pledge, hypothecation, encumbrance, charge, security interest, hypothec, assignment, deposit arrangement or other restriction in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, Capital Lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Documents”. This Agreement, the Letter of Credit Applications, the Letters of Credit, each Note and any documents, instruments or agreements executed in connection with any of the foregoing, each as amended, modified, supplemented, or replaced from time to time.

“Loan Parties”. Collectively, the Company, each Canadian Borrower and the Guarantor.

“Loans”. Collectively, the Committed Loans and the Swing Line Loans.

“Majority Banks”. At any date, Banks the aggregate amount of whose Commitments is greater than fifty percent (50%) of the Total Commitment; provided that in the event that the Total Commitment has been terminated, the Majority Banks shall be Banks holding greater than fifty percent (50%) of the aggregate outstanding principal amount of the Obligations on such date; provided that (a) the Commitment of, and the portion of the outstanding principal amount of the Obligations held or deemed held by, any Defaulting Bank shall be excluded for purposes of making a determination of Majority Banks and (b) the amount of any risk participation in any Swing Line Loan or Letter of Credit Participation that such Defaulting Bank has failed to fund that has not been reallocated to and funded by another Bank shall be deemed to be held by the Bank that is the Swing Line Bank or applicable Issuing Bank, as the case may be, in making such determination.

“Material Adverse Effect”. A material adverse effect on (a) the business, assets, operations, or financial condition of the Company and its Subsidiaries taken as a whole, (b) the ability of any Borrower or the Guarantor to perform any of its obligations under any Loan Document to which it is a party, or (c) the rights of, or remedies or benefits available to, the Administrative Agent or any Bank under any Loan Document.

“Maturity Date”. May 27, 2027.

“Maximum Drawing Amount”. At any time, the maximum aggregate amount from time to time that the beneficiaries may draw under outstanding Letters of Credit (using, in the case of Canadian Dollar Letters of Credit, the U.S. Dollar Equivalent of the aggregate undrawn face amount thereof on the relevant date) (plus, for purposes of computing amounts outstanding including under §§2.1, 2.2.1, 2.3.1(a), 2.4, 2.6.2, 2.8 and 12.1, but without duplication, unpaid Reimbursement Obligations, if any). Unless otherwise specified herein, the outstanding amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, that with respect to any Letter of Credit that, by its terms or the terms of any document or agreement related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Minimum Collateral Amount”. At any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during the existence of a Defaulting Bank, an amount equal to 102% of the Fronting Exposure of the applicable Issuing Bank with respect to Letters of Credit issued and outstanding at such time, (b) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of §2.16.1, an amount equal to 102% of the Outstanding Amount of all L/C Obligations, and (c) otherwise, an amount determined by the Administrative Agent and the applicable Issuing Bank in their sole discretion.

“Moody’s”. Moody’s Investors Service, Inc.

“Multiemployer Plan”. Any multiemployer plan within the meaning of §3(37) of ERISA maintained or contributed to by the Company, any of its Subsidiaries, or any ERISA Affiliate (or pursuant to which any such Person accrued an obligation to make contributions at any time during the preceding five plan years).

“Non-Consenting Bank” means any Bank that does not approve any consent, waiver or amendment that (i) requires the approval of all Banks or all affected Banks in accordance with the terms of §24 and (ii) has been approved by the Majority Banks

“Non-Defaulting Bank”. At any time, each Bank that is not a Defaulting Bank at such time.

“Non-Extending Bank”. See §2.15.2.

“Note”. Any promissory note issued according to §2.11.1.

“Notice Date”. See §2.15.1.

“Obligations”. All indebtedness, obligations and liabilities of any Borrower to any of the Banks and the Administrative Agent arising or incurred under this Agreement or any of the other Loan Documents or in respect of any of the Loans made or Reimbursement Obligations incurred or the Letters of Credit, or any other instrument at any time evidencing any thereof, individually or collectively, existing on the date of this Agreement or arising thereafter, whether direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise.

“OFAC”. The Office of Foreign Assets Control of the United States Department of the Treasury.

“Other Connection Taxes”. With respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes”. All present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to §3.6).

“Outstanding Amount”. (a) With respect to Committed Loans on any date, the U.S. Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Committed Loans occurring on such date; (b) with respect to Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Swing Line Loans occurring on such date; and (c) with respect to any L/C Obligations on any date, the U.S. Dollar Equivalent amount of the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrowers of Unreimbursed Amounts.

“Overnight Rate”. For any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent, the applicable Issuing Bank, or the Swing Line Bank, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in Canadian Dollars, an overnight rate determined by the Administrative Agent or the applicable Issuing Bank, as the case may be, in accordance with banking industry rules on interbank compensation.

“PBGC”. The Pension Benefit Guaranty Corporation created by §4002 of ERISA and any successor entity or entities having similar responsibilities.

“Permitted Liens”. Any of the following Liens:

(a)            Liens for taxes not yet due or that are being contested in compliance with §7.8;

(b)           carriers’, warehousemen’s, maritime, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business that are being contested in good faith by appropriate proceedings and for which adequate reserves with respect thereto have been set aside as required by GAAP;

(c)            pledges and deposits made in the ordinary course of business in compliance with workmen’s compensation, unemployment insurance and other social security laws or regulations;

(d)           Liens to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Leases), statutory obligations, surety and appeal bonds, suretyship, performance and landfill closure bonds and other obligations of a like nature incurred in the ordinary course of business;

(e)            zoning restrictions, easements, rights-of-way, restrictions on use of property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;

(f)            the Liens on Schedule 1.1 hereto securing the obligations listed on such Schedule and any replacement Lien securing any renewal, extension or refunding of such obligations; provided, that (i) the aggregate principal amount of obligations secured by any renewal, extension or refunding Lien permitted by this clause (f) shall not exceed the aggregate outstanding principal amount of the obligations secured by the Lien being replaced at the time of such renewal, extension or refunding (plus transaction costs, including premiums and fees, related thereto), and (ii) each replacement Lien shall be limited to substantially the same property that secured the Lien so replaced;

(g)           legal or equitable encumbrances deemed to exist by reason of the existence of any litigation or other legal proceeding or arising out of a judgment or award with respect to which an appeal is being prosecuted in good faith by appropriate action and with respect to which adequate reserves are being maintained and, in the case of judgment liens, execution thereon is stayed;

(h)            rights reserved or vested in any municipality or governmental, statutory or public authority to control or regulate any property of the Company or any Subsidiary, or to use such property in a manner that does not materially impair the use of such property for the purposes for which it is held by the Company or such Subsidiary;

(i)             any obligations or duties affecting the property of the Company or any of its Subsidiaries to any municipality, governmental, statutory or public authority with respect to any franchise, grant, license or permit;

(j)             Liens filed in connection with sales of receivables by any of the Subsidiaries (other than the Guarantor) to a wholly-owned special purpose financing Subsidiary for purposes of perfecting such sales, provided that no third party has any rights with respect to such Liens or any assets subject thereto;

(k)            any interest or title of a lessor under any sale lease-back transaction entered into by the Company or any Subsidiary conveying only the assets so leased back to the extent the related Indebtedness is permitted under §8.1 hereof;

(l)             Liens created or deemed to be created under Permitted Receivables Transactions at any time provided such Liens do not extend to any property or assets other than the trade receivables sold pursuant to such Permitted Receivables Transactions, interests in the goods or products (including returned goods and products), if any, relating to the sales giving rise to such trade receivables; any security interests or other Liens and property subject thereto (other than on any leases or related lease payment rights or receivables between the Company and any of its Subsidiaries, as lessors or sublessors) from time to time purporting to secure the payment by the obligors of such trade receivables (together with any financing statements authorized by such obligors describing the collateral securing such trade receivables) pursuant to such Permitted Receivables Transactions; and

(m)           Liens securing other Indebtedness, provided that the aggregate amount of all liabilities, including any Indebtedness, of the Company and its Subsidiaries secured by all Liens permitted in subsections (k), (1) and (m), when added (without duplication) to the aggregate outstanding amount of Indebtedness of the Subsidiaries of the Company permitted under §8.1(b) and Indebtedness with respect to Permitted Receivables Transactions, shall not exceed 15% of Consolidated Tangible Assets at any time.

“Permitted Receivables Transaction”. Any sale or sales of, and/or securitization of, any accounts receivable of the Company and/or any of its Subsidiaries (the “Receivables”) pursuant to which (a) the Company and its Subsidiaries realize aggregate net proceeds of not more than $750,000,000 at any one time outstanding, including, without limitation, any revolving purchase(s) of Receivables where the maximum aggregate uncollected purchase price (exclusive of any deferred purchase price) for such Receivables at any time outstanding does not exceed $750,000,000, and (b) which Receivables shall not be discounted more than 25%.

“Person”. Any individual, corporation, partnership, joint venture, limited liability company, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

“Plan”. Any employee benefit plan within the meaning of Section 3(3) of ERISA (including a pension plan), maintained for employees of the Company or any ERISA Affiliate or any such Plan to which the Company or any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Pricing Table”:

Level	Senior Public Debt Rating	Applicable Facility Fee Rate	Applicable Letter of Credit Fee Rate	Applicable Base Rate/Canadian Prime Rate	Applicable Term SOFR Rate/SOFR Daily Floating Rate/Alternative Currency Term Rate
1	Greater than or equal to A+ by Standard & Poor’s or greater than or equal to A1 by Moody’s	0.040% per annum	0.585% per annum	0.000% per annum	0.585% per annum
2	A by Standard & Poor’s or A2 by Moody’s	0.055% per annum	0.695% per annum	0.000% per annum	0.695% per annum
3	A- by Standard & Poor’s or A3 by Moody’s	0.070% per annum	0.805% per annum	0.000% per annum	0.805% per annum
4	BBB+ by Standard & Poor’s or Baa1 by Moody’s	0.080% per annum	0.920% per annum	0.000% per annum	0.920% per annum
5	Less than or equal to BBB by Standard & Poor’s or less than or equal to Baa2 by Moody’s	0.100% per annum	1.025% per annum	0.025% per annum	1.025% per annum

The applicable rates charged for any day shall be determined by the higher Senior Public Debt Rating in effect as of that day, provided that if the higher Senior Public Debt Rating is more than one level higher than the lower Senior Public Debt Rating, the applicable rate shall be set at one level below the higher Senior Public Debt Rating. If the Company does not have any Senior Public Debt Rating, Pricing Level 5 shall apply. For purposes of each of the rates set forth in the table above such rates shall be the applicable rate per annum determined as of the day of receipt by the Administrative Agent from the Company of evidence satisfactory to the Administrative Agent of the then-applicable Senior Public Debt Rating. Initially, the Pricing Level as of the Effective Date shall be Pricing Level 3. Thereafter, each change in the Pricing Level resulting from a publicly announced change in the Senior Public Debt Rating shall be effective during the period commencing on the date of delivery by the Company to the Administrative Agent of notice thereof pursuant to §7.4 (or, if earlier, on the date that the Administrative Agent becomes aware of such public announcement) and ending on the date immediately preceding the effective date of the next such change.

“PTE”. A prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender”. See §22(c).

“RCRA”. See §6.15(a).

“Real Property”. All real property heretofore, now, or hereafter owned, operated, or leased by a Borrower or any of its Subsidiaries.

“Receivables Subsidiary”. Any special purpose, bankruptcy-remote Subsidiary of the Company that purchases, on a revolving basis, receivables generated by the Company or any of its Subsidiaries pursuant to a Permitted Receivables Transaction.

“Recipient”. The Administrative Agent, any Bank, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.

“Reimbursement Obligation”. The applicable Borrower’s obligation to reimburse the applicable Issuing Bank and the Banks on account of any drawing under any Letter of Credit, all as provided in §2.6.2.

“Release”. Shall have the meaning specified in CERCLA and the term “Disposal” (or “Disposed”) shall have the meaning specified in the RCRA and regulations promulgated thereunder; provided, that in the event either CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply as of the effective date of such amendment and provided further, to the extent that the laws of Canada or a state, province, territory or other political subdivision thereof wherein the property lies establish a meaning for “Release” or “Disposal” which is broader than specified in either CERCLA, or RCRA, such broader meaning shall apply to the Company’s or any of its Subsidiaries’ activities in that state, province, territory or political subdivision.

“Relevant Rate”. With respect to any Credit Extension denominated in (a) Dollars, Term SOFR or, with respect to Swing Line Loans, SOFR Daily Floating Rate, or (b) Canadian Dollars, the CDOR Rate, as applicable.

“Replacement Bank”. See §2.18.

“Replacement Notice.” See §2.18.

“Rescindable Amount”. See §2.12.2.

“Resolution Authority”. An EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Revaluation Date”. With respect to (a) any Letter of Credit issued in Canadian Dollars, each of the following: (i) each date of the issuance, amendment and/or extension of such Letter of Credit in Canadian Dollars, (ii) each date of any payment by the applicable Issuing Bank thereunder, and (iii) such additional dates as the Administrative Agent or the applicable Issuing Bank shall determine or the Majority Banks shall require, and (b) any Loan, each of the following: (i) each date of a Borrowing of an Alternative Currency Term Rate Loan, (ii) each date of a continuation of an Alternative Currency Term Rate Loan pursuant to §2.4, and (iii) such additional dates as the Administrative Agent shall determine or the Majority Banks shall require.

“Revolving Credit Exposure”. As to any Bank at any time, the aggregate Outstanding Amount at such time of its Loans and the aggregate Outstanding Amount of such Bank’s participation in L/C Obligations and Swing Line Loans at such time.

“Same Day Funds”. (a) With respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in Canadian Dollars, same day or other funds as may be determined by the Administrative Agent or applicable Issuing Bank, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in Canadian Dollars.

“Sanction(s)”. Any economic or trade sanctions administered or enforced by the United States Government (including without limitation, OFAC and the U.S. Department of State), the Canadian Government, the United Nations Security Council, the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority.

“Scheduled Unavailability Date”. See §3.3(c).

“Senior Public Debt Rating”. The ratings of the Company’s public unsecured long-term senior debt, without third party credit enhancement, issued by Moody’s or Standard & Poor’s.

“Significant Subsidiary”. At any time, a Subsidiary that at such time meets the definition of “significant subsidiary” contained in Regulation S-X of the Securities and Exchange Commission as in effect on the date hereof, but as if each reference in said definition to the figure “10 percent” were a reference to the figure “5 percent”. References in this Agreement to a “Significant Subsidiary” refer to a Significant Subsidiary of the Company, unless the context in which such term is used clearly requires otherwise.

“SOFR”. The Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator).

“SOFR Adjustment”. 0.10% (10.0 basis points).

“SOFR Administrator”. The Federal Reserve Bank of New York, as the administrator of SOFR, or any successor administrator of SOFR designated by the Federal Reserve Bank of New York or other Person acting as the SOFR Administrator at such time.

“SOFR Daily Floating Rate”. For any interest calculation with respect to a SOFR Daily Floating Rate Loan on any date, a fluctuating rate of interest, which can change on each Business Day, equal to the Term SOFR Screen Rate, two (2) U.S. Government Securities Business Days prior to such day, with a term equivalent to one (1) month beginning on that date; provided, that if the rate is not published prior to 11:00 a.m. on such determination date then then SOFR Daily Floating Rate means the Term SOFR Screen Rate on the first (1st) U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment; provided that if the SOFR Daily Floating Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“SOFR Daily Floating Rate Loan”. A Loan that bears interest at a rate based on the SOFR Daily Floating Rate.

“SOFR Loan”. A Term SOFR Loan or a SOFR Daily Floating Rate Loan, individually or collectively as the context may require.

“Standard & Poor’s”. Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc., and any successor thereto.

“Subsidiary”. As to any Person, any corporation, association, trust, or other business entity of which such Person shall at any time own, directly or indirectly, at least a majority of the outstanding capital stock or other interest entitled to vote generally and whose financial results are required to be consolidated with the financial results of the designated parent in accordance with GAAP. Unless otherwise specified herein or the context otherwise requires, any reference herein to a Subsidiary shall be deemed to refer to a Subsidiary of the Company.

“Successor Rate”. See §3.3(b).

“Sustainability Coordinator”. One or more Banks selected by the Company (to the extent such Bank has agreed in writing to act in such capacity), in its capacity as the sustainability coordinator hereunder.

“Swap Contracts”. All obligations in respect of interest rate, currency or commodity exchange, forward, swap, or futures contracts or similar transactions or arrangements entered into to protect or hedge any Borrower and its Subsidiaries against interest rate, exchange rate or commodity price risks or exposure, or to lower or diversify their funding costs.

“Swing Line Bank”. Bank of America.

“Swing Line Loan”. See §2.5.

“Swing Line Loan Request”. A notice of a Swing Line Borrowing pursuant to §2.5.2, which shall be substantially in the form of Exhibit B, or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent).

“Swing Line Sublimit”. An amount equal to the lesser of (a) $100,000,000 and (b) the Total Commitments. The Swing Line Sublimit is part of, and not in addition to, the Total Commitments.

“Taxes”. All present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Terminated Plans”. The Waste Management, Inc. Pension Plan and The Waste Management of Alameda County, Inc. Retirement Plan.

“Term SOFR” means:

(a)            for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment; and

(b)           for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate with a term of one month commencing that day;

provided that if Term SOFR determined in accordance with either of the foregoing provisions (a) or (b) of this definition would otherwise be less than zero, Term SOFR shall be deemed zero for purposes of this Agreement.

“Term SOFR Loan”. A Loan that bears interest at a rate based on clause (a) of the definition of Term SOFR.

“Term SOFR Screen Rate”. The forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).

“Total Commitment”. The Commitments of all the Banks. Initially $3,500,000,000, as such amount may be increased or reduced in accordance with the terms hereof, or, if such Total Commitment has been terminated pursuant to §2.3.1 or §12.2 hereof, zero.

“Total Debt”. The sum, without duplication, of all (a) Indebtedness of the Company and its Subsidiaries on a consolidated basis under subsections (a) through (h) of the definition of “Indebtedness” (provided, however, that Indebtedness with respect to Permitted Receivables Transactions shall not be included in such calculation), plus (b) non-contingent reimbursement obligations of the Company and its Subsidiaries with respect to drawings under any letters of credit.

“Total Outstandings”. The aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Type”. When used in reference to any Loan, refers to whether the rate of interest on such Loan is determined by reference to Term SOFR, Alternative Currency Term Rate, the Base Rate, the SOFR Daily Floating Rate or the Canadian Prime Rate.

“UK Financial Institution”. Any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority”. The Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unreimbursed Amount”. The amount of any unreimbursed drawing under a Letter of Credit (expressed in Dollars in the amount of the U.S. Dollar Equivalent thereof in the case of a Letter of Credit denominated in Canadian Dollars).

“U.S. Dollar Equivalent”. For any amount, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, and (b) if such amount is expressed in Canadian Dollars, the equivalent of such amount in Dollars determined by using the rate of exchange for the purchase of Dollars with Canadian Dollars last provided (either by publication or otherwise provided to the Administrative Agent or the applicable Issuing Bank, as applicable) by the applicable Bloomberg source (or such other publicly available source for displaying exchange rates) on date that is two (2) Business Days immediately preceding the date of determination (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in Dollars as determined by the Administrative Agent or the applicable Issuing Bank, as applicable using any method of determination it deems appropriate in its sole discretion). Any determination by the Administrative Agent or the applicable Issuing Bank pursuant to clause (b) above shall be conclusive absent manifest error.

“U.S. Government Securities Business Day”. Any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.

“U.S. Person”. Any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“USA PATRIOT Act”. The USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“U.S. Tax Compliance Certificate”. See §3.1.5(b)(ii).

“Write-Down and Conversion Powers”. (a) With respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

§1.2.      Rules of Interpretation.

(a)            Unless otherwise noted, a reference to any document or agreement (including this Agreement) shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

(b)           The singular includes the plural and the plural includes the singular.

(c)            A reference to any law includes any amendment or modification to such law.

(d)           A reference to any Person includes its permitted successors and permitted assigns.

(e)            Accounting terms capitalized but not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

(f)            The words “include”, “includes” and “including” are not limiting.

(g)           All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in the State of New York, have the meanings assigned to them therein.

(h)           Reference to a particular “§” refers to that section of this Agreement unless otherwise indicated.

(i)             The words “herein”, “hereof”, “hereunder” and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

(j)             Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

§1.3.    Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Committed Loan”) or by Type (e.g., a “Term SOFR Loan”) or by Class and Type (e.g., a “Term SOFR Committed Loan”).

§1.4.    Exchange Rates; Currency Equivalents. §1.4.1 The Administrative Agent or the applicable Issuing Bank, as applicable, shall determine the U.S. Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in Canadian Dollars. Such U.S. Dollar Equivalent shall become effective as of such Revaluation Date and shall be the U.S. Dollar Equivalent of such amounts until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such U.S. Dollar Equivalent amount as so determined by the Administrative Agent or the applicable Issuing Bank, as applicable.

§1.4.2            Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of an Alternative Currency Term Rate Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Alternative Currency Term Rate Loan or Letter of Credit is denominated in Canadian Dollars, such amount shall be the equivalent Canadian Dollar amount (rounded to the nearest unit of Canadian Dollars, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the applicable Issuing Bank, as the case may be.

§1.5.    Letter of Credit Amounts; Times of Day. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the U.S. Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any issuer document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the U.S. Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

§1.6.    Interest Rates. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to any Borrower.  The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to any Borrower, any Bank or any other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service.

§2.      THE LOAN FACILITIES.

§2.1.    Committed Loans. Subject to the terms and conditions set forth herein, each Bank severally agrees to make loans (each such loan, a “Committed Loan”) to the Borrowers in Dollars or Canadian Dollars from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Bank’s Commitment; provided, however, that after giving effect to any Borrowing, (i) the Total Outstandings shall not exceed the Total Commitments, (ii) the Revolving Credit Exposure of any Bank shall not exceed such Bank’s Commitment, and (iii) the aggregate Outstanding Amount of all Loans made in Canadian Dollars shall not exceed the Canadian Dollar Sublimit. Within the limits of each Bank’s Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this §2.1, prepay under §2.7, and re-borrow under this §2.1. Committed Loans in U.S. Dollars may be Base Rate Loans or Term SOFR Loans and Committed Loans in Canadian Dollars may be Canadian Prime Rate Loans or Alternative Currency Term Rate Loans, as further provided herein.

§2.2.    Fees. In addition to certain fees described herein:

§2.2.1            Facility Fee. The Company shall pay to the Administrative Agent for the account of each Bank in accordance with its Commitment Percentage, a facility fee (the “Facility Fee”) in Dollars equal to the Applicable Rate times the actual daily amount of the Total Commitments (or, if the Total Commitments have terminated, on the Outstanding Amount of all Committed Loans, Swing Line Loans and L/C Obligations), regardless of usage, subject to adjustment as provided in §2.17. The Facility Fee shall accrue at all times during the Availability Period (and thereafter so long as any Committed Loans, Swing Line Loans or L/C Obligations remain outstanding), including at any time during which one or more of the conditions in §§10 or 11 is not met, and shall be due and payable quarterly in arrears on the first Business Day of each calendar quarter for the immediately preceding calendar quarter commencing with the first such date to occur after the Effective Date, and on the last day of the Availability Period (and, if applicable, thereafter on demand). The Facility Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

§2.2.2            Other Fees. The Company shall pay to (a) the Lead Arrangers and the Administrative Agent for their own respective accounts, in Dollars, fees in the amounts and at the times specified in the fee letters between the Company and the Lead Arrangers and (b) the Banks, in Dollars, such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

§2.3.    Reduction and Increase of Total Commitment.

§2.3.1            Reduction of Total Commitment.

(a)            The Company shall have the right at any time and from time to time upon three (3) Business Days’ prior written notice to the Administrative Agent to reduce by $25,000,000 or a greater amount, or terminate entirely, the Total Commitment, whereupon each Bank’s Commitment shall be reduced pro rata in accordance with such Bank’s Commitment Percentage of the amount specified in such notice or, as the case may be, terminated; provided that at no time may the Total Commitment be reduced to an amount less than the sum of (A) the Maximum Drawing Amount of all Letters of Credit (other than the amount of cash collateral or other credit support satisfactory to the Administrative Agent and each applicable Issuing Bank that the Borrowers have provided to secure Reimbursement Obligations prior to or concurrently with such termination which would exceed the Total Commitment), and (B) all Loans then outstanding.

(b)            No reduction or termination of the Total Commitment once made may be revoked; the portion of the Total Commitment reduced or terminated may not be reinstated; and amounts in respect of such reduced or terminated portion may not be re-borrowed. If, after giving effect to any reduction of the Total Commitment, the Canadian Letter of Credit Sublimit, or the Swing Line Sublimit exceeds the amount of the Total Commitment, such Sublimit shall be automatically reduced by the amount of such excess.

(c)            The Administrative Agent will notify the Banks promptly after receiving any notice delivered by the Borrower pursuant to this §2.3.1 and will distribute to each Bank a revised Schedule 1 to this Agreement.

§2.3.2            Increase of Total Commitment. Unless a Default or Event of Default has occurred and is continuing, the Company may request, subject to the approval of the Administrative Agent, that the Total Commitment be increased, provided that such increase shall not, except with the consent of the Majority Banks, in any event exceed $1,000,000,000 plus the amount, if any, by which the Total Commitment has been reduced as a result of the termination of the Commitments of any Bank pursuant to §2.18 hereunder; provided, however, that (a) any Bank which is a party to this Agreement prior to such increase shall have the first option, and may elect, to fund its pro rata share of the increase, thereby increasing its Commitment hereunder, but no Bank shall have any obligation to do so, (b) in the event that it becomes necessary to include a new Bank to provide additional funding under this §2.3.2, such new Bank must be reasonably acceptable to the Administrative Agent, the Issuing Banks and the Company and shall become a Bank pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel, and (c) the Banks’ Commitment Percentages shall be correspondingly adjusted, as necessary, to reflect any increase in the Total Commitment and Schedule 1 shall be amended to reflect such adjustments. At the time of requesting any such increase, the Company (in consultation with the Administrative Agent) shall specify the time period within which each Bank is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such request to the Banks unless otherwise approved by the Administrative Agent). Each Bank shall notify the Administrative Agent within such time period whether or not it agrees to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its Commitment Percentage of such requested increase. Any Bank not responding within such time period shall be deemed to have declined to increase its Commitment. If the Total Commitment is increased in accordance with this Section, the Administrative Agent and the Company shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase. The Administrative Agent shall promptly notify the Company and the Banks of the final allocation of such increase and the Increase Effective Date. Any such increase in the Total Commitment shall require, among other things, the satisfaction of such conditions precedent as the Administrative Agent may reasonably require, including, without limitation, the Administrative Agent’s receipt of evidence of applicable corporate authorization and other corporate documentation from the Borrowers and the Guarantor and the legal opinion of counsel to the Borrowers and the Guarantor, each in form and substance satisfactory to the Administrative Agent and such Banks as are participating in such increase. The Borrowers shall prepay that portion of any Committed Loans outstanding on the effective date of any such increase to the extent necessary to keep the outstanding Committed Loans ratable with any revised Commitment Percentages arising from any non-ratable increase in the Total Commitments under this Section. This Section shall supersede any provisions in §2.12 or §15.9 to the contrary.

§2.4.    Borrowings, Conversions and Continuations of Committed Loans.

§2.4.1            Each Borrowing, each conversion of Committed Loans from one Type to the other, and each continuation of Term SOFR Loans or Alternative Currency Term Rate Loans shall be made upon the Company’s irrevocable notice to the Administrative Agent, which may be given by (A) telephone or (B) a Committed Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Committed Loan Notice. Each such Committed Loan Notice must be received by the Administrative Agent not later than (x) 11:00 a.m. (i) two Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Term SOFR Loans or of any conversion of Term SOFR Loans to Base Rate Loans, (ii) four Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Alternative Currency Term Rate Loans or of any conversion of Alternative Currency Term Rate Loans to Canadian Prime Rate Loans, and (iii) one Business Day prior to the requested date of any Borrowing of Canadian Prime Rate Loans and (y) 1:00 p.m. on the requested date of any Borrowing of Base Rate Loans. Each Borrowing of, conversion to or continuation of Term SOFR Loans shall be in a principal amount of $10,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Borrowing of, conversion to or continuation of Alternative Currency Term Rate Loans shall be in a principal amount of C$10,000,000 or a whole multiple of C$1,000,000 in excess thereof. Except as provided in §§2.3.3 and 2.4.3, each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $500,000 in excess thereof. Each Borrowing of or conversion to Canadian Prime Rate Loans shall be in a principal amount of C$500,000 or a whole multiple of C$100,000 in excess thereof. Each Committed Loan Notice shall specify (i) whether the Company is requesting a Borrowing, a conversion of Committed Loans from one Type to the other, or a continuation of Term SOFR Loans or Alternative Currency Term Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Committed Loans to be borrowed, converted or continued, (iv) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto, (vi) the currency of the Committed Loans to be borrowed, and (vii) the applicable Borrower. If the Company fails to specify a currency in a Committed Loan Notice requesting a Borrowing, then the Committed Loans so requested shall be made in Dollars. If the Company fails to specify a Type of Committed Loan in a Committed Loan Notice or if the Company fails to give a timely notice requesting a conversion or continuation, then the applicable Committed Loans shall be made as, or converted to, Base Rate Loans; provided, however, that (i) in the case of a failure to timely request a continuation of Alternative Currency Term Rate Loans, such Loans shall be continued as Canadian Prime Rate Loans. Any automatic conversion to Base Rate Loans, with respect to Loans in Dollars, and Canadian Prime Rate Loans, with respect to Loans in Canadian Dollars, shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Term SOFR Loans or Alternative Currency Term Rate Loans. If the Company requests a Borrowing of, conversion to, or continuation of Alternative Currency Term Rate Loans or Term SOFR Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. No Committed Loan may be converted into or continued as a Committed Loan denominated in a different currency, but instead must be prepaid in the original currency of such Committed Loan and re-borrowed in the other currency.

§2.4.2            Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Bank of the amount (and currency) of its Commitment Percentage of the applicable Committed Loans, and if no timely notice of a conversion or continuation is provided by the Company, the Administrative Agent shall notify each Bank of the details of any automatic conversion to Base Rate Loans or Canadian Prime Rate Loans or continuation of Alternative Currency Term Rate Loans, in each case as described in the preceding subsection. In the case of a Borrowing, each Bank shall make the amount of its Committed Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office for the applicable currency not later than 3:00 p.m., in the case of any Committed Loan denominated in Dollars, and not later than the Applicable Time specified by the Administrative Agent in the case of any Committed Loan in Canadian Dollars, in each case on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in §11 (and, if such Borrowing is the initial Credit Extension, §10), the Administrative Agent shall make all funds so received available to the Company or the other applicable Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of such Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the applicable Borrower; provided, however, that if, on the date the Committed Loan Notice with respect to such Borrowing is given by the applicable Borrower, there are L/C Borrowings outstanding in the same currency as such Borrowing, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and, second, shall be made available to the applicable Borrower as provided above.

§2.4.3            Except as otherwise provided herein, a Term SOFR Loan or an Alternative Currency Term Rate Loan may be continued or converted only on the last day of an Interest Period for such Term SOFR Loan or Alternative Currency Term Rate Loan, as applicable. During the existence of a Default, no Loans may be requested as, converted to or continued as Term SOFR Loans or Alternative Currency Term Rate Loans without the consent of the Administrative Agent.

§2.4.4            The Administrative Agent shall promptly notify the Company and the Banks of the interest rate applicable to any Interest Period for Term SOFR Loans or Alternative Currency Term Rate Loans upon determination of such interest rate.

§2.4.5            After giving effect to all Borrowings, all conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there shall not be more than ten Interest Periods in effect with respect to Committed Loans.

§2.4.6            Notwithstanding anything to the contrary in this Agreement, any Bank may exchange, continue or rollover all of the portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Company, the Administrative Agent, and such Bank.

§2.4.7            With respect to Term SOFR, SOFR Daily Floating Rate, SOFR, CDOR, CDOR Rate or the Alternative Currency Term Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Banks reasonably promptly after such amendment becomes effective.

§2.5.    Swing Line Loans.

§2.5.1            The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Bank, in reliance upon the agreements of the other Banks set forth in this §2.5, shall make loans in Dollars (each such loan, a “Swing Line Loan”) to the Company from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Commitment Percentage of the Outstanding Amount of Committed Loans and L/C Obligations of the Bank acting as Swing Line Bank, may exceed the amount of such Bank’s Commitment; provided, however, that (x) after giving effect to any Swing Line Loan, (i) the Total Outstandings shall not exceed the Total Commitments, and (ii) the Revolving Credit Exposure of any Bank shall not exceed such Bank’s Commitment, (y) the Company shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan, and (z) the Swing Line Bank shall not be under any obligation to make any Swing Line Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Credit Extension may have, Fronting Exposure. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company may borrow under this §2.5, prepay under §2.7, and re-borrow under this §2.5. Each Swing Line Loan shall be a SOFR Daily Floating Rate Loan. Immediately upon the making of a Swing Line Loan, each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Bank a risk participation in such Swing Line Loan in an amount equal to the product of such Bank’s Commitment Percentage times the amount of such Swing Line Loan.

§2.5.2            Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Company’s irrevocable notice to the Swing Line Bank and the Administrative Agent, which may be given by (A) telephone or (B) by a Swing Line Loan Request; provided that any telephonic notice must be confirmed promptly by delivery to the Swing Line Bank and the Administrative Agent of a Swing Line Loan Request. Each such Swing Line Loan Request must be received by the Swing Line Bank and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested borrowing date, which shall be a Business Day. Promptly after receipt by the Swing Line Bank of any telephonic Swing Line Loan Request, the Swing Line Bank will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Request and, if not, the Swing Line Bank will notify the Administrative Agent of the contents thereof. Unless the Swing Line Bank has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Bank) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Bank not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of §2.5.1, or (B) that one or more of the applicable conditions specified in §§10 or 11 is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Bank will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Request, make the amount of its Swing Line Loan available to the Company at its office by crediting the account of the Company on the books of the Swing Line Bank in Same Day Funds.

§2.5.3            Refinancing of Swing Line Loans.

(a)            The Swing Line Bank at any time in its sole discretion may request, on behalf of the Company (which hereby irrevocably authorizes the Swing Line Bank to so request on its behalf), that each Bank make a Base Rate Loan in an amount equal to such Bank’s Commitment Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of §2.4, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Total Commitments and the conditions set forth in §11. The Swing Line Bank shall furnish the Company with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Bank shall make an amount equal to its Commitment Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent in Same Day Funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of the Swing Line Bank at the Administrative Agent’s Office for Dollar-denominated payments not later than 3:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to §2.5.3(b), each Bank that so makes funds available shall be deemed to have made a Base Rate Loan to the Company in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Bank.

(b)            If for any reason any Swing Line Loan cannot be refinanced by such a Borrowing in accordance with §2.5.3(a), the request for Base Rate Loans submitted by the Swing Line Bank as set forth herein shall be deemed to be a request by the Swing Line Bank that each of the Banks fund its risk participation in the relevant Swing Line Loan and each Bank’s payment to the Administrative Agent for the account of the Swing Line Bank pursuant to §2.5.3(a) shall be deemed payment in respect of such participation.

(c)            If any Bank fails to make available to the Administrative Agent for the account of the Swing Line Bank any amount required to be paid by such Bank pursuant to the foregoing provisions of this §2.5.3 by the time specified in §2.5.3(a), the Swing Line Bank shall be entitled to recover from such Bank (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Bank at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the Swing Line Bank in connection with the foregoing. If such Bank pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Bank’s Committed Loan included in the relevant Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Bank submitted to any Bank (through the Administrative Agent) with respect to any amounts owing under this paragraph (c) shall be conclusive absent manifest error.

(d)            Each Bank’s obligation to make Committed Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this §2.5.3 shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Bank may have against the Swing Line Bank, the Company or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Bank’s obligation to make Committed Loans pursuant to this §2.5.3 is subject to the conditions set forth in §11. No such funding of risk participations shall relieve or otherwise impair the obligation of the Company to repay Swing Line Loans, together with interest as provided herein.

§2.5.4            Repayment of Participations.

(a)            At any time after any Bank has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Bank receives any payment on account of such Swing Line Loan, the Swing Line Bank will distribute to such Bank its Commitment Percentage thereof in the same funds as those received by the Swing Line Bank.

(b)           If any payment received by the Swing Line Bank in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Bank under any of the circumstances described in §33 (including pursuant to any settlement entered into by the Swing Line Bank in its discretion), each Bank shall pay to the Swing Line Bank its Commitment Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate. The Administrative Agent will make such demand upon the request of the Swing Line Bank. The obligations of the Banks under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

§2.5.5            Interest for Account of Swing Line Bank. The Swing Line Bank shall be responsible for invoicing the Company for interest on the Swing Line Loans. Until each Bank funds its Base Rate Loan or risk participation pursuant to this §2.5 to refinance such Bank’s Commitment Percentage of any Swing Line Loan, interest in respect of such Commitment Percentage shall be solely for the account of the Swing Line Bank.

§2.5.6            Payments Directly to Swing Line Bank. The Company shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Bank.

§2.6.    Letters of Credit.

§2.6.1            Letter of Credit Commitments.

(a)            Subject to the terms and conditions hereof and the receipt by the Administrative Agent of a written notice in the form of Exhibit F hereto (a “Letter of Credit Request”) appropriately completed and signed by an authorized officer of the applicable Borrower reflecting the Maximum Drawing Amount of all Letters of Credit (including the requested Letter of Credit), and receipt by an Issuing Bank, with a copy to the Administrative Agent, of a Letter of Credit Application appropriately completed and signed by an authorized officer of the applicable Borrower, such Issuing Bank, on behalf of the Banks and in reliance upon the representations and warranties of the Borrowers contained herein and the agreement of the Banks contained in §2.6.1(c) hereof, agrees to issue standby Letters of Credit (including so-called “direct pay” standby Letters of Credit) for the account of the Company or any of its Subsidiaries (which may, with such Issuing Bank’s consent, incorporate automatic renewals for periods of up to twelve (12) months), in such form as may be requested from time to time by the applicable Borrower and agreed to by such Issuing Bank; provided, however, that, after giving effect to such request, the aggregate Maximum Drawing Amount of all Letters of Credit issued at any time shall not exceed the Total Commitment minus the aggregate outstanding amount of the Loans; provided further, that (i) no Letter of Credit shall have an expiration date later than the earlier of (A) eighteen (18) months after the date of issuance (which may incorporate automatic renewals for periods of up to twelve (12) months), or (B) five (5) Business Days prior to the Maturity Date; (ii) no Issuing Bank shall be under any obligation to issue any Letter of Credit if (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing the Letter of Credit, or any law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon such Issuing Bank with respect to the Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder or otherwise) not in effect on the Effective Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which such Issuing Bank in good faith deems material to it, (B) the issuance of the Letter of Credit would violate one or more material policies of such Issuing Bank applicable to letters of credit generally applied on a consistent basis to similarly situated letter of credit applicants, or (C) any Bank is at that time a Defaulting Bank, unless (x) such Issuing Bank has entered into arrangements, including the delivery of cash collateral or other credit support, satisfactory to such Issuing Bank (in its sole discretion), with the applicable Borrower or such Bank to eliminate such Issuing Bank’s actual or potential fronting exposure with respect to such Defaulting Bank, or (y) such actual or potential fronting exposure with respect to such Defaulting Bank has been reallocated to Banks that are non-Defaulting Banks pursuant to clause (d) of §2.17.1 and (iii) the aggregate face amount of all Letters of Credit issued by any one Issuing Bank in Dollars or, subject to the terms of §2.6.1(e) hereof, Canadian Dollars, as applicable, shall not at any time exceed the amount set forth opposite the name of such Issuing Bank on Schedule 2.6.1 hereto, as such amount may be increased (in the sole discretion of such Issuing Bank) or decreased (if so agreed by such Issuing Bank and the Borrower by the execution and delivery by such Issuing Bank, the Company, the Guarantor and the Administrative Agent of an instrument in substantially the form of Schedule 2.6.1(a) hereto. Each Issuing Bank will promptly (and in accordance with §2.6.5) confirm to the Administrative Agent the issuance of each Letter of Credit specifying the face amount thereof, and any increase, decrease, extension or termination of any Letter of Credit.

(b)            Each Letter of Credit shall be denominated in Dollars or, in accordance with and subject to the terms of §2.6.1(e) hereof, in Canadian Dollars.

(c)            Each Bank severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default, the termination of the Total Commitment pursuant to §12.2, or any other condition precedent or circumstance whatsoever (other than as stated in the next sentence hereof), to the extent of such Bank’s Commitment Percentage (computed after the termination of the Total Commitment in accordance with the Commitment Percentage in effect immediately prior to such Termination), to reimburse each Issuing Bank on demand for the amount of each draft paid by such Issuing Bank under each Letter of Credit issued by such Issuing Bank to the extent that such amount is not reimbursed by the Borrowers pursuant to §2.6.2 (such agreement of a Bank being called herein the “Letter of Credit Participation” of such Bank). Each Bank agrees that its obligation to reimburse each Issuing Bank pursuant to this §2.6.1(c) shall not be affected in any way by any circumstance whatsoever other than the gross negligence or willful misconduct of such Issuing Bank; provided that the making of a payment under a Letter of Credit against documents that appear on their face to substantially comply with the terms and conditions of such Letter of Credit shall not be deemed to be gross negligence or willful misconduct.

(d)            Each such reimbursement payment made by a Bank to an Issuing Bank shall be made to an account of such Issuing Bank in the United States of America and shall be treated as the purchase by such Bank of a participating interest in the applicable Reimbursement Obligation under §2.6.2 in an amount equal to such payment. Each Bank shall share in accordance with its participating interest in any interest which accrues pursuant to §2.6.2.

(e)            (i)  The applicable Borrower shall be entitled to request that one or more Letters of Credit be denominated in Canadian Dollars for the account of a Borrower or any Canadian Subsidiary of the applicable Borrower (each a “Canadian Dollar Letter of Credit”); provided that (i) the aggregate undrawn face amount of all Canadian Dollar Letters of Credit may not exceed the Canadian Letter of Credit Sublimit at any time, (ii) each Canadian Dollar Letter of Credit shall provide for payment of any drawing thereunder on a date not earlier than three Business Days after the relevant Issuing Bank determines that the documents submitted in connection with such drawing appear on their face to substantially comply with the terms and conditions of such Letter of Credit (or such shorter period of time as may be agreeable to the applicable Canadian L/C Issuer in its sole discretion), and (iii) all Canadian Dollar Letters of Credit shall be issued by a Canadian L/C Issuer.

(ii)            The Letter of Credit Application in respect of each Canadian Dollar Letter of Credit shall be signed by the applicable Borrower; provided that nothing therein shall be deemed to alter the obligations of the Borrowers under this Agreement in respect of any drawing under any such Letter of Credit.

(iii)            If a Canadian L/C Issuer makes a payment in Canadian Dollars pursuant to a Canadian Dollar Letter of Credit, such Borrower shall reimburse the applicable Canadian L/C Issuer in Canadian Dollars or the U.S. Dollar Equivalent thereof in Dollars, upon such Borrower’s election in a notice to the applicable Canadian L/C Issuer.

(f)            As of the Effective Date, the Existing Letters of Credit shall automatically be deemed to be Letters of Credit for all purposes of this Agreement, having the respective face amounts specified in Schedule 2.6.1(f) hereof.

(g)            The parties acknowledge and agree that (i) certain of the Existing Letters of Credit have been issued by Bank Affiliates of Issuing Banks identified in Schedule 2.6.1(f) hereof, and that (ii) the Canadian L/C Issuers may hereafter comply with the provisions of §2.6.1 in respect of the issuance of Canadian Dollar Letters of Credit by arranging for a Bank Affiliate of such Canadian L/C Issuer organized under the laws of Canada to issue such Canadian Dollar Letter of Credit (each Letter of Credit issued by a Bank Affiliate of such Canadian L/C Issuer as provided herein being herein referred to as a “Bank Affiliate Letter of Credit”), provided that the applicable Canadian L/C Issuer shall, prior to such issuance, have notified the Administrative Agent and the applicable Borrower of the identity of such Bank Affiliate. The parties agree that (1) each Bank Affiliate Letter of Credit is and shall be a “Letter of Credit” for all purposes of this Agreement; (2) each reference in the definition of “Reimbursement Obligation” and in §2.6.2, §2.6.3 and §2.6.4 to an Issuing Bank shall be deemed to include the issuer of each such Bank Affiliate Letter of Credit; (3) notwithstanding the foregoing, the issuance, extension or renewal of each Letter of Credit shall remain subject to the conditions and requirements of §2.6.1 and §11, and each provision of this Agreement, including without limitation the last sentence of §2.6.1(a) and §2.6.5, requiring the giving of a notice hereunder by or to an Issuing Bank shall be deemed to refer to the applicable Canadian L/C Issuer and not to such Bank Affiliate; and (4) the obligations of the Banks, the Borrower and the Guarantor to the applicable Canadian L/C Issuer shall, in the case of each Bank Affiliate Letter of Credit, inure to the benefit of the Bank Affiliate issuing or having issued such Bank Affiliate Letter of Credit and be enforceable by such Bank Affiliate and/or by the applicable Canadian L/C Issuer on behalf of such Bank Affiliate. Each Canadian Dollar Letter of Credit issued by a Canadian Bank Affiliate of a Canadian L/C Issuer shall be issued on a Business Day which is not a day on which banking institutions in Toronto and Montreal, Canada are authorized by law to close.

(h)            Unless otherwise expressly agreed by the Issuing Bank and the applicable Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), the rules of the ISP shall apply to each standby Letter of Credit.

§2.6.2            Reimbursement Obligation of the Borrowers. In order to induce the Issuing Banks to issue, extend and renew each Letter of Credit, the applicable Borrower hereby agrees to reimburse or pay to each Issuing Bank, with respect to each Letter of Credit issued, extended or renewed by such Issuing Bank hereunder, as follows:

(a)            if any draft presented under any Letter of Credit is honored by such Issuing Bank or such Issuing Bank otherwise makes payment with respect thereto, the sum of (i) the amount paid by such Issuing Bank under or with respect to such Letter of Credit (and in the case of a payment in Canadian Dollars, the applicable Borrower shall reimburse such Issuing Bank in Canadian Dollars or the U.S. Dollar Equivalent thereof in Dollars, upon such Borrower’s election in a notice to the applicable Issuing Bank), and (ii) the amount of any taxes, fees, charges or other costs and expenses whatsoever incurred by such Issuing Bank in connection with any payment made by such Issuing Bank under, or with respect to, such Letter of Credit; provided, however, if the applicable Borrower does not reimburse such Issuing Bank on the Drawdown Date, such amount shall, provided that no Event of Default under §§12.1(g) or 12.1(h) has occurred, become automatically a Base Rate Committed Loan advanced hereunder in an amount equal to such sum (and the Administrative Agent shall notify the Banks upon receipt of the notice thereof from the applicable Issuing Bank pursuant to §2.6.5, which notice shall be deemed to constitute a Committed Loan Request and satisfy the requirements of §2.6); and

(b)            upon the date that is five (5) Business Days prior to the Maturity Date (or, if such day is not a Business Day, the next preceding Business Day) or the acceleration of the Reimbursement Obligations with respect to all Letters of Credit in accordance with §12, an amount equal to the then Maximum Drawing Amount of all outstanding Letters of Credit shall be paid by the applicable Borrower to the Administrative Agent to be held as cash collateral for the applicable Reimbursement Obligations, and the applicable Borrower hereby grants to the Administrative Agent a security interest therein.

§2.6.3            Obligations Absolute. Each Borrower’s obligations under this §2.6 shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which such Borrower may have or have had against any Issuing Bank, any Bank or any beneficiary of a Letter of Credit, and each Borrower expressly waives any such rights that it may have with respect thereto. Each Borrower further agrees with each Issuing Bank and the Banks that such Issuing Bank and the Banks (i) shall not be responsible for, and such Borrower’s Reimbursement Obligations under §2.6.2 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged (unless due to the gross negligence or willful misconduct of such Issuing Bank or any other Bank), or any dispute between or among a Borrower and the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of a Borrower against the beneficiary of any Letter of Credit or any such transferee, and (ii) shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit except to the extent of their own gross negligence or willful misconduct as determined in a final and non-appealable judgment of a court of competent jurisdiction. Each Borrower agrees that any action taken or omitted by any Issuing Bank or any Bank in good faith under or in connection with any Letter of Credit and the related drafts and documents shall be binding upon such Borrower and shall not result in any liability on the part of such Issuing Bank or any Bank (or their respective affiliates) to such Borrower. Nothing herein shall constitute a waiver by a Borrower of any of its rights against any beneficiary of a Letter of Credit.

§2.6.4            Reliance by the Issuing Banks. To the extent not inconsistent with §2.6.3, each Issuing Bank shall be entitled to rely, and shall be fully protected in relying, upon any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile, telex or teletype message, statement, order or other document believed by such Issuing Bank in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by such Issuing Bank.

§2.6.5            Notice Regarding Letters of Credit. At least one (1) Business Day (or such later date and time as the Administrative Agent and such Issuing Bank may agree in a particular instance in their sole discretion) prior to the issuance of any Letter of Credit or any amendment, extension or termination thereof, the applicable Issuing Bank shall notify the Administrative Agent of the terms of such Letter of Credit, amendment, extension or termination. In the case of any such issuance, amendment or extension, the Administrative Agent will promptly notify such Issuing Bank whether such issuance, amendment or extension is permissible under the limitation set forth in the proviso to §2.1 and, upon the issuance, amendment or extension of such Letter of Credit, the applicable Issuing Bank shall notify the Administrative Agent within twenty-four hours thereof. On the day of any drawing under any Letter of Credit, such Issuing Bank shall notify the Administrative Agent of such drawing, specifying the amount thereof, and on the day of any payment under any Letter of Credit (or failure of a Borrower to reimburse such drawing in accordance with §2.6.2), such Issuing Bank shall notify the Administrative Agent of such payment (or failure), specifying the amount thereof and, in the case of failure by a Borrower to pay under a Canadian Dollar Letter of Credit, the U.S. Dollar Equivalent thereof. Additionally, each Issuing Bank shall no later than 9:00 a.m. two (2) Business Day prior to the last day of each month, provide to Administrative Agent a schedule of all Letters of Credit issued by it, in form and substance reasonably satisfactory to Administrative Agent, showing the date of issuance of each Letter of Credit, the account party, the original face amount (if any), the Maximum Drawing Amount, the expiration date, and the reference number of any Letter of Credit outstanding at any time during each month, and showing the aggregate amount (if any) payable by the applicable Borrower to such Issuing Bank during such month. Promptly after the receipt of such schedule from each Issuing Bank, the Administrative Agent shall provide to all Banks a summary aggregating the schedules received from each of the Issuing Banks. If at any time Bank of America is not the only Canadian L/C Issuer hereunder, such other Canadian L/C Issuer shall provide the Administrative Agent a summary of the current U.S. Dollar Equivalent of each Canadian Dollar Letter of Credit issued by such Canadian L/C Issuer no later than the second Business Day of each month.

§2.6.6            Letter of Credit Fee; Fronting Fee. The Borrowers shall pay a fee (the “Letter of Credit Fee”) equal to the Applicable L/C Rate on the Maximum Drawing Amount to the Administrative Agent for the account of the Banks, to be shared pro rata by the Banks in accordance with their respective Commitment Percentages; provided, that any Letter of Credit Fees otherwise payable for the account of a Defaulting Bank with respect to any Letter of Credit as to which such Defaulting Bank has not provided cash collateral or other credit support satisfactory to the applicable Issuing Bank shall be payable, to the maximum extent permitted by applicable Law, to the other Banks in accordance with the upward adjustments in their respective Commitment Percentages allocable to such Letter of Credit pursuant to §2.17, with the balance of such fee, if any, payable to the Issuing Bank for its own account. The Letter of Credit Fee shall be payable quarterly in arrears on the third day (or, if such day is not a Business Day, the next Business Day) of each calendar quarter for the quarter just ended, and on the Maturity Date. In addition, a fronting fee (the “Fronting Fee”) with respect to each Letter of Credit shall be due and payable to each Issuing Bank at a rate of 0.15% per annum of the amount available to be drawn under such Letter of Credit. Such Fronting Fee shall be payable by the Borrowers to such Issuing Bank for its account, and the applicable Borrower shall pay directly to each applicable Issuing Bank for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such Issuing Bank relating to letters of credit as from time to time in effect.

§2.7.            Prepayments. §2.7.1 Each Borrower may, upon notice from the Company to the Administrative Agent, at any time or from time to time voluntarily prepay Committed Loans in whole or in part without premium or penalty; provided that (i) such notice must be in a form reasonably acceptable to the Administrative Agent and be received by the Administrative Agent not later than (x) 11:00 a.m. (A) two Business Days prior to any date of prepayment of Term SOFR Loans, (B) four Business Days prior to any date of prepayment of Alternative Currency Term Rate Loans, and (C) one Business Day prior to any date of prepayment of Canadian Prime Rate Loans and (y) 1:00 pm on the date of prepayment of Base Rate Loans; (ii) any prepayment of Term SOFR Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; (iii) any prepayment of Alternative Currency Term Rate Loans shall be in a minimum principal amount of C$5,000,000 or a whole multiple of C$1,000,000 in excess thereof; (iv) any prepayment of Base Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $500,000 in excess thereof; and (v) any prepayment of Canadian Prime Rate Loans shall be in a principal amount of C$500,000 or a whole multiple of C$100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date, amount and currency of such prepayment and the Type(s) of Committed Loans to be prepaid and, if Term SOFR Loans or Alternative Currency Term Rate Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Bank of its receipt of each such notice, and of the amount of such Bank’s Commitment Percentage of such prepayment. If such notice is given by the Company, the applicable Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to §3.5. Subject to §2.17, each such prepayment shall be applied to the Committed Loans of the Banks in accordance with their respective Commitment Percentages.

§2.7.2            The Company may, upon notice to the Swing Line Bank (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Bank and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000 (or, if less, the entire principal amount thereof then outstanding). Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

§2.7.3            If the Administrative Agent notifies the Company at any time that the Total Outstandings at such time exceed an amount equal to 100% of the Total Commitments then in effect, then, within two Business Days after receipt of such notice, the Borrowers shall prepay Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount at least equal to such excess; provided, however, that, subject to the provisions of §2.16.1, the Company shall not be required to Cash Collateralize the L/C Obligations pursuant to this §2.7.3 unless after the prepayment in full of the Loans the Total Outstandings exceed the Total Commitments then in effect. The Administrative Agent may, at any time and from time to time after the initial deposit of such Cash Collateral, request that additional Cash Collateral be provided in order to protect against the results of exchange rate fluctuations.

§2.8.            Repayment of Loans. §2.8.1 Each Borrower shall repay to the Banks on the Maturity Date the aggregate principal amount of Committed Loans made to such Borrower outstanding on such date.

§2.8.2            The Company shall repay each Swing Line Loan on the earlier to occur of (i) the date ten Business Days after such Loan is made and (ii) the Maturity Date. At any time that there shall exist a Defaulting Bank, immediately upon the request of the Swing Line Bank, the Company shall repay the outstanding Swing Line Loans made by the Swing Line Bank in an amount sufficient to eliminate any Fronting Exposure in respect of such Swing Line Loans.

§2.9.            Interest. §2.9.1 Subject to the provisions of subsection (b) below, (i) each Term SOFR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to Term SOFR for such Interest Period plus the Applicable Rate for Term SOFR Loans; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for Base Rate Loans; (iii) each Canadian Prime Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Canadian Prime Rate plus the Applicable Rate for Canadian Prime Rate Loans; (iv) each Alternative Currency Term Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Alternative Currency Term Rate for such Interest Period plus the Applicable Rate, and (v) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the SOFR Daily Floating Rate plus the Applicable Rate.

§2.9.2            (a)   If any amount of principal and interest of any Loan is not paid when due (without regard to any applicable grace periods) or any other amounts due hereunder or under any of the other Loan Documents are not paid when due, whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable laws.

(b)            If any amount (other than principal of any Loan) payable by any Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Majority Banks, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable laws.

(c)            Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

§2.9.3            Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

§2.9.4            For the purposes of the Interest Act (Canada), (i) whenever a rate of interest or fee rate hereunder is calculated on the basis of a year (the “deemed year”) that contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest or fee rate shall be expressed as a yearly rate by multiplying such rate of interest or fee rate by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year, (ii) the principle of deemed reinvestment of interest shall not apply to any interest calculation hereunder and (iii) the rates of interest stipulated herein are intended to be nominal rates and not effective rates or yields. Each Loan Party hereby irrevocably agrees not to plead or assert, whether by way of defense or otherwise, in any proceeding relating to this Agreement and the other Loan Documents, that the interest payable under this Agreement and the calculation thereof has not been adequately disclosed to it, whether pursuant to section 4 of the Interest Act (Canada) or any other applicable law or legal principle.

§2.10.            Computation of Interest and Fees. All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to Term SOFR) and Loans denominated in Canadian Dollars shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to §2.12.1, bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

§2.11.            Evidence of Debt. §2.11.1 The Credit Extensions made by each Bank shall be evidenced by one or more accounts or records maintained by such Bank in the ordinary course of business. The Administrative Agent shall maintain the Register in accordance with §20. The accounts or records maintained by each Bank shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Banks to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Bank and the Register, the Register shall control in the absence of manifest error. Upon the request of any Bank to a Borrower made through the Administrative Agent, such Borrower shall execute and deliver to such Bank (through the Administrative Agent) a Note, which shall evidence such Bank’s Loans to such Borrower in addition to such accounts or records. Each Bank may attach schedules to a Note and endorse thereon the date, Type (if applicable), amount, currency and maturity of its Loans and payments with respect thereto.

§2.11.2            In addition to the accounts and records referred to in §2.11.1 above, each Bank and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Bank of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Bank in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

§2.12.            Payments Generally; Administrative Agent’s Clawback. §2.12.1 General. All payments to be made by the Borrowers shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in Canadian Dollars, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Banks to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder with respect to principal and interest on Loans denominated in Canadian Dollars shall be made to the Administrative Agent, for the account of the respective Banks to which such payment is owed, at the applicable Administrative Agent’s Office in Canadian Dollars and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein. If, for any reason, any Borrower is prohibited by any applicable law from making any required payment hereunder in Canadian Dollars, such Borrower shall make such payment in Dollars in the U.S. Dollar Equivalent of the Canadian Dollar payment amount. The Administrative Agent will promptly distribute to each Bank its Commitment Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Bank’s Lending Office. All payments received by the Administrative Agent (i) after 2:00 p.m., in the case of payments in Dollars, or (ii) after the Applicable Time specified by the Administrative Agent in the case of payments in Canadian Dollars, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by any Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

§2.12.2            (a)   Funding by Banks; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Bank prior to the proposed date of any Borrowing of Term SOFR Loans or Alternative Currency Term Rate Loans (or, in the case of any Borrowing of Base Rate Loans or Canadian Prime Rate Loans, prior to 2:00 p.m. on the date of such Borrowing) that such Bank will not make available to the Administrative Agent such Bank’s share of such Borrowing, the Administrative Agent may assume that such Bank has made such share available on such date in accordance with §2.4 (or, in the case of a Borrowing of Base Rate Loans or Canadian Prime Rate Loans, that such Bank has made such share available in accordance with and at the time required by §2.4) and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Bank has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Bank and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Bank, the Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by such Borrower, the interest rate applicable to Base Rate Loans or Canadian Prime Rate Loans as applicable. If such Borrower and such Bank shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period. If such Bank pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Bank’s Committed Loan included in such Borrowing. Any payment by such Borrower shall be without prejudice to any claim such Borrower may have against a Bank that shall have failed to make such payment to the Administrative Agent.

(b)            Payments by Borrowers; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Banks or an Issuing Bank hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Banks or the Issuing Bank, as the case may be, the amount due.

With respect to any payment that the Administrative Agent makes for the account of the Banks or an Issuing Bank hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) the applicable Borrower has not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by such Borrower (whether or not then owed); or (3) the Administrative agent has for any reason otherwise erroneously made such payment; then each of the Banks or the Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Bank or the Issuing Banks, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Bank or Borrower with respect to any amount owing under this §2.12.2 shall be conclusive, absent manifest error.

§2.12.3            Failure to Satisfy Conditions Precedent. If any Bank makes available to the Administrative Agent funds for any Loan to be made by such Bank to any Borrower as provided in the foregoing provisions of this §2, and such funds are not made available to such Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in §§10 and 11 are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Bank) to such Bank, without interest.

§2.12.4            Obligations of Banks Several. The obligations of the Banks hereunder to make Committed Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to §15.5 are several and not joint. The failure of any Bank to make any Committed Loan, to fund any such participation or to make any payment under §15.5 on any date required hereunder shall not relieve any other Bank of its corresponding obligation to do so on such date, and no Bank shall be responsible for the failure of any other Bank to so make its Committed Loan, to purchase its participation or to make its payment under §15.5.

§2.12.5            Funding Source. Nothing herein shall be deemed to obligate any Bank to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Bank that it has obtained or will obtain the funds for any Loan in any particular place or manner.

§2.13.            Sharing of Payments by Banks. If any Bank shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Committed Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it resulting in such Bank’s receiving payment of a proportion of the aggregate amount of such Committed Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Bank receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Committed Loans and sub-participations in L/C Obligations and Swing Line Loans of the other Banks, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Banks ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Committed Loans and other amounts owing them, provided that:

(a)            if any such participations or sub-participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or sub-participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(b)            the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of any Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Bank), (y) the application of Cash Collateral provided for in §2.16 or (z) any payment obtained by a Bank as consideration for the assignment of or sale of a participation in any of its Committed Loans or sub-participations in L/C Obligations or Swing Line Loans to any assignee or participant, other than an assignment to the Company or any Subsidiary thereof (as to which the provisions of this Section shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Bank acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Bank were a direct creditor of such Loan Party in the amount of such participation.

§2.14.            Canadian Borrowers.

§2.14.1            Effective as of the date hereof, each Canadian Borrower may receive Loans for its account on the terms and conditions set forth in this Agreement. Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, (i) the Company will be jointly and severally liable for all borrowings by, and Obligations of, each Canadian Borrower and (ii) each Canadian Borrower will be jointly and severally liable only for the borrowings made by, and Obligations of, the Canadian Borrowers. For the avoidance of doubt, and notwithstanding anything to the contrary in this Agreement or any other Loan Document, in no event will any Canadian Borrower be liable for any borrowings by, or other Obligations of, the Company.

§2.14.2            Each Canadian Borrower hereby irrevocably appoints the Company as its agent for all purposes relevant to this Agreement and each of the other Loan Documents, including (i) the giving and receipt of notices, (ii) the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto, and (iii) the receipt of the proceeds of any Loans made by the Banks to any such Canadian Borrower hereunder. Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all Borrowers, or by each Borrower acting singly, shall be valid and effective if given or taken only by the Company, whether or not any such other Borrower joins therein. Any notice, demand, consent, acknowledgement, direction, certification or other communication delivered to the Company in accordance with the terms of this Agreement shall be deemed to have been delivered to each Borrower.

§2.15.            Extension of Maturity Date.

§2.15.1            Requests for Extension. The Company may, not more than twice during the term of this Agreement, by written notice to the Administrative Agent (who shall promptly notify the Banks) request that each Bank extend such Bank’s Maturity Date for an additional one-year from the Maturity Date then in effect hereunder (the “Existing Maturity Date”), which request shall indicate the date by which each Bank shall respond to such request (which shall not be earlier than 30 days after the date the Administrative Agent is notified of such request unless otherwise agreed by the Administrative Agent in its sole discretion) (such date, the “Notice Date”) and the date on which such extension shall be effective (which shall not be earlier than 35 days after the Administrative Agent is notified of such request, unless otherwise agreed by the Administrative Agent in its sole discretion) (such date, the “Extension Effective Date”).

§2.15.2            Bank Elections to Extend. Each Bank, acting in its sole and individual discretion, shall, by notice to the Administrative Agent given on or prior to the Notice Date, advise the Administrative Agent whether or not such Bank agrees to such extension. Each Bank that has failed to notify the Administrative Agent as to whether it has agreed to a requested extension on or before the Notice Date shall be deemed to have declined to extend its Maturity Date (each such Bank, together with all Banks that have declined to extend their Maturity Date, collectively, the “Non-Extending Banks”). The election of any Bank to agree to such extension shall not obligate any other Bank to so agree.

§2.15.3            Notification by Administrative Agent. The Administrative Agent shall notify the Company of each Bank’s determination under this Section promptly and, in any event, no later than three Business Days after the Notice Date.

§2.15.4            Additional Commitment Banks. The Company shall have the right to replace each Non-Extending Bank with, and add as “Banks” under this Agreement in place thereof, one or more eligible assignees (each, an “Additional Commitment Bank”) in accordance with §2.18.

§2.15.5            Minimum Extension Requirement. If (and only if) the total of the Commitments of the Banks that have agreed so to extend their Maturity Date (each, an “Extending Bank”) and the additional Commitments of the Additional Commitment Banks that have become Banks pursuant to §2.18 shall be more than 50% of the Total Commitments then in effect, the Maturity Date of each Extending Bank and of each Additional Commitment Bank shall be extended on the Extension Effective Date to the date one year after the Existing Maturity Date (except that, if such date is not a Business Day, such Maturity Date as so extended shall be the next preceding Business Day); provided that in no event shall the term of this Agreement in effect exceed five years at any time.

§2.15.6            Conditions to Effectiveness of Extensions. As a condition precedent to such extension, the Company shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Existing Maturity Date signed by an authorized officer of such Loan Party (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such extension and (ii) certifying that, before and after giving effect to such extension, (A) the representations and warranties contained in §6 and the other Loan Documents are true and correct on and as of the Existing Maturity Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this §2.15, the representations and warranties contained in §6.4(a) shall be deemed to refer to the most recent statements furnished pursuant to §7.4(a) and (b), and (B) no Default or Event of Default exists.

§2.15.7            Non-Extending Banks. The Maturity Date of the Non-Extending Banks shall remain unchanged and the Borrowers shall repay all Committed Loans of the Non-Extending Banks outstanding on such Maturity Date, together with any accrued interest, fees or other amounts owing to such Banks hereunder.

§2.15.8            Conflicting Provisions. In connection with any extension of the Maturity Date, the Borrowers, the Administrative Agent and each Extending Bank may make such amendments to this Agreement as the Administrative Agent determines to be reasonably necessary to evidence the extension. This Section shall supersede any provisions in §2.13 or §15.9 to the contrary.

§2.16.             Cash Collateral.

§2.16.1            Certain Credit Support Events. If (i) any Issuing Bank has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, (ii) as of the day that is five days prior to the Maturity Date, any L/C Obligation for any reason remains outstanding, (iii) the Company shall be required to provide Cash Collateral pursuant to §12.1, or (iv) there shall exist a Defaulting Bank, the Company shall immediately (in the case of clause (iii) above) or within one Business Day (in all other cases) following any request by the Administrative Agent or any Issuing Bank, provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (iv) above, after giving effect to §2.17.1(d) and any Cash Collateral provided by the Defaulting Bank).

§2.16.2            Grant of Security Interest. Each of the Borrowers, and to the extent provided by any Defaulting Bank, such Defaulting Bank, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the Issuing Banks and the Banks, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to §2.16.3. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or the Issuing Banks as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Company will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America. The Company shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.

§2.16.3            Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this §2.16 or §§2.5, 2.6, 2.18 or 12.3 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Bank, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

§2.16.4            Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Bank status of the applicable Bank (or, as appropriate, its assignee following compliance with §20) or (ii) the determination by the Administrative Agent and the applicable Issuing Bank that there exists excess Cash Collateral; provided, however, (x)  any such release shall be without prejudice to, and any disbursement or other transfer of Cash Collateral shall be and remain subject to, any other Lien conferred under the Loan Documents and the other applicable provisions of the Loan Documents, and (y) the Person providing Cash Collateral and the applicable Issuing Bank may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

§2.17.            Defaulting Banks.

§2.17.1            Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Bank becomes a Defaulting Bank, then, until such time as that Bank is no longer a Defaulting Bank, to the extent permitted by applicable law:

(a)            Waivers and Amendments. Such Defaulting Bank’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Majority Banks” and §15.9.

(b)            Defaulting Bank Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Bank (whether voluntary or mandatory, at maturity, pursuant to §12 or otherwise) or received by the Administrative Agent from a Defaulting Bank pursuant to §13 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Bank to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Bank to any Issuing Bank or Swing Line Bank hereunder; third, to Cash Collateralize the Issuing Banks’ Fronting Exposure with respect to such Defaulting Bank in accordance with §2.16; fourth, as the Company may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Bank has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Company, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Bank’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the Issuing Banks’ future Fronting Exposure with respect to such Defaulting Bank with respect to future Letters of Credit issued under this Agreement, in accordance with §2.16; sixth, to the payment of any amounts owing to the Banks, Issuing Banks or the Swing Line Bank as a result of any judgment of a court of competent jurisdiction obtained by any Bank, any Issuing Bank or the Swing Line Bank against such Defaulting Bank as a result of such Defaulting Bank’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Company as a result of any judgment of a court of competent jurisdiction obtained by the Company against such Defaulting Bank as a result of such Defaulting Bank’s breach of its obligations under this Agreement; and eighth, to such Defaulting Bank or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Bank has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in §11 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Banks on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Bank until such time as all Loans and funded and unfunded participations in L/C Obligations and Swing Line Loans are held by the Banks pro rata in accordance with the Commitments hereunder without giving effect to §2.17.1(d). Any payments, prepayments or other amounts paid or payable to a Defaulting Bank that are applied (or held) to pay amounts owed by a Defaulting Bank or to post Cash Collateral pursuant to this §2.17.1(b) shall be deemed paid to and redirected by such Defaulting Bank, and each Bank irrevocably consents hereto.

(c)            Certain Fees.

(i)             Each Defaulting Bank shall be entitled to receive fees payable under §2.2.1 for any period during which that Bank is a Defaulting Bank only to extent allocable to the sum of (1) the Outstanding Amount of the Committed Loans funded by it, and (2) its Commitment Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to §2.16).

(ii)            Each Defaulting Bank shall be entitled to receive Letter of Credit Fees for any period during which that Bank is a Defaulting Bank only to the extent allocable to its Commitment Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to §2.16.

(iii)            With respect to any Letter of Credit Fee not required to be paid to any Defaulting Bank pursuant to clause (c)(i) or (c)(ii) above, the Company shall (x) pay to each Non-Defaulting Bank that portion of any such fee otherwise payable to such Defaulting Bank with respect to such Defaulting Bank’s participation in L/C Obligations or Swing Line Loans that has been reallocated to such Non-Defaulting Bank pursuant to clause (d) below, (y) pay to the Issuing Bank and Swing Line Bank, as applicable, the amount of any such fee otherwise payable to such Defaulting Bank to the extent allocable to such Issuing Bank’s or Swing Line Bank’s Fronting Exposure to such Defaulting Bank, and (z) not be required to pay the remaining amount of any such fee.

(d)            Reallocation of Commitment Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Bank’s participation in L/C Obligations and Swing Line Loans shall be reallocated among the Non-Defaulting Banks in accordance with their respective Commitment Percentages (calculated without regard to such Defaulting Bank’s Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Bank to exceed such Non-Defaulting Bank’s Commitment. Subject to §35, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Bank arising from that Bank having become a Defaulting Bank, including any claim of a Non-Defaulting Bank as a result of such Non-Defaulting Bank’s increased exposure following such reallocation.

(e)            Cash Collateral, Repayment of Swing Line Loans. If the reallocation described in §2.17.1(d) above cannot, or can only partially, be effected, the Company shall, without prejudice to any right or remedy available to it hereunder or under applicable law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Bank’s Fronting Exposure and (y) second, Cash Collateralize the Issuing Banks’ Fronting Exposure in accordance with the procedures set forth in §2.16.

§2.17.2            Defaulting Bank Cure. If the Company, the Administrative Agent, Swing Line Bank and the Issuing Banks agree in writing that a Bank is no longer a Defaulting Bank, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Bank will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Banks or take such other actions as the Administrative Agent may determine to be necessary to cause the Committed Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Banks in accordance with their Commitment Percentages (without giving effect to §2.17.1(d)), whereupon such Bank will cease to be a Defaulting Bank; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Company while that Bank was a Defaulting Bank; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Bank to Bank will constitute a waiver or release of any claim of any party hereunder arising from that Bank’s having been a Defaulting Bank.

§2.17.3            New Swing Line Loans/Letters of Credit. So long as any Bank is a Defaulting Bank, (i) the Swing Line Bank shall not be required to fund any Swing Line Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swing Line Loan and (ii) no Issuing Bank shall be required to issue, extend, increase, reinstate or renew any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

§2.18.            Replacement of Banks; Termination of Commitments. If any Bank (an “Affected Bank”) (i) makes demand upon the Borrowers for (or if a Borrower is otherwise required to pay) amounts pursuant to §§3.4.1 or 3.4.2, (ii) is unable to make or maintain SOFR Loans or Alternative Currency Term Rate Loans as a result of a condition described in §§ 3.2 or 3.3, (iii) is a Defaulting Bank, or (iv) is a Non-Consenting Bank (as defined below), the Company may, within 90 days of receipt of such demand, notice (or the occurrence of such other event causing a Borrower to be required to pay such compensation or causing §§ 3.2 or 3.3 to be applicable), default or approval of such amendment, waiver or consent by the Majority Banks, as the case may be, by notice (a “Replacement Notice”) in writing to the Administrative Agent and such Affected Bank (A) request the Affected Bank to cooperate with the Company in obtaining a replacement bank satisfactory to the Administrative Agent and the Company (the “Replacement Bank”) as provided herein, but none of such Banks shall be under an obligation to find a Replacement Bank; (B) request the non-Affected Banks to acquire and assume all of the Affected Bank’s Loans and Commitment, and to participate in Letters of Credit as provided herein, but none of such Banks shall be under an obligation to do so; (C) designate a Replacement Bank reasonably satisfactory to the Administrative Agent; or (D) so long as no Event of Default has occurred and is continuing, terminate the Commitments of such Bank as set forth below. If any satisfactory Replacement Bank shall be obtained, and/or any of the non-Affected Banks shall agree to acquire and assume all of the Affected Bank’s Loans and Commitment, and obligations to participate in Letters of Credit, then the Borrower may, upon notice to such Affected Bank and the Administrative Agent, require such Affected Bank to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, §20), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Bank, if a Bank accepts such assignment), provided that:

(a)            the Borrowers shall have paid to the Administrative Agent the assignment fee specified in §20 (to the extent not waived);

(b)            subject to the provisions in §2.17 with respect to any Defaulting Bank in the case of reallocation of payments to such Defaulting Bank for amounts described in clauses first, sixth and seventh of such §2.17, such Affected Bank shall have received payment of an amount equal to 100% of the outstanding principal of its Loans and funded participations in Letters of Credit, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under §§3.4.1, 3.4.2 and 3.5) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c)            in the case of any such assignment resulting from a claim for compensation under §§3.4.1 or 3.4.2, such assignment will result in a reduction in such compensation or payments thereafter; and

(d)            such assignment does not conflict with applicable law.

A Bank shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Bank or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Upon the effective date of such assignment, such Replacement Bank shall become a “Bank” for all purposes under this Agreement and the other Loan Documents.

If the Company elects to terminate the Commitments of a Bank in accordance with clause (D) above, all of the Commitments of such Bank shall be terminated immediately (with the Total Commitment reduced in a like amount on a non-pro rata basis) upon the later of (i) the date of the receipt by the Administrative Agent and such Bank of the Company’s written notice of such election and (ii) the date that the Borrowers have repaid all outstanding principal of its Loans of such Bank and provided cash collateral or other credit support satisfactory to the Administrative Agent and each applicable Issuing Bank with respect to all such Bank’s Letters of Credit, together with accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under §§3.4 and 3.5) (which payments and credit support may be held and applied to the Loans, interest, fees and other obligations of such Bank on a non-pro rata basis with payments made to the other Banks, notwithstanding the provisions of §29 to the contrary); provided, that the Company may not terminate the Commitments of a Bank pursuant to this paragraph if, after giving effect to such termination and the repayment of Loans of such Bank required hereby, the sum of (x) the outstanding principal amount of the Loans plus (y) the Maximum Drawing Amount of outstanding Letters of Credit minus (z) the amount of cash collateral or other credit support satisfactory to the Administrative Agent and each applicable Issuing Bank that the Company has provided to secure Reimbursement Obligations prior to or concurrently with such termination which would exceed the Total Commitment.

For the purposes of this §2.18, a “Non-Consenting Bank” means a Bank that fails to approve an amendment, waiver or consent requested by the Borrower pursuant to §15.9 that has received the written approval of not less than the Majority Banks but also requires the approval of such Bank.

§2.19.            Sustainability Adjustments.

(a)             ESG Amendment. After the Effective Date, the Borrowers, in consultation with the Sustainability Coordinator, shall be entitled to establish specified Key Performance Indicators (“KPI’s”) with respect to certain Environmental, Social and Governance (“ESG”) targets of the Company and its Subsidiaries. The Sustainability Coordinator, the Borrowers, the Administrative Agent and the Majority Banks may amend this Agreement (such amendment, the “ESG Amendment”) solely for the purpose of incorporating the KPI’s and other related provisions (including provisions with respect to the reporting and validation of the measurement of the proposed KPI’s) (the “ESG Pricing Provisions”) into this Agreement. Upon effectiveness of any such ESG Amendment, based on the Borrowers’ performance against the KPI’s, certain adjustments (increase, decrease or no adjustment) to the otherwise applicable Applicable Rate for the Facility Fee, Applicable Letter of Credit Fee Rate, Applicable Rate for Term SOFR Loans, SOFR Daily Floating Rate Loans and Alternative Currency Term Rate Loans and Applicable Rate for Base Rate Loans and Canadian Prime Rate Loans will be made; provided that the amount of such adjustments shall not exceed (x) a 0.010% increase and/or decrease in the otherwise applicable Applicable Rate for the Facility Fee and (y) a 0.040% increase and/or decrease in the otherwise applicable Applicable Rate for Term SOFR Loans, SOFR Daily Floating Rate Loans and Alternative Currency Term Rate Loans and the Applicable Letter of Credit Fee Rate and the Applicable Rate for Base Rate Loans and Canadian Prime Rate Loans, and the adjustments to the Applicable Rate for Base Rate Loans and Canadian Prime Rate Loans shall be the same amount, in basis points, as the adjustments to the Applicable Rate for Term SOFR Loans, SOFR Daily Floating Rate Loans and Alternative Currency Term Rate Loans; provided that in no event shall the Applicable Rate for any Loans be less than zero. The pricing adjustments pursuant to the KPI’s will require, among other things, reporting and validation of the measurement of the KPI’s in a manner that is aligned with the Sustainability Linked Loan Principles1 (as in effect from time to time) and is to be agreed between the Company and the Sustainability Coordinator (each acting reasonably). Following the effectiveness of the ESG Amendment, any modification to the ESG Pricing Provisions shall be subject only to the consent of the Borrowers and the Majority Banks if such modification does not have the effect of reducing the Applicable Rate for the Facility Fee, Applicable Rate for Base Rate Loans and Canadian Prime Rate Loans, or Applicable Rate for Term SOFR Loans, SOFR Daily Floating Rate Loans and Alternative Currency Term Rate Loans to a level not otherwise permitted by this paragraph (it being understood that any such modification having the effect of reducing the Applicable Rate for the Facility Fee, Applicable Rate for Base Rate Loans and Canadian Prime Rate Loans or Applicable Rate for Term SOFR Loans, SOFR Daily Floating Rate Loans and Alternative Currency Term Rate Loans to a level not otherwise permitted by this paragraph would require approval by all affected Banks in accordance with §15.9 or §24).

(b)             Sustainability Coordinator. The Sustainability Coordinator will (i) assist the Borrowers in determining the ESG Pricing Provisions in connection with the ESG Amendment and (ii) assist the Borrowers in preparing informational materials focused on ESG to be used in connection with the ESG Amendment.

(c)             Conflicting Provisions. This Section shall supersede any provisions in §15.9 or §24 to the contrary.

§3.            TAXES, YIELD PROTECTION AND ILLEGALITY.

§3.1.            Taxes.

§3.1.1            Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes. (a)  Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable laws. If any applicable laws (as determined in the good faith discretion of the Administrative Agent) require the deduction or withholding of any Tax from any such payment by the Administrative Agent or a Loan Party, then the Administrative Agent or such Loan Party shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to §3.1.5) below.

1 The Sustainability Linked Loan Principles were published in March 2022 by the Loan Market Association, Asia Pacific Loan Market Association and Loan Syndications & Trading Association.

(b)            If any Loan Party or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are reasonably determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to §3.1.5) below, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this §3.1) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(c)            If any Loan Party or the Administrative Agent shall be required by any applicable laws other than the Code to withhold or deduct any Taxes from any payment, then (A) such Loan Party or the Administrative Agent, as required by such laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to §3.1.5 below, (B) such Loan Party or the Administrative Agent, to the extent required by such laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this §3.1) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

§3.1.2            Payment of Other Taxes by the Loan Parties. Without limiting the provisions of subsection (a) above, the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

§3.1.3            Tax Indemnifications. (a)  Each of the Loan Parties shall, and does hereby, jointly and severally (except as otherwise provided below) indemnify each Recipient, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this §3.1) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Bank or an Issuing Bank (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Bank or an Issuing Bank, shall be conclusive absent manifest error. Each of the Loan Parties shall, and does hereby, jointly and severally (except as otherwise provided below) indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Bank or an Issuing Bank for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to §3.1.3(b) below. For purposes of this §3.1, the “joint and several” liability of each Canadian Borrower shall be limited such that each Canadian Borrower is jointly and severally liable only for any liabilities of the other Canadian Borrower.

(b)            Each Bank and each Issuing Bank shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Bank or such Issuing Bank (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Party to do so), (y) the Administrative Agent and the Loan Party, as applicable, against any Taxes attributable to such Bank’s failure to comply with the provisions of §20 relating to the maintenance of a Participant Register and (z) the Administrative Agent and the Loan Party, as applicable, against any Excluded Taxes attributable to such Bank or such Issuing Bank, in each case, that are payable or paid by the Administrative Agent or a Loan Party in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Bank by the Administrative Agent shall be conclusive absent manifest error. Each Bank and each Issuing Bank hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Bank or such Issuing Bank, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).

§3.1.4            Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority as provided in this §3.1, the Company shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by laws to report such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

§3.1.5            Status of Banks; Tax Documentation. (a)  Any Bank that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Company and the Administrative Agent, at the time or times reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law or the taxing authorities of a jurisdiction pursuant to such applicable law or reasonably requested by the Company or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Bank, if reasonably requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Bank is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation either (A) set forth in §3.1.5(b)(i), (b)(ii) and (b)(iii), below or (B) required by applicable law other than the Code or the taxing authorities of the jurisdiction pursuant to such applicable law to comply with the requirements for exemption or reduction of withholding tax in that jurisdiction) shall not be required if in the Bank’s reasonable judgment such completion, execution or submission would subject such Bank to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Bank.

(b)            Without limiting the generality of the foregoing, in the event that a Borrower is a U.S. Person,

(i)             any Bank that is a U.S. Person shall deliver to the Company and the Administrative Agent on or prior to the date on which such Bank becomes a Bank under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Bank is exempt from U.S. federal backup withholding tax;

(ii)            any Foreign Bank shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Bank becomes a Bank under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), whichever of the following is applicable:

a.              in the case of a Foreign Bank claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BENE (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BENE (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

b.            executed copies of IRS Form W-8ECI;

c.            in the case of a Foreign Bank claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Bank is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Company within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BENE (or W-8BEN, as applicable); or

d.            to the extent a Foreign Bank is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BENE (or W-8BEN, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Bank is a partnership and one or more direct or indirect partners of such Foreign Bank are claiming the portfolio interest exemption, such Foreign Bank may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner;

(iii)            any Foreign Bank shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Bank becomes a Bank under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Company or the Administrative Agent to determine the withholding or deduction required to be made; and

(iv)            if a payment made to a Bank under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Bank were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Bank shall deliver to the Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company and the Administrative Agent to comply with their obligations under FATCA and to determine that such Bank has complied with such Bank’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (iv), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(c)              Each Bank agrees that if any form or certification it previously delivered pursuant to this §3.1 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so.

§3.1.6            Treatment of Certain Refunds. Unless required by applicable laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Bank or an Issuing Bank, or have any obligation to pay to any Bank or any Issuing Bank, any refund of Taxes withheld or deducted from funds paid for the account of such Bank or such Issuing Bank, as the case may be. If any Recipient determines that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this §3.1, it shall pay to such Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by a Loan Party under this §3.1 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that each Loan Party, upon the request of the Recipient, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to such Loan Party pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Loan Party or any other Person.

§3.1.7            Survival. Each party’s obligations under this §3.1 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Bank or an Issuing Bank, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

§3.2.          Illegality. If any Bank determines that any law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Bank or its applicable Lending Office to perform any of its obligations hereunder or make, maintain or fund or charge interest with respect to any Credit Extension, or to determine or charge interest rates based upon a Relevant Rate, or any Governmental Authority has imposed material restrictions on the authority of such Bank to purchase or sell, or to take deposits of, Dollars or Canadian Dollars in the applicable interbank market, then, on notice thereof by such Bank to the Company through the Administrative Agent, (i) any obligation of such Bank to issue, make, maintain, fund or charge interest with respect to any such Credit Extension or to make or continue Term SOFR Loans or Alternative Currency Term Rate Loans in the affected currency or currencies or to convert Base Rate Loans to Term SOFR Loans or to convert Canadian Prime Rate Loans to Alternative Currency Term Rate Loans shall be, in each case, suspended, and (ii) if such notice asserts the illegality of such Bank making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Term SOFR component of the Base Rate, the interest rate on which Base Rate Loans of such Bank shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate, in each case until such Bank notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrowers shall, upon demand from such Bank (with a copy to the Administrative Agent), prepay or, if applicable and such Loans are denominated in Dollars, convert, all such Term SOFR Loans of such Bank to Base Rate Loans (the interest rate on which Base Rate Loans of such Bank shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate), either on the last day of the Interest Period therefor, if such Bank may lawfully continue to maintain such Alternative Currency Term Rate Loans or Term SOFR Loans to such day, or immediately, if such Bank may not lawfully continue to maintain such Loans and (y) if such notice asserts the illegality of such Bank determining or charging interest rates based upon Term SOFR, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Bank without reference to the Term SOFR component thereof until the Administrative Agent is advised in writing by such Bank that it is no longer illegal for such Bank to determine or charge interest rates based upon Term SOFR. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.

§3.3.          Inability to Determine Rates.

(a)            If in connection with any request for a SOFR Loan or an Alternative Currency Term Rate Loan or a conversion of Base Rate Loans to Term SOFR Loans or a continuation of any of such Loans, as applicable, (i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (A) no Successor Rate for the Relevant Rate for the applicable Agreed Currency has been determined in accordance with §3.3(b) and the circumstances under clause (i) of §3.3(b) or the Scheduled Unavailability Date has occurred with respect to such Relevant Rate (as applicable), or (B) adequate and reasonable means do not otherwise exist for determining the Relevant Rate for the applicable Agreed Currency for any determination date(s) or requested Interest Period, as applicable, with respect to a proposed Term SOFR Loan or an Alternative Currency Term Rate Loan or in connection with an existing or proposed Base Rate Loan, or (ii) the Administrative Agent or the Majority Banks determine that for any reason that the Relevant Rate with respect to a proposed Loan denominated in an Agreed Currency for any requested Interest Period or determination date(s) does not adequately and fairly reflect the cost to such Banks of funding such Loan, the Administrative Agent will promptly so notify the Company and each Bank.

Thereafter, (x) the obligation of the Banks to make or maintain Loans in the affected currencies, as applicable, or to convert Base Rate Loans to Term SOFR Loans, shall be suspended in each case to the extent of the affected SOFR Loans, Alternative Currency Term Rate Loans or Interest Period or determination date(s), as applicable, and (y) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of the Base Rate, the utilization of the Term SOFR component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Majority Banks described in clause (ii) of this §3.3(a), until the Administrative Agent upon instruction of the Majority Banks) revokes such notice.

Upon receipt of such notice, (i) the Company may revoke any pending request for a Borrowing of, or conversion to, or continuation of SOFR Loans or Alternative Currency Term Rate Loans to the extent of the affected SOFR Loans or Alternative Currency Term Rate Loans or Interest Period or determination date(s), as applicable or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans denominated in Dollars in the U.S. Dollar Equivalent of the amount specified therein and (ii) (A) any outstanding Term SOFR Loans shall be deemed to have been converted to Base Rate Loans immediately at the end of their respective Interest Periods and (B) any outstanding affected Alternative Currency Term Rate Loans, at the Company’s election, shall either (1) be converted into Base Rate Loans denominated in Dollars in the U.S. Dollar Equivalent of the amount of such outstanding Alternative Currency Term Rate Loan at the end of the applicable Interest Period, or (2) be prepaid in full at the end of the applicable Interest Period; provided that if no election is made by the Company by the last day of the current Interest Period for the applicable Alternative Currency Term Rate Loan, the Company shall be deemed to have elected clause (1) above.

(b)            Replacement of Relevant Rate or Successor Rate. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Company or the Majority Banks notify the Administrative Agent (with, in the case of the Majority Banks, a copy to the Company) that the Company or the Majority Banks (as applicable) have determined, that:

(i)            adequate and reasonable means do not exist for ascertaining the Relevant Rate for an Agreed Currency because none of the tenors of such Relevant Rate under this Agreement is available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii)            the Applicable Authority has made a public statement identifying a specific date after which all tenors of the Relevant Rate for an Agreed Currency under this Agreement shall or will no longer be representative or made available, or permitted to be used for determining the interest rate of loans denominated in such Agreed Currency, or shall or will otherwise cease, provided that, in each case, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent that will continue to provide such representative tenor(s) of the Relevant Rate for such Agreed Currency (the latest date on which all tenors of the Relevant Rate for such Agreed Currency under this Agreement are no longer representative or available permanently or indefinitely, the “Scheduled Unavailability Date”);

or if the events or circumstances of the type described in §3.3(b)(i), or (ii) have occurred with respect to the Successor Rate then in effect, then, the Administrative Agent and the Company may amend this Agreement solely for the purpose of replacing the Relevant Rate for an Agreed Currency or any then current Successor Rate for an Agreed Currency in accordance with this §3.3(b) with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in such Agreed Currency for such alternative benchmarks, and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in such Agreed Currency for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated (and any such proposed rate, including for the avoidance of doubt, any adjustment thereto, a “Successor Rate”), and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Banks and the Company unless, prior to such time, Banks comprising the Majority Banks have delivered to the Administrative Agent written notice that such Majority Banks object to such amendment.

(c)            Successor Rate. The Administrative Agent will promptly (in one or more notices) notify the Company and each Bank of the implementation of any Successor Rate.

Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than zero, the Successor Rate will be deemed to be zero for the purposes of this Agreement and the other Loan Documents.

In connection with the implementation of a Successor Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Company and the Banks reasonably promptly after such amendment becomes effective.

§3.4.          Increased Costs.

§3.4.1            Increased Costs Generally. If any Change in Law shall:

(a)            impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Bank or any Issuing Bank;

(b)            subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(c)            impose on any Bank or any Issuing Bank or any applicable interbank market any other condition, cost or expense affecting this Agreement, SOFR Loans made by such Bank or Alternative Currency Term Rate Loans made by such Bank or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Bank of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Bank or such Issuing Bank of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Bank or such Issuing Bank hereunder (whether of principal, interest or any other amount) then, upon request of such Bank or such Issuing Bank, the Company will pay (or cause the applicable Canadian Borrower to pay) to such Bank or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Bank or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

§3.4.2            Capital Requirements. If any Bank or any Issuing Bank determines that any Change in Law affecting such Bank or such Issuing Bank or any Lending Office of such Bank or such Bank’s or such Issuing Bank’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Bank’s or such Issuing Bank’s capital or on the capital of such Bank’s or the such Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of such Bank or the Loans made by, or participations in Letters of Credit or Swing Line Loans held by, such Bank, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Bank or such Issuing Bank or such Bank’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Bank’s or such Issuing Bank’s policies and the policies of such Bank’s or such Issuing Bank’s holding company with respect to capital adequacy), then from time to time the Company will pay (or cause the applicable Canadian Borrower to pay) to such Bank or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Bank or such Issuing Bank or such Bank’s or such Issuing Bank’s holding company for any such reduction suffered.

§3.4.3            Certificates for Reimbursement. A certificate of a Bank or an Issuing Bank setting forth the amount or amounts necessary to compensate such Bank or such Issuing Bank or its holding company, as the case may be, as specified in §§3.4.1 or 3.4.2  and delivered to the Company shall be conclusive absent manifest error. The Company shall pay (or cause the applicable Canadian Borrower to pay) such Bank or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

§3.4.4            Delay in Requests. Failure or delay on the part of any Bank or any Issuing Bank to demand compensation pursuant to the foregoing provisions of this §3.4 shall not constitute a waiver of such Bank’s or such Issuing Bank’s right to demand such compensation, provided that no Borrower shall be required to compensate a Bank or an Issuing Bank pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Bank or such Issuing Bank, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Bank’s or such Issuing Bank’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

§3.5.          Compensation for Losses. Upon demand of any Bank (with a copy to the Administrative Agent) from time to time, the Company shall promptly compensate (or cause the applicable Canadian Borrower to compensate) such Bank for and hold such Bank harmless from any loss, cost or expense incurred by it as a result of:

§3.5.1            any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan or Canadian Prime Rate Loan on a day other than the last day of the Interest Period, relevant interest payment date or payment period, as applicable, for such Loan, if applicable (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

§3.5.2            any failure by any Borrower (for a reason other than the failure of such Bank to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan or Canadian Prime Rate Loan on the date or in the amount notified by the Company or the applicable Canadian Borrower;

§3.5.3            any failure by any Borrower to make payment of any Loan or drawing under any Letter of Credit (or interest due thereon) denominated in Canadian Dollars on its scheduled due date or any payment thereof in a different currency; or

§3.5.4            any assignment of an Alternative Currency Term Rate Loan or Term SOFR Loan, in each case on a day other than the last day of the Interest Period therefor as a result of a request by the Company pursuant to §2.18;

including any loss of anticipated profits, any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract. The Company shall also pay (or cause the applicable Canadian Borrower to pay) any customary administrative fees charged by such Bank in connection with the foregoing.

For purposes of calculating amounts payable by the Company (or the applicable Canadian Borrower) to the Banks under this §3.5, each Bank shall be deemed to have funded each Term SOFR Loan or Alternative Currency Term Rate Loan made by it at the Term SOFR Rate or Alternative Currency Term Rate, as applicable, for such Loan by a matching deposit or other borrowing in the applicable interbank market for such currency for a comparable amount and for a comparable period, whether or not such Loan was in fact so funded.

§3.6.          Mitigation Obligations; Replacement of Banks.

§3.6.1            Designation of a Different Lending Office. Each Bank may make any Credit Extension to a Borrower through any Lending Office, provided that the exercise of this option shall not affect the obligation of the Borrowers to repay the Credit Extension in accordance with the terms of this Agreement. If any Bank requests compensation under §3.4, or requires any Borrower to pay any Indemnified Taxes or additional amounts to any Bank, any Issuing Bank, or any Governmental Authority for the account of any Bank or any Issuing Bank pursuant to §3.1, or if any Bank gives a notice pursuant to §3.2, then at the request of the Company such Bank or such Issuing Bank shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Bank or such Issuing Bank, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to §§3.1 or 3.4, as the case may be, in the future, or eliminate the need for the notice pursuant to §3.2, as applicable, and (ii) in each case, would not subject such Bank or such Issuing Bank, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Bank or such Issuing Bank, as the case may be. The Company hereby agrees to pay (or cause the applicable Canadian Borrower to pay) all reasonable costs and expenses incurred by any Bank or any Issuing Bank in connection with any such designation or assignment.

§3.6.2            Replacement of Banks. If any Bank requests compensation under §3.4, or if any Borrower is required to pay any Indemnified Taxes or additional amounts to any Bank or any Governmental Authority for the account of any Bank pursuant to §3.1 and, in each case, such Bank has declined or is unable to designate a different lending office in accordance with §3.6.1, the Company may replace such Bank in accordance with §2.18.

§3.7.          Survival. All obligations of the Loan Parties under this §3 shall survive termination of the Total Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.

§4.          [Reserved.]

§5.          [Reserved.]

§6.          REPRESENTATIONS AND WARRANTIES. Each Borrower (and the Guarantor, where applicable) represents and warrants to the Banks that:

§6.1.          Corporate Authority.

(a)            Incorporation; Good Standing. Each Borrower and each Significant Subsidiary (i) is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of formation, (ii) has all requisite corporate power to own its property and conduct its business as now conducted and as presently contemplated, and (iii) is in good standing and is duly authorized to do business in each jurisdiction in which its property or business as presently conducted or contemplated makes such qualification necessary, except where a failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

(b)            Authorization. The execution, delivery and performance of its Loan Documents and the transactions contemplated hereby and thereby (i) are within the corporate authority of each Borrower and the Guarantor, (ii) have been duly authorized by all necessary corporate proceedings on the part of each Borrower and the Guarantor, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which any Borrower or the Guarantor or any of their Subsidiaries is subject, (iv) do not contravene any judgment, order, writ, injunction, license or permit applicable to any Borrower, the Guarantor or any of their Subsidiaries so as to have a Material Adverse Effect, and (v) do not conflict with any provision of the corporate charter or bylaws of any Borrower, the Guarantor or any Significant Subsidiary or any agreement or other instrument binding upon any Borrower, the Guarantor or any Significant Subsidiaries, except for those conflicts with any such agreement or instrument which could not reasonably be expected to have a Material Adverse Effect.

(c)            Enforceability. The execution, delivery and performance of the Loan Documents by each Borrower and the Guarantor will result in valid and legally binding obligations of such Borrower and the Guarantor enforceable against them in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights generally and general principles of equity.

§6.2.          Governmental and Other Approvals. The execution, delivery and performance of the Loan Documents by each Borrower and the Guarantor and the consummation by such Borrower and the Guarantor of the transactions contemplated hereby and thereby do not require any approval or consent of, or filing with, any governmental agency or authority or other third party other than those already obtained and those required after the date hereof in connection with the Borrowers’ performance of the covenants contained in §§7, 8 and 9 hereof.

§6.3.          Title to Properties; Leases. Each Borrower and its Subsidiaries own all of the assets reflected in the consolidated balance sheet as at the Interim Balance Sheet Date or acquired since that date (except property and assets (a) operated under Capital Leases, (b) sold or otherwise disposed of in the ordinary course of business since that date, or (c) consolidated in accordance with variable entity guidance in FASB ASC 810), subject to no Liens except Permitted Liens.

§6.4.          Financial Statements; Solvency.

(a)            There have been furnished to the Banks consolidated balance sheets of the Company dated the Balance Sheet Date and consolidated statements of operations for the fiscal periods then ended, certified by the Accountants. In addition, there have been furnished to the Banks consolidated balance sheets of the Company and its Subsidiaries dated the Interim Balance Sheet Date and the related consolidated statements of operations for the fiscal quarter ending on the Interim Balance Sheet Date. All said balance sheets and statements of operations have been prepared in accordance with GAAP (but, in the case of any of such financial statements which are unaudited, only to the extent GAAP is applicable to interim unaudited reports), and fairly present, in all material respects, the financial condition of the Company and its Subsidiaries on a consolidated basis as at the close of business on the dates thereof and the results of operations for the periods then ended, subject, in the case of unaudited interim financial statements, to changes resulting from audit and normal year-end adjustments and to the absence of complete footnotes. There are no contingent liabilities of the Borrowers and their Subsidiaries involving material amounts, known to the officers of any Borrower or the Guarantor, which have not been disclosed in said balance sheets and the related notes thereto or otherwise in writing to the Banks.

(b)            Each Borrower on a consolidated basis (both before and after giving effect to the transactions contemplated by this Agreement) is solvent (i.e., it has assets having a fair value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured) and has, and expects to have, the ability to pay its debts from time to time incurred in connection therewith as such debts mature.

§6.5.          No Material Changes, Etc. Since the Balance Sheet Date, there have been no material adverse changes in the consolidated financial condition, business, assets or liabilities (contingent or otherwise) of the Company and its Subsidiaries, taken as a whole, other than changes in the ordinary course of business which have not had a Material Adverse Effect.

§6.6.          Franchises, Patents, Copyrights, Etc. Each Borrower and each of its Subsidiaries possess all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of their business substantially as now conducted (other than those the absence of which would not have a Material Adverse Effect) without known conflict with any rights of others other than a conflict which would not have a Material Adverse Effect.

§6.7.          Litigation. Except as set forth on Schedule 6.7 or in the Disclosure Documents, there are no actions, suits, proceedings or investigations of any kind pending or, to the knowledge of any Borrower, threatened against such Borrower or any of its Subsidiaries before any court, tribunal or administrative agency or board which, either in any case or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

§6.8.          No Materially Adverse Contracts, Etc. No Borrower nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of such Borrower’s or such Subsidiary’s officers has or could reasonably be expected in the future to have a Material Adverse Effect. No Borrower nor any of its Subsidiaries is a party to any contract or agreement which in the judgment of such Borrower’s or its Subsidiary’s officers has or could reasonably be expected to have any Material Adverse Effect, except as otherwise reflected in adequate reserves as required by GAAP.

§6.9.          Compliance With Other Instruments, Laws, Etc. No Borrower nor any of its Subsidiaries is (a) violating any provision of its charter documents or by-laws or (b) violating any agreement or instrument to which any of them may be subject or by which any of them or any of their properties may be bound or any decree, order, judgment, or any statute, license, rule or regulation, in a manner which could (in the case of such agreements or such instruments) reasonably be expected to result in a Material Adverse Effect.

§6.10.          Tax Status. Each Borrower and its Subsidiaries have filed all federal, state, provincial and territorial income and all other tax returns, reports and declarations (or obtained extensions with respect thereto) required by applicable law to be filed by them (unless and only to the extent that such Borrower or such Subsidiary has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes as required by GAAP); and have paid all taxes and other governmental assessments and charges (other than taxes, assessments and other governmental charges imposed by jurisdictions other than the United States, Canada or any political subdivision thereof which in the aggregate are not material to the financial condition, business or assets of such Borrower or such Subsidiary on an individual basis or of the Company and its Subsidiaries on a consolidated basis) that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith; and, as required by GAAP, have set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. Except to the extent contested in the manner permitted in the preceding sentence, there are no unpaid taxes in any material amount claimed by the taxing authority of any jurisdiction to be due and owing by any Borrower or any of its Subsidiaries, nor do the officers of any Borrower or any Subsidiary know of any basis for any such claim.

§6.11.          No Event of Default. No Default or Event of Default has occurred hereunder and is continuing.

§6.12.          Investment Company Act. No Borrower nor any of its Subsidiaries is a “registered investment company”, or an “affiliated company” or a “principal underwriter” of a “registered investment company”, as such terms are defined in the Investment Company Act of 1940.

§6.13.          Absence of Financing Statements, Etc. Except as permitted by §8.1 of this Agreement, there is no Indebtedness senior to the Obligations, and except for Permitted Liens, there are no Liens, or any effective financing statement, security agreement, hypothec, chattel mortgage, real estate mortgage, debenture or other document filed or recorded with any filing records, registry, or other public office, which purports to cover, affect or give notice of any present or possible future Lien on any assets or property of any Borrower or any of its Subsidiaries or right thereunder.

§6.14.          Employee Benefit Plans.

§6.14.1            In General. (a) Except as could not reasonably be expected to have a Material Adverse Effect, each Employee Benefit Plan and Canadian Pension Plan has been maintained and operated in compliance with the provisions of all applicable laws (including, without limitation, in the case of each Employee Benefit Plan, ERISA and, to the extent applicable, the Code, and, in the case of any Canadian Pension Plan, all applicable Canadian laws). Promptly upon the request of any Bank or the Administrative Agent, each Borrower will furnish to the Administrative Agent the most recently completed annual report, Form 5500, with all required attachments, and actuarial statement required to be submitted under §103(d) of ERISA, with respect to each Guaranteed Pension Plan. (b) Except as could not reasonably be expected to have a Material Adverse Effect, (i) each Canadian Pension Plan has received a confirmation of registration from the Canada Revenue Agency and, to the best knowledge of the Company, nothing has occurred which would prevent, or cause the loss of, such registration and (ii) each Loan Party and each Subsidiary has made all required contributions to each Canadian Pension Plan. The aggregate solvency deficiency for the Canadian Defined Benefit Pension Plans of each Borrower and each Subsidiary in existence on the Effective Date is not, and has not resulted and could not reasonably be expected to have a Material Adverse Effect.

§6.14.2            Terminability of Welfare Plans. Except as could not reasonably be expected to have a Material Adverse Effect, (i) under each Employee Benefit Plan which is an employee welfare benefit plan within the meaning of §3(1) or §3(2)(B) of ERISA, no benefits are due unless the event giving rise to the benefit entitlement occurs prior to plan termination (except as required by Title 1, Part 6 of ERISA), and (ii) any Borrower or an ERISA Affiliate, as appropriate, may terminate each such employee welfare benefit plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of such Borrower or such ERISA Affiliate without liability to any Borrower or any Subsidiary.

§6.14.3            Guaranteed Pension Plans. Except as could not reasonably be expected to have a Material Adverse Effect: (a) each contribution required to be made to a Guaranteed Pension Plan, whether required to be made to avoid a violation of the minimum funding standards under §§412 and 430 of the Code, the notice or lien provisions of §303(k) or §4068 of ERISA, or otherwise, has been timely made; (b) no waiver of the minimum funding standards under §§412 and 430 of the Code or extension of amortization periods has been received with respect to any Guaranteed Pension Plan; (c) no liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by any Borrower or any ERISA Affiliate with respect to any Guaranteed Pension Plan (other than Terminated Plans) and there has not been any ERISA Reportable Event, or any other event or condition which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC; and (d) other than with respect to the Terminated Plans, based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within twelve months of the date of this representation), and on the actuarial methods and assumptions employed for that valuation, each Guaranteed Pension Plan is in compliance with the minimum funding standards as set forth in §302 of ERISA and is not subject to any restrictions concerning (i) providing shutdown or similar benefits, (ii) amendments to increase benefits, (iii) paying lump sums or (iv) continuing to accrue benefits, as described by the Pension Protection Act of 2006.

§6.14.4            Plan Assets. Each Borrower represents and warrants as of the Effective Date that such Borrower is not and will not be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments.

§6.14.5            Multiemployer Plans. Except for liabilities that have been discharged prior to the Effective Date or as to which accruals have been made in accordance with GAAP prior to the Effective Date as reflected in the Disclosure Documents or as could not reasonably be expected to have a Material Adverse Effect, no Borrower nor any ERISA Affiliate has incurred any liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under §4201 of ERISA or as a result of a sale of assets described in §4204 of ERISA. No Borrower nor any ERISA Affiliate has been notified that any Multiemployer Plan is insolvent under and within the meaning of §4245 of ERISA or that any Multiemployer Plan intends to terminate or has been terminated under §4041A of ERISA, except as could not reasonably be expected to have a Material Adverse Effect.

§6.15.          Environmental Compliance. Each Borrower and its Subsidiaries have taken all steps that they have deemed reasonably necessary to investigate the past and present condition and usage of the Real Property and the operations conducted by such Borrower and its Subsidiaries and, based upon such diligent investigation, have determined that, except as set forth on Schedule 6.15 or in the Disclosure Documents:

(a)            No Borrower, no Significant Subsidiary, nor any operator of their properties, is in violation, or alleged violation, of any judgment, decree, order, law, permit, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act (“RCRA”), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended (“CERCLA”), the Superfund Amendments and Reauthorization Act of 1986 (“SARA”), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, the Canadian Environmental Protection Act, 1999, or any applicable international, federal, state, provincial, territorial or local statute, regulation, ordinance, order or decree relating to health, safety, waste transportation or disposal, or the environment (the “Environmental Laws”), which violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(b)            Except with respect to any such matters that could not reasonably be expected to have a Material Adverse Effect, no Borrower nor any Significant Subsidiary has received notice from any third party including, without limitation: any Governmental Authority, (i) that any one of them has been identified by the United States Environmental Protection Agency (“EPA”) as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B; (ii) that any hazardous waste, as defined by 42 U.S.C. §6903(5), any hazardous substances as defined by 42 U.S.C. §9601(14), any pollutant or contaminant as defined by 42 U.S.C. §9601(33) or any toxic substance, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws, excluding household hazardous waste (“Hazardous Substances”), which any one of them has generated, transported or disposed of, has been found at any site at which a federal, state, provincial, territorial or local agency or other third party has conducted or has ordered that a Borrower or any Significant Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, legal or administrative proceeding arising out of any third party’s incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the Release of Hazardous Substances.

(c)            Except for those occurrences or situations that could not reasonably be expected to have a Material Adverse Effect, (i) no portion of the Real Property or other assets of a Borrower or any Significant Subsidiary has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws; (ii) in the course of any activities conducted by a Borrower, any Significant Subsidiaries, or operators of the Real Property or other assets of a Borrower or any Significant Subsidiaries, no Hazardous Substances have been generated or are being used on such properties except in accordance with applicable Environmental Laws; (iii) there have been no unpermitted Releases or threatened Releases of Hazardous Substances on, upon, into or from the Real Property or other assets of a Borrower or any Significant Subsidiaries; and (iv) any Hazardous Substances that have been generated on the Real Property or other assets of a Borrower or any Significant Subsidiaries have been transported offsite only by carriers having an identification number issued by the EPA, treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to each Borrower’s knowledge, operating in compliance with such permits and applicable Environmental Laws.

§6.16.          Disclosure. No representation or warranty made by any Borrower or the Guarantor in this Agreement or in any agreement, instrument, document, certificate, or financial statement furnished to the Banks or the Administrative Agent by or on behalf of or at the request of any Borrower and the Guarantor in connection with any of the transactions contemplated by the Loan Documents contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein, taken as a whole, not misleading in light of the circumstances in which they are made.

§6.17.          Permits and Governmental Authority. All permits (other than those the absence of which could not reasonably be expected to have a Material Adverse Effect) required for the construction and operation of all landfills currently owned or operated by any Borrower or any Significant Subsidiaries have been obtained and remain in full force and effect and are not subject to any appeals or further proceedings or to any unsatisfied conditions that may allow material modification or revocation. No Borrower nor any of its Subsidiaries, nor, to the knowledge of any Borrower, the holder of such permits is in violation of any such permits, except for any violation which could not reasonably be expected to have a Material Adverse Effect.

§6.18.          Margin Stock. No Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Loans will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock in violation of Regulations T, U or X of the Board of Governors of the Federal Reserve System.

§6.19.          Sanctions. No Borrower, nor any of its Subsidiaries, nor, to the knowledge of a Borrower or any of its Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is, or is owned or controlled by any individual or entity that is (a) currently the subject or target of any Sanctions, (b) included on OFAC’s List of Specially Designated Nationals, the Canadian Sanctions List or HMT’s Consolidated List of Financial Sanctions Targets, or any similar list enforced by any other relevant sanctions authority or (c) located, organized or resident in a Designated Jurisdiction.

§6.20.          Anti-Corruption Laws; Sanctions. Each Borrower and its Subsidiaries have conducted their businesses in compliance with all applicable Sanctions, the FCPA, the Corruption of Foreign Public Officials Act (Canada), the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions, and have instituted and maintained policies and procedures designed to promote and achieve compliance with such Sanctions, laws, regulations and rules.

§6.21.          Affected Financial Institutions; Beneficial Ownership Certification; Covered Entities. None of the Borrowers nor the Guarantor is an Affected Financial Institution. As of the Effective Date, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects. No Loan Party is a Covered Entity.

§7.          AFFIRMATIVE COVENANTS OF THE BORROWERS. Each Borrower agrees that, so long as any Obligation or Letter of Credit is outstanding or the Banks have any obligation to make Loans or any Issuing Bank has any obligation to issue, extend or renew any Letter of Credit hereunder, or the Banks have any obligations to reimburse any Issuing Bank for drawings honored under any Letter of Credit, it shall, and shall cause its Subsidiaries (or, if so indicated below, cause only Significant Subsidiaries) to, comply with the following covenants:

§7.1.          Punctual Payment. Each Borrower will duly and punctually pay or cause to be paid the principal of and interest on the Loans, all Reimbursement Obligations, fees and other amounts provided for in this Agreement and the other Loan Documents, all in accordance with the terms of this Agreement and such other Loan Documents.

§7.2.          Maintenance of U.S. Office. The Company will maintain its chief executive offices at Houston, Texas, or at such other place in the United States of America as the Company shall designate upon 30 days’ prior written notice to the Administrative Agent.

§7.3.          Records and Accounts. Each Borrower will, and will cause each of its Subsidiaries to, keep true and accurate records and books of account in which full, true and correct entries will be made in accordance with GAAP and with the requirements of all regulatory authorities and maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties, all other contingencies, and all other proper reserves.

§7.4.          Financial Statements, Certificates and Information. The Company will deliver to the Banks:

(a)            as soon as practicable, but, in any event not later than 100 days after the end of each fiscal year of the Company, the consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, consolidated statements of cash flows, and the related consolidated statements of operations, each setting forth in comparative form the figures for the previous fiscal year, all such consolidated financial statements to be in reasonable detail, prepared in accordance with GAAP and, with respect to the consolidated financial statements, certified by Ernst & Young LLP or by other nationally recognized independent auditors selected by the Company and reasonably satisfactory to the Administrative Agent (the “Accountants”). In addition, simultaneously therewith, the Company shall provide the Banks with a written statement from such Accountants to the effect that they have read a copy of this Agreement, and that, in making the examination necessary to said certification, they have obtained no knowledge of any Default or Event of Default, or, if such Accountants shall have obtained knowledge of any then existing Default or Event of Default they shall disclose in such statement any such Default or Event of Default;

(b)            as soon as practicable, but in any event not later than 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, copies of the consolidated balance sheet and statement of operations of the Company and its Subsidiaries as at the end of such quarter, subject to year-end adjustments, and the related consolidated statement of cash flows, all in reasonable detail and prepared in accordance with GAAP (to the extent GAAP is applicable to interim unaudited financial statements) with a certification by the principal financial or accounting officer of the Company (the “CFO” or the “CAO”) that the consolidated financial statements are prepared in accordance with GAAP (to the extent GAAP is applicable to interim unaudited financial statements) and fairly present, in all material respects, the consolidated financial condition of the Company and its Subsidiaries as at the close of business on the date thereof and the results of operations for the period then ended, subject to year-end adjustments and the exclusion of detailed footnotes;

(c)            simultaneously with the delivery of the financial statements referred to in (a) and (b) above, a certificate in the form of Exhibit C hereto (the “Compliance Certificate”) signed by the CFO or the CAO or the Company’s corporate treasurer, stating that the Borrowers and their Subsidiaries are in compliance with the covenants contained in §§7, 8 and 9 hereof as of the end of the applicable period and setting forth in reasonable detail computations evidencing such compliance with respect to the covenants contained in §9 hereof and that no Default or Event of Default exists, provided that if any Borrower shall at the time of issuance of such Compliance Certificate or at any other time obtain knowledge of any Default or Event of Default, the Company shall include in such certificate or otherwise deliver forthwith to the Banks a certificate specifying the nature and period of existence thereof and what action the Borrowers propose to take with respect thereto;

(d)            promptly following the filing or mailing thereof, copies of all material documents of a financial nature filed with the Securities and Exchange Commission or sent to the Company’s and its Subsidiaries’ stockholders generally;

(e)            promptly following any request therefor, provide information and documentation reasonably requested by the Administrative Agent or any Bank for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the USA PATRIOT Act, the Canadian AML Acts and the Beneficial Ownership Regulation; and

(f)            from time to time such other financial data and other information as any of the Banks may reasonably request through the Administrative Agent.

In addition, the Company shall, promptly upon the issuance thereof, notify the Administrative Agent of any announcement by Moody’s or S&P (i) of any change in any Senior Public Debt Rating or (ii) that any Senior Public Debt Rating will be put on a “negative outlook” or “negative credit watch.”

Each Borrower hereby authorizes each Bank to disclose any information obtained pursuant to this Agreement to all appropriate governmental regulatory authorities where required by law; provided, however, this authorization shall not be deemed to be a waiver of any rights to object to the disclosure by the Banks of any such information which such Borrower has or may have under the federal Right to Financial Privacy Act of 1978, as in effect from time to time, except as to matters specifically permitted therein.

§7.5.          Existence and Conduct of Business. Each Borrower will, and will cause each Significant Subsidiary to, do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights and franchises; and effect and maintain its foreign qualifications (except where the failure of such Borrower or any Significant Subsidiary to remain so qualified could not reasonably be expected to have a Material Adverse Effect), licensing, domestication or authorization, except as any of the foregoing may be terminated by its Board of Directors in the exercise of its reasonable judgment; provided that such termination could not reasonably be expected to have a Material Adverse Effect. No Borrower will, or will cause its Subsidiaries to, become obligated under any contract or binding arrangement which, at the time it was entered into, could reasonably be expected to have a Material Adverse Effect. Each Borrower will, and will cause each of its Subsidiaries to, continue to engage primarily in any of the businesses now conducted by such Borrower and its Subsidiaries and in related, complementary or supplemental businesses, and any additional businesses acquired pursuant to the terms of §8.4(a) hereunder.

§7.6.          Maintenance of Properties. Each Borrower will, and will cause each Significant Subsidiary to, cause all material properties used or useful in the conduct of their businesses to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment and cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of each Borrower and the Significant Subsidiaries may be necessary so that the businesses carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this section shall prevent any Borrower or any of its Subsidiaries from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the judgment of such Borrower or such Subsidiary, desirable in the conduct of its or their business and which could not reasonably be expected to have a Material Adverse Effect.

§7.7.          Insurance. Each Borrower will, and will cause its Subsidiaries to, maintain insurance of the kinds, covering the risks (other than risks arising out of or in any way connected with personal liability of any officers and directors thereof) and in the relative proportionate amounts usually carried by reasonable and prudent companies conducting businesses similar to that of such Borrower and its Subsidiaries, in amounts substantially similar to the existing coverage maintained by such Borrower and its Subsidiaries. Such insurance shall be with financially sound and reputable insurance companies (including captive insurance companies), funds or underwriters, or may be pursuant to self-insurance plans. In addition, each Borrower will furnish from time to time, upon the Administrative Agent’s request, a summary of the insurance coverage of such Borrower and its Subsidiaries, which summary shall be in form and substance satisfactory to the Administrative Agent and, if requested by the Administrative Agent, will furnish to the Administrative Agent copies of the applicable policies.

§7.8.          Taxes. Each Borrower will, and will cause its Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies, which if unpaid might by law become a Lien upon any of its property; provided, however, that any such tax, assessment, charge, levy or claim need not be paid if the failure to do so (either individually, or in the aggregate for all such failures) could not reasonably be expected to have a Material Adverse Effect and the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if such Borrower or such Subsidiary shall have set aside on its books adequate reserves with respect thereto as required by GAAP; and provided, further, that such Borrower or such Subsidiary will pay all such taxes, assessments, charges, levies or claims prior to the foreclosure on any Lien which may have attached as security therefor.

§7.9.          Inspection of Properties, Books and Contracts. Each Borrower will, and will cause each Significant Subsidiary to, permit the Administrative Agent or any Bank or any of their designated representatives, upon reasonable notice, to visit and inspect any of the properties of such Borrower and the Significant Subsidiaries, to examine the books of account of such Borrower and the Significant Subsidiaries, or contracts (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of such Borrower and the Significant Subsidiaries with, and to be advised as to the same by, their officers, all at such times and intervals as may be reasonably requested.

§7.10.          Compliance with Laws, Contracts, Licenses and Permits; Maintenance of Material Licenses and Permits. Each Borrower will, and will cause each Subsidiary to, (i) comply with the provisions of its charter documents and by-laws; (ii) comply with all agreements and instruments by which it or any of its properties may be bound except where non-compliance could not reasonably be expected to have a Material Adverse Effect; (iii) comply with all applicable laws and regulations (including Environmental Laws), decrees, orders, judgments, licenses and permits, including, without limitation, all environmental permits (“Applicable Requirements”), except where non-compliance with such Applicable Requirements could not reasonably be expected to have a Material Adverse Effect; (iv) maintain all operating permits for all landfills now owned or hereafter acquired, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (v) dispose of hazardous waste only at licensed disposal facilities operating, to such Borrower’s knowledge, in compliance with Environmental Laws, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. If at any time any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that a Borrower or any Significant Subsidiary may fulfill any of its obligations hereunder or under any other Loan Document, such Borrower will immediately take or cause to be taken all reasonable steps within the power of such Borrower or such Significant Subsidiary to obtain such authorization, consent, approval, permit or license and furnish the Banks with evidence thereof.

§7.11.          Environmental Indemnification. Each Borrower covenants and agrees that it will indemnify and hold the Banks, the Issuing Banks and the Administrative Agent and their respective affiliates, and each of the representatives, agents and officers of each of the foregoing, harmless from and against any and all claims, expense, damage, loss or liability incurred by the Banks, the Issuing Banks or the Administrative Agent (including all reasonable costs of legal representation incurred by the Banks, the Issuing Banks or the Administrative Agent) relating to (a) any Release or threatened Release of Hazardous Substances on the Real Property; (b) any violation of any Environmental Laws or Applicable Requirements with respect to conditions at the Real Property or other assets of such Borrower or its Subsidiaries, or the operations conducted thereon; or (c) the investigation or remediation of offsite locations at which such Borrower, any of its Subsidiaries, or their predecessors are alleged to have directly or indirectly Disposed of Hazardous Substances. It is expressly acknowledged by each Borrower that this covenant of indemnification shall survive the payment of the Loans and Reimbursement Obligations and satisfaction of all other Obligations hereunder and shall inure to the benefit of the Banks, the Issuing Banks, the Administrative Agent and their affiliates, successors and assigns.

§7.12.          Further Assurances. Each Borrower and the Guarantor will cooperate with the Administrative Agent and execute such further instruments and documents as the Administrative Agent shall reasonably request to carry out to the Majority Banks’ satisfaction the transactions contemplated by this Agreement.

§7.13.          Notice of Potential Claims or Litigation. Each Borrower shall deliver to the Banks written notice of the initiation of any action, claim, complaint, investigation or any other notice of dispute or litigation against any Borrower or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect, or which questions the validity or enforceability of any Loan Document, together with a copy of each such complaint or other notice received by any Borrower or any of its Subsidiaries if requested by the Administrative Agent within 30 days of receipt thereof or of the determination that such action could reasonably be expected to have a Material Adverse Effect, whichever occurs later (and the Borrowers will make such determination in each case as promptly as practicable).

§7.14.          Notice of Certain Events Concerning Environmental Claims and/or ERISA Reportable Events. Each Borrower will promptly, and in any event within ten (10) Business Days of any Borrower’s obtaining knowledge thereof, notify the Banks in writing of any of the following events:

(i)            any Borrower or any Significant Subsidiary obtaining knowledge of any violation of any Environmental Law regarding the Real Property or a Borrower’s or Subsidiary’s operations which violation could reasonably be expected to have a Material Adverse Effect;

(ii)            any Borrower or any Significant Subsidiary obtaining knowledge of any potential or known Release, or threat of Release, of any Hazardous Substance at, from, or into the Real Property which could reasonably be expected to have a Material Adverse Effect;

(iii)            any Borrower’s or any Significant Subsidiary’s receipt of any notice of any material violation of any Environmental Law or of any Release or threatened Release of Hazardous Substances, including a notice or claim of liability or potential responsibility from any third party (including any federal, state, provincial, territorial or local governmental officials) and including notice of any formal inquiry, proceeding, demand, investigation or other action with regard to (A) any Borrower’s, any Significant Subsidiary’s or any Person’s operation of the Real Property, (B) contamination on, from, or into the Real Property, or (C) investigation or remediation of offsite locations at which any Borrower, any Significant Subsidiary, or its predecessors are alleged to have directly or indirectly Disposed of Hazardous Substances, if any thereof could reasonably be expected to have a Material Adverse Effect;

(iv)            any Borrower or any Significant Subsidiary obtaining knowledge that any expense or loss has been incurred by any Governmental Authority in connection with the assessment, containment, removal or remediation of any Hazardous Substances with respect to which any Borrower or any Significant Subsidiary has been alleged to be liable by such Governmental Authority or for which a Lien may be imposed on the Real Property by such Governmental Authority, if any thereof could reasonably be expected to have a Material Adverse Effect;

(v)            the occurrence of any ERISA Reportable Event or any failure by any Loan Party or any Subsidiary to materially perform its obligations under a Canadian Pension Plan, in each case that could reasonably be expected to have a Material Adverse Effect; and

(vi)            of the acquisition, as a result of the consummation of an Acquisition permitted hereunder, of any Canadian Defined Benefit Pension Plan and copies of all documentation relating thereto and, thereafter, promptly after any request by the Administrative Agent or any Bank, copies of all actuarial valuation reports in respect thereof and in respect of any other Canadian Defined Benefit Pension Plans in existence on the Effective Date.

§7.15.          Notice of Default. Each Borrower will promptly notify the Banks in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Agreement or any other note, evidence of indebtedness, indenture or other obligation evidencing indebtedness in excess of $200,000,000 as to which any Borrower or any Significant Subsidiary is a party or obligor, whether as principal or surety, the Company shall promptly upon obtaining actual knowledge thereof give written notice thereof to the Banks, describing the notice of action and the nature of the claimed default.

§7.16.          Use of Proceeds. The proceeds of the Loans shall be used for general corporate purposes, to provide working capital, to provide letters of credit, as an extension and continuation of the Indebtedness of the Company and its Subsidiaries under the Existing Credit Agreement. After application of the proceeds of any Loan, not more than 25% of the value of the assets (either of the Borrowers only or of the Borrowers and their Subsidiaries on a consolidated basis) that are subject to any restriction on sale, pledge, or disposal under this Agreement will be represented by “margin stock,” as defined in accordance with Regulation U issued by the Board of Governors of the Federal Reserve System, now or hereafter in effect.

§7.17.          Certain Transactions. Except as disclosed in the Disclosure Documents prior to the Effective Date, and except for arm’s length transactions pursuant to which any Borrower or any Subsidiary makes payments in the ordinary course of business, none of the officers, directors, or employees or any other affiliate of any Borrower or any Subsidiary are presently or shall be a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of any Borrower or any Subsidiary, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

§7.18.          Anti-Corruption Laws. Each Borrower shall and shall cause each of its Subsidiaries to conduct its businesses in compliance with the FCPA, the Corruption of Foreign Public Officials Act (Canada), the UK Bribery Act 2010, applicable Sanctions and other similar anti-corruption legislation in other jurisdictions and maintain policies and procedures designed to promote and achieve compliance with such laws and Sanctions.

§8.          NEGATIVE COVENANTS OF THE BORROWERS. Each Borrower agrees that, so long as any Obligation or Letter of Credit is outstanding or the Banks have any obligation to make Loans or any Issuing Bank has any obligation to issue, extend or renew any Letter of Credit hereunder, or the Banks have any obligation to reimburse any Issuing Bank for drawings honored under any Letter of Credit, it shall, and shall cause its Subsidiaries (or, if so indicated below, cause only Significant Subsidiaries) to, comply with the following covenants:

§8.1.          Restrictions on Indebtedness. The Company will not permit any of its Subsidiaries (other than the Guarantor) to create, incur, assume, or be or remain liable, contingently or otherwise, with respect to any Indebtedness, or to become or be responsible in any manner (whether by agreement to purchase any obligations, stock, assets, goods or services, or to supply or advance any funds, assets, goods or services or otherwise) with respect to any Indebtedness, in each case, of any other Person other than any Borrower or any of its Subsidiaries, other than:

(a)            Indebtedness listed in Schedule 8.1(a), any extension, renewal or refinancing of such Indebtedness and any additional bonds issued and Capital Leases entered into from time to time after the Effective Date; provided that (i) if such Indebtedness is an extension, renewal or refinancing of existing Indebtedness, the terms and conditions of any such extensions, renewals or refinancings shall not increase the relative priority of such Indebtedness over the priority of the original Indebtedness, and (ii) in no event shall the aggregate outstanding principal amount of Indebtedness permitted by this §8.1(a) exceed the aggregate principal amount of the Indebtedness listed on Schedule 8.1(a) that is outstanding on the Effective Date (plus transaction costs, including premiums and fees, related thereto); and

(b)            other Indebtedness; provided that the sum (without duplication) of (i) the aggregate outstanding principal amount of Indebtedness permitted under this §8.1(b), plus (ii) the aggregate outstanding principal amount of secured Indebtedness of the Company and its Subsidiaries permitted under subsections (k), (l) and (m) of the definition of “Permitted Liens”, plus (iii) the aggregate amount of Indebtedness with respect to outstanding Permitted Receivables Transactions (determined in accordance with the proviso to the definition of “Indebtedness”), shall not exceed 15% of Consolidated Tangible Assets at any time.

§8.2.          Restrictions on Liens. No Borrower will, or will cause its Subsidiaries to, create or incur or suffer to be created or incurred or to exist any Lien of any kind upon any property or assets of any character, whether now owned or hereafter acquired, or upon the income or profits therefrom; or transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; or acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; or suffer to exist for a period of more than 30 days after the same shall have been incurred any Indebtedness or claim or demand against it which if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or sell, assign, pledge or otherwise transfer any accounts, contract rights or other general intangibles (in each case other than the sale or licensing of intellectual property and other transfers of general intangibles, in each case made in the ordinary course of business for fair market value and not made in connection with a financing transaction) or chattel paper, with or without recourse, in each case except for Permitted Liens.

Each Borrower and the Guarantor covenant and agree that if any of them or any of their Subsidiaries shall create or incur any Lien upon any of their respective properties or assets, whether now owned or hereafter acquired, other than Permitted Liens (unless prior written consent shall have been obtained from the Majority Banks), such Borrower and the Guarantor will make or cause to be made effective provision whereby the Obligations and the Guaranteed Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness thereby secured so long as such other Indebtedness shall be so secured; provided that the covenants of each Borrower and the Guarantor contained in this sentence shall only be in effect for so long as such Borrower or the Guarantor shall be similarly obligated under any other Indebtedness; provided, further, that an Event of Default shall occur for so long as such other Indebtedness becomes secured notwithstanding any actions taken by such Borrower or the Guarantor to ratably secure the Obligations and the Guaranteed Obligations hereunder.

§8.3.          [Reserved].

§8.4.          Mergers, Consolidations, Sales.

(a)            No Borrower nor any Subsidiary shall be a party to any merger, amalgamation, consolidation, Division or exchange of stock unless a Borrower shall be the surviving entity with respect to any such transaction to which a Borrower is a party and the Guarantor shall be the survivor of any merger or amalgamation with any other Subsidiary or a Subsidiary shall be the surviving entity (and continue to be a Subsidiary) with respect to any such transactions to which one or more Subsidiaries is a party (and the conditions set forth below are satisfied), or purchase or otherwise acquire all or substantially all of the assets or stock of any class of, or any partnership, membership or joint venture or other interest in, any other Person except as otherwise provided in this §8.4. Notwithstanding the foregoing, any Borrower and its Subsidiaries may purchase or otherwise acquire all or substantially all of the assets or stock of any class of, or joint venture or other interest in, any Person if the following conditions have been met: (i) the proposed transaction will not otherwise create a Default or an Event of Default hereunder; and (ii) the business to be acquired predominantly involves (A) the collection, transfer, hauling, disposal or recycling of solid waste or thermal soil remediation, or (B) other lines of businesses currently engaged in, or related, associated, complementary or supplementary thereto, whether from an operational, business, financial, technical or administrative standpoint; provided that such Borrower or its Subsidiaries may purchase or otherwise acquire all or substantially all of the assets or stock of any class of, or any partnership, membership or joint venture or other interest in, any Persons in unrelated businesses, not to exceed a total aggregate amount after the Effective Date of $600,000,000. Notwithstanding anything herein to the contrary, the ability of the Subsidiaries of any Borrower to incur any Indebtedness in connection with any transaction permitted pursuant to this §8.4 shall be governed by §8.1.

(b)            No Borrower nor any Subsidiary shall sell, transfer, convey or lease any assets or group of assets, including the sale or transfer of any property owned by any Borrower or any Subsidiary in order then or thereafter to lease such property or lease other property which such Borrower or any Subsidiary intends to use for substantially the same purpose as the property being sold or transferred, or sell or assign, with or without recourse, any receivables, except (i) transfers of real or personal property among Subsidiaries of the Company, (ii) so long as no Default or Event of Default has occurred and is continuing, or would result therefrom, sales of assets or pursuant to a sale-leaseback transaction; provided that any net cash proceeds from any such sale or sale-leaseback shall, within 180 days, either be used to pay down outstanding Loans under this Agreement or be reinvested by such Person in assets of the business of such Borrower and its Subsidiaries, used for working capital, or used for other general corporate purposes, (iii) sales of accounts receivable (and contract rights, general intangibles or chattel paper related thereto) more than sixty (60) days past due sold or assigned in the ordinary course of collecting past due accounts, or (iv) pursuant to a Permitted Receivables Transaction.

§8.5.          [Reserved].

§8.6.          Canadian Defined Benefit Pension Plans. No Borrower nor any Subsidiary will maintain, contribute to, or incur any liability or contingent liability in respect of a Canadian Defined Benefit Pension Plan, except (i) Canadian Defined Benefit Pension Plans in existence on the Effective Date, (ii) Canadian Defined Benefit Pension Plans which exist as a result of the consummation of an Acquisition permitted hereunder occurring after the Effective Date, and (iii) other Canadian Defined Benefit Pension Plans established after the Effective Date that could not reasonably be expected to have a Material Adverse Effect for all such plans established after the Effective Date.

§8.7.          Sanctions. No Borrower nor any of its Subsidiaries will, directly or indirectly, use the proceeds of any Loan or Letter of Credit, or (knowingly, in the case of any joint venture partner, individual or entity that is not a controlled Affiliate) lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in any material violation by any individual or entity (including any individual or entity participating in the transaction, whether as Bank, Lead Arranger, Administrative Agent, Issuing Bank, Swing Line Bank, or otherwise) of Sanctions or any applicable anti-money laundering and counter-terrorism financing provisions of The Bank Secrecy Act of 1970 (as amended) or any regulations issued pursuant to it.

§8.8.          Anti-Corruption Laws. No Borrower nor any of its Subsidiaries will, directly or indirectly knowingly (as such term is used in the FCPA (as defined below)) use the proceeds of any Loan or Letter of Credit for any purpose which would breach the FCPA, the Corruption of Foreign Public Officials Act (Canada), the UK Bribery Act 2010 or other similar legislation governing bribery or corruption, in each, case, as applicable to the Company or its Subsidiaries from time to time.

§9.          FINANCIAL COVENANT. The Company agrees that, so long as any Obligation or Letter of Credit is outstanding or the Banks have any obligation to make Loans or any Issuing Bank has any obligation to issue, extend or renew any Letter of Credit hereunder, or the Banks have any obligation to reimburse any Issuing Bank for drawings honored under any Letter of Credit, it shall not permit, as of the end of any fiscal quarter of the Company, the ratio of (a) Total Debt to (b) EBITDA for the four fiscal quarters then ending (the “Leverage Ratio”) to exceed 3.75:1.00; provided that if an Acquisition permitted under this Agreement involving aggregate consideration in excess of $200,000,000 occurs during a fiscal quarter, the Company shall have the right to increase the maximum permitted Leverage Ratio required to be maintained under this §9 to 4.25:1.00 during the fiscal quarter in which such permitted Acquisition is consummated (the “Trigger Quarter”) and each of the following three fiscal quarters following the Trigger Quarter (such period, an “Elevated Leverage Ratio Period”) so long as there is at least one fiscal quarter end after the end of each Elevated Leverage Ratio Period at which the required Leverage Ratio is less than or equal to 3.75:1.00; provided that there shall be no more than two Elevated Leverage Ratio Periods during the term of this Agreement. Such election shall be made by the delivery of a written notice by the Company to the Administrative Agent making reference to this §9 and notifying the Administrative Agent of the Company’s exercise of this right on or prior to the date of the actual or required delivery of a Compliance Certificate for the Trigger Quarter.

§10.          CONDITIONS PRECEDENT.

§10.1.          Conditions To Effectiveness. The effectiveness of this Agreement as an amendment and restatement of the Existing Credit Agreement shall be subject to the satisfaction of each of the following conditions precedent:

§10.1.1            Corporate Action. All corporate action necessary for the valid execution, delivery and performance by each Borrower and the Guarantor of the Loan Documents shall have been duly and effectively taken, and evidence thereof certified by authorized officers of each Borrower and the Guarantor and satisfactory to the Administrative Agent shall have been provided to the Banks.

§10.1.2            Loan Documents, Etc. Each of the Loan Documents (including any Notes requested by Banks hereunder) and other documents listed on the closing agenda shall have been duly and properly authorized, executed and delivered by the respective parties thereto and shall be in full force and effect in a form satisfactory to the Majority Banks.

§10.1.3            Certified Copies of Charter Documents. The Banks shall have received from each Borrower and the Guarantor, certified by a duly authorized officer of such Person to be true and complete on the Effective Date, (a) its charter or other incorporation documents, (b) its by-laws (or equivalent) and (c) good standing certificates and such foreign qualifications as may be reasonably requested by the Administrative Agent (which, in the case of the Company and the Guarantor, shall be limited to domestic good standing certificates from such Person’s jurisdiction of organization and foreign good standing certificates (or comparable certificates) for the State of Texas).

§10.1.4            Incumbency Certificate. The Banks shall have received an incumbency certificate, dated as of the Effective Date, signed by duly authorized officers of each Borrower and the Guarantor giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign the Loan Documents on behalf of each Borrower and the Guarantor; (b) to submit Committed Loan Notices and Letter of Credit Applications; and (c) to give notices and to take other action on the Borrowers’ or the Guarantor’s behalf under the Loan Documents.

§10.1.5            Opinion of Counsel. The Banks shall have received a favorable legal opinion from Stinson LLP and Canadian counsel of each of the Canadian Borrowers addressed to the Banks, dated the Effective Date, in form and substance satisfactory to the Administrative Agent.

§10.1.6            Satisfactory Financial Condition. Other than as disclosed in the Disclosure Documents, no material adverse change shall have occurred in the financial condition, results of operations, business, properties or prospects of each Borrower and its Subsidiaries, taken as a whole, since the Balance Sheet Date.

§10.1.7            Payment of Closing Fees. The Borrowers shall have paid the agreed-upon closing fees to the Administrative Agent and Banks.

§10.1.8            Closing Certificate. Each Borrower shall have delivered to the Administrative Agent a certificate, dated as of the Effective Date, stating that, as of such date (a) the representations and warranties set forth herein and in the other Loan Documents are true and correct, and (b) no Default or Event of Default has occurred and is continuing.

§10.1.9            USA PATRIOT ACT/KYC Information.

(a)            Upon the reasonable request of any Bank made at least ten days prior to the Effective Date, the Company shall have provided to such Bank, and such Bank shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the USA PATRIOT Act and the Canadian AML Acts, in each case at least five days prior to the Effective Date.

(b)            At least five days prior to the Effective Date, any Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall deliver, to each Bank that so requests, a Beneficial Ownership Certification in relation to such Borrower.

Without limiting the generality of the provisions of the last paragraph of §15.2, for purposes of determining compliance with the conditions specified in this §10, each Bank that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Bank unless the Administrative Agent shall have received notice from such Bank prior to the proposed Effective Date specifying its objection thereto.

§11.      CONDITIONS TO ALL LOANS. The obligations of the Banks to make or continue for an additional Interest Period in accordance with §2.4 any Loan and the obligation of any Issuing Bank to issue, extend, or renew any Letter of Credit at the time of and subsequent to the Effective Date is subject to the following conditions precedent:

§11.1.      Representations True. Each Borrower shall have certified to the Administrative Agent and the Banks that each of the representations and warranties of such Borrower and the Guarantor (as applicable) contained in this Agreement or in any document or instrument delivered pursuant to or in connection with this Agreement, other than the representation and warranty in §6.5 hereof, is true as of the date as of which they were made and shall also be true at and as of the time of the making of such Loan or the issuance, extension, or renewal of any Letter of Credit, as applicable, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Agreement and changes occurring in the ordinary course of business which either individually or in the aggregate do not result in a Material Adverse Effect, and to the extent that such representations and warranties relate expressly and solely to an earlier date).

§11.2.      Performance; No Event of Default. Each Borrower shall have performed and complied with all terms and conditions herein required to be performed or complied with by it prior to or at the time of the making of any Loan or the issuance, extension or renewal of any Letter of Credit, and at the time of the making of any Loan or the issuance, renewal or extension of any Letter of Credit there shall exist no Default or Event of Default or condition which would result in a Default or an Event of Default upon consummation of such Loan or issuance, extension, or renewal of any Letter of Credit, as applicable. Each request for a Loan or for issuance, extension or renewal of a Letter of Credit shall constitute certification by each Borrower that the condition specified in this §11.2 will be duly satisfied on the date of such Loan or Letter of Credit issuance, extension or renewal.

§11.3.      Proceedings and Documents. All proceedings in connection with the transactions contemplated by this Agreement shall have been taken and all documents incident thereto shall have been delivered to the Banks as of the date of the making of any extension of credit in substance and in form satisfactory to the Banks, including without limitation a Committed Loan Notice or a Letter of Credit Application and the Banks shall have received all information and such counterpart originals or certified or other copies of such documents as the Banks may reasonably request.

§11.4.      Extensions of Credit in Canadian Dollars. In the case of a Credit Extension to be denominated in Canadian Dollars, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the Administrative Agent, the Majority Banks or any applicable Issuing Bank (in the case of any Letter of Credit to be denominated in Canadian Dollars) would make it impracticable for such Credit Extension to be denominated in Canadian Dollars.

§12.      EVENTS OF DEFAULT; ACCELERATION; TERMINATION OF COMMITMENT.

§12.1.      Events of Default and Acceleration. If any of the following events (“Events of Default” or, if the giving of notice or the lapse of time or both is required, then, prior to such notice and/or lapse of time, “Defaults”) shall occur:

(a)            if the Borrowers shall fail to pay any principal of the Loans when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

(b)            if the Borrowers shall fail to pay any interest or fees or other amounts owing hereunder (other than those specified in subsection (a) above) within five (5) Business Days after the same shall become due and payable whether at the Maturity Date or any accelerated date of maturity or at any other date fixed for payment;

(c)            if the Borrowers shall fail to comply with any of the covenants contained in §§7.4, 7.5, 7.15, 7.16, 8 and 9 hereof;

(d)            if the Borrowers shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified in subsections (a), (b), and (c) above) and such failure shall not be remedied within 30 days after written notice of such failure shall have been given to the Company by the Administrative Agent or any of the Banks;

(e)            if any representation or warranty contained in this Agreement or in any document or instrument delivered pursuant to or in connection with this Agreement shall prove to have been false in any material respect upon the date when made or repeated;

(f)            if the Borrowers or any of their Subsidiaries shall fail to pay when due, or within any applicable period of grace, any Indebtedness or obligations under Swap Contracts in an aggregate amount greater than $200,000,000, or fail to observe or perform any material term, covenant or agreement contained in any one or more agreements by which it is bound, evidencing or securing any Indebtedness or obligations under Swap Contracts in an aggregate amount greater than $200,000,000 for such period of time as would permit, or would have permitted (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof or terminate its commitment with respect thereto;

(g)            if any Borrower, the Guarantor or any Significant Subsidiary makes an assignment for the benefit of creditors, makes a proposal to its creditors or files notice of its intention to do so, institutes any other proceeding under applicable law seeking to adjudicate it a bankrupt or an insolvent, or seeking liquidation, dissolution, winding-up, reorganization, compromise, arrangement, adjustment, protection, moratorium, relief, stay of proceedings of creditors, composition of it or its debts or any other similar relief, or admits in writing its inability to pay or generally fails to pay its debts as they mature or become due, or petitions or applies for the appointment of a trustee or other custodian, liquidator or receiver of any Borrower, the Guarantor or any Significant Subsidiary, or of any substantial part of the assets of any Borrower, the Guarantor or any Significant Subsidiary or commences any case or other proceeding relating to any Borrower, the Guarantor or any Significant Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or takes any action to authorize or in furtherance of any of the foregoing, or if any such petition or application is filed or any such case or other proceeding is commenced against any Borrower, the Guarantor or any Significant Subsidiary or any Borrower, the Guarantor or any Significant Subsidiary indicates its approval thereof, consent thereto or acquiescence therein;

(h)            if a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating any Borrower or the Guarantor or any Significant Subsidiary bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of any Borrower or the Guarantor or any Significant Subsidiary in an involuntary case under federal bankruptcy laws of any jurisdiction as now or hereafter constituted;

(i)            if there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty days, whether or not consecutive, any final judgment against any Borrower or any Subsidiary which, with other outstanding final judgments against any Borrower or its Subsidiaries, exceeds in the aggregate $200,000,000 after taking into account any undisputed insurance coverage;

(j)            Except as could not reasonably be expected to have a Material Adverse Effect, (i) if, with respect to any Guaranteed Pension Plan, an ERISA Reportable Event shall have occurred and the Banks shall have determined in their reasonable discretion that such event reasonably could be expected to result in liability of any Borrower or any Subsidiary or (ii) any event, condition or circumstances, including any failure by any Loan Party or any Subsidiary to perform its obligations under a Canadian Pension Plan in respect of all Canadian Pension Plans;

(k)            if any of the Loan Documents shall be cancelled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Banks, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of any Borrower, the Guarantor, or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

(l)            if any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 30% or more of the outstanding shares of common voting stock of the Company; or during any period of twelve consecutive calendar months, individuals who were directors of any Borrower on the first day of such period (together with any new directors whose election by such board or whose nomination for election by the shareholders of such Borrower was approved by a vote of a majority of the directors still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) shall cease to constitute a majority of the board of directors of such Borrower; or

(m)            either of the Canadian Borrowers ceases to be directly or indirectly wholly-owned Subsidiaries of the Company;

then, and in any such event, so long as the same may be continuing, the Administrative Agent may, and upon the request of the Majority Banks shall, by notice in writing to the Company, declare all amounts owing with respect to this Agreement and the other Loan Documents and all Reimbursement Obligations to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration to the extent permitted by law or other notice of any kind, all of which are hereby expressly waived by each Borrower; provided that in the event of any Event of Default specified in §12.1(g) or 12.1(h) with respect to any Borrower or the Guarantor, all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Administrative Agent or any Bank. Upon demand by the Majority Banks after the occurrence of any Event of Default (or, in the event of any Event of Default specified in §12.1(g) or 12.1(h) with respect to any Borrower or the Guarantor, automatically without demand), the Borrowers shall immediately provide to the Administrative Agent cash in an amount equal to the aggregate Maximum Drawing Amount to be held by the Administrative Agent as collateral security for the Reimbursement Obligations.

§12.2.      Termination of Commitments. If any Event of Default pursuant to § 12.1(g) or 12.1(h) hereof shall occur with respect to any Borrower or the Guarantor, any unused portion of the Total Commitment hereunder shall forthwith terminate and the Banks and the Issuing Banks shall be relieved of all obligations to make Loans or to issue, extend or renew Letters of Credit hereunder; or if any other Event of Default shall occur, the Majority Banks may by notice to the Company terminate the unused portion of the Total Commitment hereunder, and, upon such notice being given, such unused portion of the Total Commitment hereunder shall terminate immediately and the Banks and the Issuing Banks shall be relieved of all further obligations to make Loans or to issue, extend or renew Letters of Credit hereunder. No termination of any portion of the Total Commitment hereunder shall relieve any Borrower of any of its existing Obligations to the Banks, the Issuing Banks or the Administrative Agent hereunder or elsewhere.

§12.3.      Remedies. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Banks shall have accelerated the maturity of the Loans and other Obligations pursuant to §12.1, the Administrative Agent shall, at the request of, or may, with the consent of, the Majority Banks, proceed to protect and enforce the respective rights of the Administrative Agent and the Banks by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to the Administrative Agent or the Banks are evidenced, including, without limitation, as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any legal or equitable right available to the Administrative Agent and the Banks, any recovery being subject to the terms of §12.4 and §29 hereof. No remedy herein conferred upon any Bank or the Administrative Agent or the holder of any Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

§12.4.      Application of Receipts. After the exercise of remedies provided for in §12.3 (or after the Loans have automatically become immediately due and payable and the Reimbursement Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to §12.1), any amounts received on account of the Obligations shall, subject to the provisions of §2.16 and §2.17, be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under §3) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Banks and the Issuing Banks (including fees, charges and disbursements of counsel to the respective Banks and the Issuing Banks and amounts payable under §3), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations, ratably among the Banks and the Issuing Banks in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, ratably among the Banks and Issuing Banks in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the Administrative Agent for the account of the Issuing Banks, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrowers pursuant to §2.6.2 and §2.16; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrowers or as otherwise required by applicable law.

Subject to §2.6.2 and §2.16, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

§13.      SETOFF. During the continuance of an Event of Default, any deposits or other sums credited by or due from any Bank to any Borrower and any securities or other property of such Borrower in the possession of such Bank may be applied to or set off against the payment of the Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of such Borrower to the Banks or the Administrative Agent. Any amounts set off with respect to the Obligations shall, except to the extent §2.17 applies, be distributed ratably in accordance with §29 among all of the Banks by the Bank setting off such amounts. If any Bank fails to share such setoff ratably, the Administrative Agent shall have the right to withhold such Bank’s share of the applicable Borrower’s payments until each of the Banks shall have, in the aggregate, received a pro rata repayment.

§14.      EXPENSES. Whether or not the transactions contemplated herein shall be consummated, each Borrower hereby promises to reimburse the Administrative Agent and the Lead Arrangers for all reasonable out-of-pocket fees and disbursements (including all reasonable attorneys’ fees) incurred or expended in connection with the syndication, preparation, filing or recording, or interpretation of this Agreement, the other Loan Documents, or any amendment, modification, approval, consent or waiver hereof or thereof. Each Borrower further promises to reimburse the Administrative Agent and the Banks for all reasonable out-of-pocket fees and disbursements (including all reasonable legal fees and the allocable cost of in-house attorneys’ fees) incurred or expended in connection with the enforcement of any Obligations or the satisfaction of any indebtedness of such Borrower hereunder or under any other Loan Document, or in connection with any litigation, proceeding or dispute hereunder in any way related to the credit hereunder.

§15.      THE AGENTS.

§15.1.      Authorization and Action. Each Bank hereby irrevocably appoints Bank of America as Administrative Agent hereunder and authorizes Bank of America to take such action as Administrative Agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement and the other Loan Documents, the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Banks (or, when expressly required hereby, all of the Banks), and such instructions shall be binding upon all Banks; provided, however, that the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement or the other Loan Documents or applicable law.

§15.2.      Exculpatory Provisions. Neither the Administrative Agent nor any Lead Arranger, as applicable, shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent and each Lead Arranger, as applicable, and their affiliates, as well as their and their affiliates’ shareholders, directors, employees, partners, agents, officers, subsidiaries and affiliates:

(a)            shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)            shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Majority Banks (or such other number or percentage of the Banks as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Bank in violation of any Debtor Relief Law;

(c)            shall not have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, to any Bank or any Issuing Bank, any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their Affiliates, that is communicated to, obtained or in the possession of, the Administrative Agent, Lead Arranger or any of their affiliates, as well as their and their affiliates’ shareholders, directors, employees, partners, agents, officers, subsidiaries and affiliates in any capacity, except for notices, reports and other documents expressly required to be furnished to the Banks by the Administrative Agent herein;

(d)            shall not be liable for any action taken or not taken by the Administrative Agent under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby or thereby (i) with the consent or at the request of the Majority Banks (or such other number or percentage of the Banks as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in §§15.9 and 24) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Company, a Bank or an Issuing Bank; and

(e)            shall not be responsible for or have any duty or obligation to any Bank or participant or any other Person to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in §§10 or 11 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

§15.3.      Bank of America and Affiliates. With respect to its Commitment, Bank of America shall have the same rights and powers under this Agreement and under the other Loan Documents as any other Bank and may exercise the same as though it were not the Administrative Agent, and the term “Bank” or “Banks” shall, unless otherwise expressly indicated, include Bank of America in its individual capacity. Bank of America and its Bank Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, any Borrower, the Guarantor, any of their Subsidiaries and any Person who may do business with or own securities of any Borrower, the Guarantor, or any such Subsidiary, all as if Bank of America were not the Administrative Agent and without any duty to account therefor to the Banks. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. To the extent any such rights or powers are delegated to a sub-agent, the Administrative Agent shall remain responsible for such sub-agent’s performance or exercise of such duties, rights and powers; provided that the exculpatory provisions of this Agreement (including the provisions in §15) shall apply to any such sub-agent.

§15.4.      Bank Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Bank and based on the financial statements referred to in §6.4 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

§15.5.      Indemnification. The Banks agree to indemnify the Administrative Agent (to the extent not reimbursed by the Borrowers), ratably according to the respective amounts of their Commitments as most recently in effect at the time such indemnity is sought, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits and reasonable costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or the other Loan Documents or any action taken or omitted by the Administrative Agent under this Agreement or the other Loan Documents; provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s gross negligence or willful misconduct or from a material breach by the Administrative Agent of its obligations under this Agreement or under any other Loan Document, as determined by a court of competent jurisdiction. Without limiting the foregoing, each Bank agrees to reimburse the Administrative Agent promptly upon demand for its ratable share as aforesaid of any reasonable out of pocket expenses (including reasonable counsel fees) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and the other Loan Documents, to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrowers.

§15.6.      Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Banks and the Company and may be removed at any time with or without cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor Administrative Agent that, unless a Default or Event of Default shall have occurred and then be continuing, is reasonably acceptable to the Borrowers. If no successor Administrative Agent shall have been so appointed by the Majority Banks, and shall have accepted such appointment, within 45 days after the retiring Administrative Agent’s giving of notice of resignation or the Majority Banks’ removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, which shall be a commercial bank, financial institution, trust company or similar entity regularly engaged in the business of administering syndicated loans and which successor Administrative Agent shall be organized under the laws of the United States of America or of any State thereof and have total assets of at least $1,000,000,000; provided that if the Administrative Agent shall notify the Company and the Banks that no such qualifying Person has accepted such appointment, then (x) such resignation shall nonetheless become effective in accordance with such notice and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents, and (y) the Company may appoint a successor Administrative Agent to act until replaced by a successor Administrative Agent that is appointed by the Majority Banks (which successor Administrative Agent appointed by the Company shall be a commercial bank, financial institution, trust company or similar entity regularly engaged in the business of administering syndicated loans that is organized under the laws of the United States of America or of any State thereof and have total assets of at least $1,000,000,000). Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents (if not already discharged therefrom as provided above in this Section). After any retiring Administrative Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this §15 and §16 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

§15.7.      Lead Arrangers, Etc. The parties identified on the cover hereof as Lead Arrangers and Joint Bookrunners, Documentation Agents and Co-Documentation Agents shall have no obligations or liabilities under this Agreement and the other Loan Documents.

§15.8.      Documents. The Administrative Agent will forward to each Bank, promptly after receipt thereof, a copy of each notice or other document furnished to the Administrative Agent for such Bank hereunder; provided, however, that, notwithstanding the foregoing, the Administrative Agent may furnish to the Banks a monthly summary with respect to Letters of Credit issued hereunder in lieu of copies of the related Letter of Credit Applications.

§15.9.      Action by the Banks, Consents, Amendments, Waivers, Etc. (a)  No failure or delay by the Administrative Agent, any Issuing Bank or any Bank in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Banks hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Borrower or the Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent, any Bank or the Issuing Bank may have had notice or knowledge of such Default or Event of Default at the time.

(b)            Except as otherwise provided in §2.6.1 hereof with respect to Schedule 2.6.1 and subject to §3.3, neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by each Borrower and the Majority Banks, and delivered to the Administrative Agent, or by each Borrower and the Administrative Agent with the consent of the Majority Banks; provided that no such agreement shall (i) increase the Commitment of any Bank without the written consent of such Bank; (ii) reduce the principal amount of any Loan or Reimbursement Obligations, or reduce the rate of interest on the Loans or reduce any fees payable hereunder, without the written consent of each Bank affected thereby; (iii) postpone the date of any payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Bank affected thereby; (iv) release any Borrower from its Obligations or the Guarantor from its Guaranteed Obligations hereunder without the written consent of each Bank; (v) modify §29(a) without the written consent of each Bank; (vi) modify the definition of “Commitment Percentage”; (vii) change §12.4 or any other provision hereof in a manner that would have the effect of altering the ratable reduction of Commitments or the pro rata sharing of payments required thereby without the written consent of each Bank adversely and directly affected thereby; or (viii) change any of the provisions of this §15.9 or any provision of this Agreement requiring action by all the Banks, or the percentage of Banks constituting “Majority Banks”, without the written consent of each Bank; provided, further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Swing Line Bank or any Issuing Bank hereunder without the prior written consent of the Administrative Agent, the Swing Line Bank or the Issuing Banks, as the case may be. Notwithstanding anything to the contrary herein, no Defaulting Bank shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Banks or each affected Bank may be effected with the consent of the applicable Banks other than Defaulting Banks), except that (x) the Commitment of any Defaulting Bank may not be increased or extended or the maturity of any of its Loans may not be extended, the rate of interest on any of its Loans may not be reduced and the principal amount of any of its Loans may not be forgiven, in each case, without the consent of such Defaulting Bank and (y) any waiver, amendment, consent or modification requiring the consent of all Banks or each affected Bank that by its terms affects any Defaulting Bank more adversely than other affected Banks shall require the consent of such Defaulting Bank. Notwithstanding any provision herein to the contrary, if the Administrative Agent and the Company acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document (including the schedules and exhibits thereto), then the Administrative Agent and the Company shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Banks unless, prior to such time, Banks comprising the Majority Banks have delivered to the Administrative Agent written notice that such Majority Banks object to such amendment.

Notwithstanding anything to the contrary herein, this Agreement may be amended and restated without the consent of any Bank (but with the consent of the Borrowers and the Administrative Agent) if, upon giving effect to such amendment and restatement, such Bank shall no longer be a party to this Agreement (as so amended and restated), the Commitments of such Bank shall have terminated, such Bank shall have no other commitment or other obligation hereunder and shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement.

§15.10.      Bank ERISA Matters.

§15.10.1            Each Bank (x) represents and warrants, as of the date such Person became a Bank party hereto, to, and (y) covenants, from the date such Person became a Bank party hereto to the date such Person ceases being a Bank party hereto, for the benefit of, the Administrative Agent and each other Lead Arranger and their respective affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that at least one of the following is and will be true:

(a)            such Bank is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Bank’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement;

(b)            the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Bank’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement;

(c)            (A) such Bank is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Bank to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Bank, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Bank’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or

(d)            such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Bank.

§15.10.2            In addition, unless either (1) sub-clause (a) in the immediately preceding §15.10.1 is true with respect to a Bank or (2) a Bank has provided another representation, warranty and covenant in accordance with sub-clause (d) in the immediately preceding §15.10.1, such Bank further (x) represents and warrants, as of the date such Person became a Bank party hereto, to, and (y) covenants, from the date such Person became a Bank party hereto to the date such Person ceases being a Bank party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Bank involved in such Bank’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

§15.11.      Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Bank Recipient Party, whether or not in respect of an Obligation due and owing by any Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Bank Recipient Party receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Bank Recipient Party in Same Day Funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Bank Recipient Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Administrative Agent shall inform each Bank Recipient Party promptly upon determining that any payment made to such Bank Recipient Party comprised, in whole or in part, a Rescindable Amount.

§16.      INDEMNIFICATION. Each Borrower agrees to indemnify and hold harmless the Banks, the Issuing Banks, the Lead Arrangers and the Administrative Agent and their affiliates, as well as their and their affiliates’ shareholders, directors, employees, partners, agents, officers, subsidiaries and affiliates, from and against all damages, losses, settlement payments, obligations, liabilities, claims, suits, penalties, assessments, citations, directives, demands, judgments, actions or causes of action, whether statutorily created or under the common law, and reasonable costs and expenses incurred, suffered, sustained or required to be paid by an indemnified party by reason of or resulting from the transactions contemplated hereby, except any of the foregoing which result from the gross negligence or willful misconduct of such indemnified party or a material breach of the obligations of such indemnified party under this Agreement or under any other Loan Document, as determined by a court of competent jurisdiction in a final and non-appealable judgment. In any investigation, enforcement matter, proceeding or litigation, or the preparation therefor, the Banks, the Issuing Banks, the Lead Arrangers and the Administrative Agent shall be entitled to select their own counsel and, in addition to the foregoing indemnity, each Borrower agrees to pay promptly the reasonable fees and expenses of such counsel (including the non-duplicative allocated cost of internal counsel), and settlement costs. In the event of the commencement of any such proceeding or litigation against the Banks or Administrative Agent by third parties, the Borrowers shall be entitled to participate in such proceeding or litigation with counsel of their choice at their expense. In the case of an investigation, litigation or proceeding to which the indemnity in this §16 applies, such indemnity shall be effective, subject to the limitations herein, whether or not such investigation, litigation or proceeding is brought by any Borrower, any Borrower’s equity-holders, affiliates or creditors or such an indemnified party, whether or not such indemnified party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The covenants of this §16 shall survive payment or satisfaction of payment of amounts owing with respect to any Note or the Loans and satisfaction of all the Obligations hereunder and under the Loan Documents, IT BEING THE INTENT OF THE PARTIES HERETO THAT ALL SUCH INDEMNIFIED PARTIES SHALL BE INDEMNIFIED FOR THEIR ORDINARY SOLE, COMPARATIVE OR CONTRIBUTORY NEGLIGENCE. WITHOUT LIMITATION OF THE FOREGOING, NO PARTY SHALL BE LIABLE TO ANY OTHER PARTY IN RESPECT OF ANY INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES ASSERTED BY SUCH OTHER PARTY WITH RESPECT TO THE MATTERS CONTEMPLATED BY THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY USE MADE OR TO BE MADE WITH THE PROCEEDS OF ANY CREDIT EXTENSION HEREUNDER OR THEREUNDER (PROVIDED THAT THIS SENTENCE SHALL NOT LIMIT ANY BORROWER’S INDEMNITY OR REIMBURSEMENT OBLIGATIONS TO THE EXTENT SUCH INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES ARE INCLUDED IN ANY THIRD PARTY CLAIM IN CONNECTION WITH WHICH AN INDEMNITEE IS OTHERWISE ENTITLED TO INDEMNIFICATION HEREUNDER). Without limiting the provisions of §3.1.3, this §16 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc., arising from any non-Tax claim.

§17.      [reserved.]

§18.      TREATMENT OF CERTAIN CONFIDENTIAL INFORMATION.

§18.1.      Confidentiality. Each of the Banks and the Administrative Agent agrees, on behalf of itself and each of its affiliates, directors, officers, employees and representatives, to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, any non-public information supplied to it by any Borrower or any of its Subsidiaries pursuant to this Agreement that is identified by such Person as being confidential at the time the same is delivered to the Banks or the Administrative Agent; provided that nothing herein shall limit the disclosure of any such information (a) after such information shall have become public other than through a violation of this §18, or becomes available to any of the Banks or the Administrative Agent on a non-confidential basis from a source other than a Borrower, (b) to the extent required by statute, rule, regulation or judicial process, (c) to counsel, employees, advisors and/or agents for any of the Banks or the Administrative Agent, (d) to bank examiners or any other regulatory authority having jurisdiction over any Bank or any of its affiliates or the Administrative Agent or any self-regulatory body in which any of such Persons participates, or to auditors or accountants, (e) to the Administrative Agent, any Bank or any Financial Affiliate, (f) in connection with any litigation to which any one or more of the Banks, the Administrative Agent or any Financial Affiliate is a party, or in connection with the enforcement of rights or remedies hereunder or under any other Loan Document, (g) to a Bank Affiliate of any Bank or the Administrative Agent, (h) to any actual or prospective assignee or participant or any actual or prospective counterparty (or its advisors) to any swap or derivative transactions referenced to credit or other risks or events arising under this Agreement or any other Loan Document or to any credit insurance provider relating to any Borrower and its Obligations so long as such assignee, participant, counterparty or credit insurance provider, as the case may be, agrees to be bound by a confidentiality agreement the provisions of which shall be no less restrictive than §18.1, (i) to the extent such information is independently discovered or developed by a party hereto without utilizing any information received from the Borrowers or violating the terms of this §18.1, (j) on a confidential basis to any rating agency in connection with rating the Company or its Subsidiaries or the credit facilities hereunder or (k) with the consent of the Company. In addition, the Administrative Agent and the Banks may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Banks in connection with the administration of this Agreement and the other Loan Documents.

§18.2.      Prior Notification. Unless specifically prohibited by applicable law or court order, each of the Banks and the Administrative Agent shall, prior to disclosure thereof, notify the Company of any request for disclosure of any such non-public information by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Bank by such governmental agency) or pursuant to legal process.

§18.3.      Other. In no event shall any Bank or the Administrative Agent be obligated or required to return any materials furnished to it or any Financial Affiliate by any Borrower or any of its Subsidiaries. The obligations of each Bank under this §18 shall supersede and replace the obligations of such Bank under any confidentiality letter in respect of this financing signed and delivered by such Bank to the Company prior to the date hereof and shall be binding upon any assignee of, or purchaser of any participation in, any interest in any of the Loans or Reimbursement Obligations from any Bank.

§19.      SURVIVAL OF COVENANTS, ETC. Unless otherwise stated herein, all covenants, agreements, representations and warranties made herein, in the other Loan Documents or in any documents or other papers delivered by or on behalf of any Borrower or the Guarantor pursuant hereto shall be deemed to have been relied upon by the Banks, the Issuing Banks and the Administrative Agent, notwithstanding any investigation heretofore or hereafter made by them, and shall survive the making by the Banks of the Loans and the issuance, extension or renewal of any Letters of Credit by any Issuing Bank, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Agreement, any Obligation, or any Letter of Credit remains outstanding and unpaid or any Bank has any obligation to make any Loans or any Issuing Bank has any obligation to issue, extend, or renew any Letters of Credit hereunder. All statements contained in any certificate or other paper delivered by or on behalf of any Borrower pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by such Borrower hereunder.

§20.      ASSIGNMENT AND PARTICIPATION. It is understood and agreed that each Bank shall have the right to assign at any time all or a portion of its Commitment Percentage and interests in the risk relating to the Loans, outstanding Letters of Credit and its Commitment hereunder in an amount equal to or greater than (except in the case of an assignment by a Bank to any other Bank or Bank Affiliate, or unless otherwise agreed to by the Company and the Administrative Agent) $5,000,000 (or, if a Bank’s Commitment is less than $5,000,000, in a minimum amount equal to such Bank’s Commitment; provided that prior to any Commitment reductions pursuant to §2.6, such Bank’s Commitment was at least $5,000,000), to additional banks, other financial institutions or Bank Affiliates (other than Defaulting Banks) with the prior written approval (not to be unreasonably withheld or delayed) of the Administrative Agent, the Swing Line Bank and each Issuing Bank and, so long as no Event of Default has occurred and is continuing, the consent of the Company (provided that (i) the Company’s consent shall not be required in the case of an assignment by a Bank to any other Bank, any Bank Affiliate of any Bank or any Approved Fund of any Bank and (ii) the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof), which approvals shall not be unreasonably withheld or delayed; provided that no approval shall be required by the Administrative Agent, the Swing Line Bank, any Issuing Bank or the Borrowers for any assignment by BNP Paribas to either (A) Bank of the West or (B) BNP Paribas Fortis. Any Bank may at any time, and from time to time, assign to any branch, lending office, or Bank Affiliate all or any part of its rights and obligations under the Loan Documents by notice to the Administrative Agent and the Company. It is further agreed that each bank or other financial institution which executes and delivers to the Administrative Agent and the Company hereunder an Assignment and Assumption substantially in the form of Exhibit D hereto, or such other form approved by the Administrative Agent (an “Assignment and Assumption”) together with an assignment fee in the amount of $3,500 payable by the assigning Bank to the Administrative Agent, shall, on the date specified in such Assignment and Assumption, become a party to this Agreement and the other Loan Documents for all purposes of this Agreement and the other Loan Documents, and its portion of the Commitment, the Loans and Letters of Credit shall be as set forth in such Assignment and Assumption; provided, that the Administrative Agent may, in its sole discretion, elect to waive such assignment fee. The Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Assumption, relinquish its rights (except for indemnity rights arising out of the period prior to such assignment) and be released from its obligations under this Agreement and the other Loan Documents; provided that no assignment by a Defaulting Bank will constitute a waiver or release of any claim of any party hereunder arising from that Bank’s having been a Defaulting Bank. In connection with any assignment of rights and obligations of any Defaulting Bank hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or sub-participations, or other compensating actions, including funding, with the consent of the Company and the Administrative Agent, the applicable pro rata share of Committed Loans previously requested but not funded by the Defaulting Bank, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Bank to the Administrative Agent, the Issuing Banks or any Bank hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Committed Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Commitment Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Bank hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Bank for all purposes of this Agreement until such compliance occurs. Upon the execution and delivery of such Assignment and Assumption (a) to the extent applicable, the Borrowers shall issue Notes (and replacement Notes) or the Administrative Agent shall make appropriate entries on the applicable loan account(s) to reflect such assignment of Loan(s); and (b) this Agreement and Schedule 1 shall be deemed to be appropriately amended to reflect (i) the status of the bank, financial institution or Bank Affiliate as a party hereto and (ii) the status and rights of the Banks hereunder. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at one of its offices in the United States a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Banks, and the Commitment Percentages of, and principal amounts (and stated interest) of the Loans owing to, each Bank pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and each Borrower, the Administrative Agent and the Banks shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by any Borrower and any Bank, at any reasonable time and from time to time upon reasonable prior notice.

Each Bank shall also have the right to grant participations to one or more banks, other financial institutions or Bank Affiliates (other than Defaulting Banks) in its Commitment, the Loans and outstanding Letters of Credit. The documents evidencing any such participation shall limit such participating bank’s, financial institution’s or Bank Affiliate’s, voting rights with respect to this Agreement to the matters set forth in §15.9(b)(i) – (v) and §15.9(b)(vi); and each such participant shall be entitled to the benefit of §3.4 hereof to the extent of its participation, subject to the limitations set forth therein. Each Bank that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Bank shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under §5f.103-1(c) of the United States Treasury Regulations.

Notwithstanding the foregoing, no assignment or participation shall (a) be made to any Borrower or any of its affiliates, a Defaulting Bank or any of its Subsidiaries or a natural person (including any holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person) or (b) operate to increase the Total Commitment hereunder or otherwise alter the substantive terms of this Agreement, and no Bank which retains a Commitment hereunder shall have a Commitment of less than $5,000,000, except as a result of reductions in the Total Commitment pursuant to §2.6 hereof.

Anything contained in this §20 to the contrary notwithstanding, any Bank may at any time pledge or assign a security interest in all or any portion of its interest and rights under this Agreement (including all or any portion of its Notes) to secure obligations of such Bank, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Bank from any of its obligations hereunder or under any of the other Loan Documents or substitute any such pledgee or assignee for such Bank as a party hereto or thereto.

Each Borrower agrees that in addition to disclosures made in accordance with standard and customary banking practices any Bank may disclose information obtained by such Bank pursuant to this Agreement to assignees or participants and potential assignees or participants hereunder; provided that such assignees or participants or potential assignees or participants shall agree to be bound by §18 hereof.

Notwithstanding anything to the contrary contained herein, if at any time a Bank that is an Issuing Bank or the Swing Line Bank assigns all of its Commitment and Committed Loans pursuant to this §20, such Bank may, (i) upon 45 days’ notice to the Company and the Banks, resign as an Issuing Bank and/or (ii) upon 45 days’ notice to the Company, resign as the Swing Line Bank. In the event of any such resignation as Issuing Bank or Swing Line Bank, the Company shall be entitled to appoint from among the Banks a successor Issuing Bank or Swing Line Bank hereunder; provided, however, that (x) no failure by the Company to appoint any such successor shall affect the resignation of the Bank that has elected to resign as Issuing Bank or Swing Line Bank, as the case may be, and (y) any such appointment of a successor Issuing Bank or Swing Line Bank must be acceptable to the Bank appointed to act in such capacity. If a Bank resigns as Issuing Bank, it shall retain the rights, powers, privileges and duties of an Issuing Bank hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as Issuing Bank and all Reimbursement Obligations with respect thereto (including the right to require the Banks to make Base Rate Loans or Canadian Prime Rate Loans or fund Letter of Credit Participations, each pursuant to §2.6). If a Bank resigns as the Swing Line Bank, it shall retain all the rights of the Swing Line Bank provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation (including the right to require the Banks to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to §2.5). Upon the appointment of a successor Issuing Bank and/or Swing Line Bank in accordance with the foregoing, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank or Swing Line Bank, as the case may be, and (b) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit issued by the resigning Issuing Bank, if any, that are outstanding at the time such resignation occurs or make other arrangements satisfactory to the resigning Issuing Bank to effectively assume the obligations of such resigning Issuing Bank with respect to such Letters of Credit.

§21.      PARTIES IN INTEREST. All the terms of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto and thereto; provided that neither any Borrower nor the Guarantor shall assign or transfer its rights or obligations hereunder or thereunder without the prior written consent of each of the Banks and the Administrative Agent.

§22.      NOTICES, ETC.

(a)            Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)            if to any Borrower, the Administrative Agent, an Issuing Bank or the Swing Line Bank, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 22; and

(ii)            if to any other Bank, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Bank on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to any Borrower).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b)            Communications may be delivered or furnished by electronic communication (including e-mail, FpML messaging, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Bank or any Issuing Bank pursuant to §2 if such Bank or Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Section by electronic communication. The Administrative Agent, the Swing Line Bank, each Issuing Bank or any Borrower may each, in its discretion, agree to accept Communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular Communications. Unless the Administrative Agent otherwise prescribes, (i) Communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) Communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)            Each Borrower further agrees that (i) the Administrative Agent and/or the Lead Arrangers may make the Communications and/or information provided by or on behalf of the Borrowers hereunder available to the Banks by posting the Communications and such other information on SyndTrak, Intralinks or a substantially similar electronic transmission system (the “Platform”) and (ii) certain of the Banks (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to any Borrower or its affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Each Borrower hereby agrees that (w) all Communications and such other information that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking such Communications and other information “PUBLIC,” each Borrower shall be deemed to have authorized the Administrative Agent, the Lead Arrangers, the Issuing Banks and the Banks to treat such Communications and other information as not containing any material non-public information with respect to any Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Communications and other information subject to §18.1, they shall be treated as set forth in §18.1); (y) all Communications and other information marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Lead Arrangers shall be entitled to treat any Communications and other information that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States Federal and state securities laws, to make reference to borrower materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to any Borrower or its securities for purposes of United States Federal or state securities laws.

(d)            THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE AGENT PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS AFFILIATES OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS OR REPRESENTATIVES (COLLECTIVELY, “AGENT PARTIES”) HAVE ANY LIABILITY TO ANY BORROWER, ANY BANK OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND ARISING OUT OF ANY BORROWER’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS OR NOTICES THROUGH THE PLATFORM, ANY OTHER ELECTRONIC PLATFORM OR ELECTRONIC MESSAGING SERVICE, OR THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY AGENT PARTY IS FOUND IN A FINAL NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH AGENT PARTY’S GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR MATERIAL BREACH; provided, however, that in no event shall any Agent Party have any liability to ANY Borrower, any Bank, any Issuing Bank or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(e)            The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of this Agreement. Each Bank agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Bank for purposes of this Agreement. Each Bank agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Bank’s e-mail address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such e-mail address.

(f)            Nothing herein shall prejudice the right of the Administrative Agent or any Bank to give any notice or other communication pursuant to this Agreement in any other manner specified herein.

§23.      MISCELLANEOUS. The rights and remedies herein expressed are cumulative and not exclusive of any other rights which the Banks, the Issuing Banks or the Administrative Agent would otherwise have. The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof. This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought. This Agreement, to the extent signed and delivered by means of a facsimile machine or other electronic imaging means, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto, each other party hereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto shall raise the use of a facsimile machine or other electronic imaging means to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or other electronic imaging means as a defense to the formation of a contract and each party forever waives such defense. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

§24.      CONSENTS, ETC. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in this §24, subject to the provisions of §15.9. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. Except as otherwise expressly provided in this Agreement, any consent or approval required or permitted by this Agreement to be given by the Banks may be given, and any term of this Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by any Borrower or the Guarantor of any terms of this Agreement or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of each Borrower and the Majority Banks. To the extent permitted by law, no course of dealing or delay or omission on the part of any of the Banks, the Issuing Banks or the Administrative Agent in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon any Borrower or the Guarantor shall entitle any Borrower to other or further notice or demand in similar or other circumstances.

§25.      WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EXCEPT AS PROHIBITED BY LAW, EACH BORROWER AND THE GUARANTOR HEREBY WAIVE ANY RIGHT EITHER OF THEM MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THE PRECEDING SENTENCE ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH BORROWER AND THE GUARANTOR EACH (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY BANK, ANY ISSUING BANK, THE ADMINISTRATIVE AGENT OR ANY AGENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH BANK, SUCH ISSUING BANK, THE ADMINISTRATIVE AGENT OR SUCH AGENT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT THE ADMINISTRATIVE AGENT, THE BANKS, AND THE ISSUING BANKS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BECAUSE OF, AMONG OTHER THINGS, EACH BORROWER’S AND THE GUARANTOR’S WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

§26.      GOVERNING LAW; SUBMISSION TO JURISDICTION; DESIGNATION OF NY PROCESS AGENT.

THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW §5-1401, BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. EACH BORROWER AND THE GUARANTOR CONSENT AND AGREE THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN MANHATTAN OR THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURT FROM ANY THEREOF (THE “SUBJECT COURTS”) AND CONSENTS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON EACH BORROWER IN ACCORDANCE WITH LAW AT THE ADDRESS SPECIFIED IN §22. EACH BORROWER AND THE GUARANTOR HEREBY WAIVE ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

Each Canadian Borrower hereby irrevocably appoints CT Corporation System (the “New York Process Agent”), currently having an office at 28 Liberty Street, New York, New York 10005, as its agent and attorney-in-fact for receipt of all writs, summonses and other process in any suit, action or proceeding in the Subject Courts, and upon any failure of the New York Process Agent to act as such, each Canadian Borrower will appoint a different New York process agent acceptable to the Administrative Agent.  Such service may be made by mailing or delivering a copy of such process to a Canadian Borrower in care of the New York Process Agent at the New York Process Agent’s above New York address and each Canadian Borrower hereby irrevocably authorizes and directs the New York Process Agent to accept such service on its behalf.  Each Canadian Borrower agrees that the failure of the New York Process Agent to notify such Canadian Borrower of the existence or contents of any writ, summons or other process shall not invalidate the effectiveness of the service or delivery of such writ, summons or process.  Each Canadian Borrower and the Company agree that their submission to jurisdiction and their consent to service of process by mail are made for the express benefit of the Administrative Agent, the Issuing Banks and each of the Banks.

§27.      SEVERABILITY. The provisions of this Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction. Without limiting the foregoing provisions of this §27, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Banks shall be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws, as determined in good faith by the Administrative Agent, the Issuing Banks or the Swing Line Bank, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

§28.      GUARANTY.

§28.1.      Guaranty. For value received and hereby acknowledged and as an inducement to the Banks and the Issuing Banks to make the Loans available to the Borrowers, and issue, extend or renew Letters of Credit for the account of the Borrowers, the Guarantor hereby unconditionally and irrevocably guarantees (a) the full punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations of each Borrower now or hereafter existing whether for principal, interest, fees, expenses or otherwise, and (b) the strict performance and observance by each Borrower of all agreements, warranties and covenants applicable to such Borrower in the Loan Documents and (c) the obligations of each Borrower under the Loan Documents (such Obligations collectively being hereafter referred to as the “Guaranteed Obligations”).

§28.2.      Guaranty Absolute. The Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms hereof, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Bank, any Issuing Bank or the Administrative Agent with respect thereto. The liability of the Guarantor under the guaranty granted under this Agreement with regard to the Guaranteed Obligations shall be absolute and unconditional irrespective of:

(a)            any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other amendment or waiver of or any consent to departure from this Agreement or any other Loan Document (with regard to such Guaranteed Obligations);

(b)            any release or amendment or waiver of or consent to departure from any other guaranty for all or any of its Guaranteed Obligations;

(c)            any change in ownership of any Borrower;

(d)            any acceptance of any partial payment(s) from any Borrower or the Guarantor; or

(e)            any other circumstance whatsoever which might otherwise constitute a defense available to, or a discharge of, a guarantor or surety or any Borrower in respect of its Obligations under any Loan Document.

The guaranty under this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any Guaranteed Obligation is rescinded or must otherwise be returned by the Banks, the Issuing Banks or the Administrative Agent upon the insolvency, bankruptcy or reorganization of any Borrower or otherwise, all as though such payment had not been made.

§28.3.            Effectiveness; Enforcement. The guaranty under this Agreement shall be effective and shall be deemed to be made with respect to each Loan and each Letter of Credit as of the time it is made, issued or extended, or becomes a Letter of Credit under this Agreement, as applicable. No invalidity, irregularity or unenforceability by reason of any bankruptcy or similar law, or any law or order of any government or agency thereof purporting to reduce, amend or otherwise affect any liability of any Borrower, and no defect in or insufficiency or want of powers of any Borrower or irregular or improperly recorded exercise thereof, shall impair, affect, be a defense to or claim against such guaranty. The guaranty under this Agreement is a continuing guaranty and shall (a) survive any termination of this Agreement, and (b) remain in full force and effect until payment in full of, and performance of, all Guaranteed Obligations and all other amounts payable under this Agreement. The guaranty under this Agreement is a guaranty of payment (and not of collection) made for the benefit of the Administrative Agent, the Issuing Banks and the Banks and their successors and assigns, and may be enforced from time to time as often as occasion therefor may arise and without requirement on the part of the Administrative Agent, the Issuing Banks or the Banks first to exercise any rights against any Borrower, or to resort to any other source or means of obtaining payment of any of the said obligations or to elect any other remedy.

§28.4.            Waiver. Except as otherwise specifically provided in any of the Loan Documents, the Guarantor hereby waives promptness, diligence, protest, notice of protest, all suretyship defenses, notice of acceptance and any other notice with respect to any of its Guaranteed Obligations and the guaranty under this Agreement and any requirement that the Banks, the Issuing Banks or the Administrative Agent protect, secure, perfect any security interest or Lien or any property subject thereto or exhaust any right or take any action against any Borrower or any other Person. The Guarantor also irrevocably waives, to the fullest extent permitted by law, all defenses which at any time may be available to it in respect of its Guaranteed Obligations by virtue of any statute of limitations, valuation, stay, moratorium law or other similar law now or hereafter in effect.

§28.5.            Expenses. The Guarantor hereby promises to reimburse (a) the Administrative Agent for all reasonable out-of-pocket fees and disbursements (including all reasonable attorneys’ fees), incurred or expended in connection with the preparation, filing or recording, or interpretation of the guaranty under this Agreement, the other Loan Documents or any amendment, modification, approval, consent or waiver hereof or thereof, and (b) the Administrative Agent, the Issuing Banks and the Banks and their respective affiliates for all reasonable out-of-pocket fees and disbursements (including reasonable attorneys’ fees), incurred or expended in connection with the enforcement of its Guaranteed Obligations (whether or not legal proceedings are instituted). The Guarantor will pay any taxes (including any interest and penalties in respect thereof) other than the Banks’ taxes based on overall income or profits, payable on or with respect to the transactions contemplated by the guaranty under this Agreement, the Guarantor hereby agreeing jointly and severally to indemnify each Bank with respect thereto.

§28.6.            Concerning Joint and Several Liability of the Guarantor.

(a)            The Guarantor hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with each Borrower, with respect to the payment and performance of all of its Guaranteed Obligations (including, without limitation, any Guaranteed Obligations arising under this §28), it being the intention of the parties hereto that, except for the limitation on the Canadian Borrowers’ liabilities set forth in §2.14, all such Guaranteed Obligations shall be the joint and several Guaranteed Obligations of the Guarantor and each Borrower without preferences or distinction among them.

(b)            If and to the extent that any Borrower shall fail to make any payment with respect to any of its Obligations as and when due or to perform any of its Guaranteed Obligations in accordance with the terms thereof, then in each such event the Guarantor will make such payment with respect to, or perform, such Guaranteed Obligation.

(c)            The Guaranteed Obligations of the Guarantor under the provisions of this §28 constitute full recourse obligations of the Guarantor enforceable against the Guarantor to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstance whatsoever.

(d)            Except as otherwise expressly provided in this Agreement, the Guarantor hereby waives notice of acceptance of its joint and several liability, notice of any Loans made, or Letters of Credit issued under this Agreement, notice of any action at any time taken or omitted by the Administrative Agent, the Issuing Banks or the Banks under or in respect of any of the Guaranteed Obligations, and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement. The Guarantor hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Guaranteed Obligations, the acceptance of any payment of any of the Guaranteed Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Administrative Agent, the Issuing Banks or the Banks at any time or times in respect of any Default or Event of Default by any Borrower or the Guarantor in the performance or satisfaction of any term, covenant, condition or provision of this Agreement or any other Loan Document, any and all other indulgences whatsoever by the Administrative Agent, the Issuing Banks or the Banks in respect of any of the Guaranteed Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Guaranteed Obligations or the addition, substitution or release, in whole or in part, of any Borrower or the Guarantor. Without limiting the generality of the foregoing, the Guarantor assents to any other action or delay in acting or failure to act on the part of the Banks, the Issuing Banks or the Administrative Agent with respect to the failure by any Borrower or the Guarantor to comply with its respective Obligations or Guaranteed Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this §28, afford grounds for terminating, discharging or relieving the Guarantor, in whole or in part, from any of the Guaranteed Obligations under this §28, it being the intention of the Guarantor that, so long as any of the Guaranteed Obligations hereunder remain unsatisfied, the Guaranteed Obligations of the Guarantor under this §28 shall not be discharged except by performance and then only to the extent of such performance. The Guaranteed Obligations of the Guarantor under this §28 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any Borrower or the Guarantor or the Banks, the Issuing Banks or the Administrative Agent. The joint and several liability of the Guarantor hereunder shall continue in full force and effect notwithstanding any absorption, merger, consolidation, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of any Borrower or the Guarantor, the Banks, the Issuing Banks or the Administrative Agent.

(e)            The Guarantor shall be liable under this §28 only for the maximum amount of such liabilities that can be incurred under applicable law without rendering this §28 voidable under applicable law relating to fraudulent conveyance and fraudulent transfer, and not for any greater amount. Accordingly, if any obligation under any provision under this §28 shall be declared to be invalid or unenforceable in any respect or to any extent, it is the stated intention and agreement of the Guarantor, the Administrative Agent, the Issuing Banks and the Banks that any balance of the obligation created by such provision and all other obligations of the Guarantor under this §28 to the Banks, the Issuing Banks or the Administrative Agent shall remain valid and enforceable, and that all sums not in excess of those permitted under applicable law shall remain fully collectible by the Banks, the Issuing Banks and the Administrative Agent from any Borrower or the Guarantor, as the case may be.

(f)            The provisions of this §28 are made for the benefit of the Administrative Agent, the Issuing Banks and the Banks and their successors and assigns, and may be enforced in good faith by them from time to time against the Guarantor as often as occasion therefor may arise and without requirement on the part of the Administrative Agent, the Issuing Banks or the Banks first to marshal any of their claims or to exercise any of their rights against any Borrower or the Guarantor or to exhaust any remedies available to them against any Borrower or the Guarantor or to resort to any other source or means of obtaining payment of any of the obligations hereunder or to elect any other remedy. The provisions of this §28 shall remain in effect until all of the Guaranteed Obligations shall have been paid in full or otherwise fully satisfied and the Commitments have expired and all outstanding Letters of Credit have expired, matured or otherwise been terminated. If at any time, any payment, or any part thereof, made in respect of any of the Guaranteed Obligations, is rescinded or must otherwise be restored or returned by the Banks, the Issuing Banks or the Administrative Agent upon the insolvency, bankruptcy or reorganization of any Borrower or the Guarantor, or otherwise, the provisions of this §28 will forthwith be reinstated in effect, as though such payment had not been made.

§28.7.            Waiver. Until the final payment and performance in full of all of the Obligations, the Guarantor shall not exercise and the Guarantor hereby waives any rights the Guarantor may have against any Borrower arising as a result of payment by the Guarantor hereunder, by way of subrogation, reimbursement, restitution, contribution or otherwise, and will not prove any claim in competition with the Administrative Agent, the Issuing Banks or any Bank in respect of any payment hereunder in any bankruptcy, insolvency or reorganization case or proceedings of any nature; the Guarantor will not claim any setoff, recoupment or counterclaim against any Borrower in respect of any liability of any Borrower to the Guarantor; and the Guarantor waives any benefit of and any right to participate in any collateral security which may be held by the Administrative Agent, the Issuing Banks or any Bank.

§28.8.            Subrogation; Subordination. The payment of any amounts due with respect to any indebtedness of any Borrower for money borrowed or credit received now or hereafter owed to the Guarantor is hereby subordinated to the prior payment in full of all of the Obligations. The Guarantor agrees that, after the occurrence of any default in the payment or performance of any of the Obligations, the Guarantor will not demand, sue for or otherwise attempt to collect any such indebtedness of any Borrower to the Guarantor until all of the Obligations shall have been paid in full. If, notwithstanding the foregoing sentence, the Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness while any Obligations are still outstanding, such amounts shall be collected, enforced and received by the Guarantor as trustee for the Banks, the Issuing Banks and the Administrative Agent and be paid over to the Administrative Agent at Default, for the benefit of the Banks, the Issuing Banks, and the Administrative Agent on account of the Obligations without affecting in any manner the liability of the Guarantor under the other provisions hereof.

§28.9.            Consent and Confirmation. The Guarantor hereby (i) consents, acknowledges and agrees to the amendment and restatement of the Existing Credit Agreement provided hereby and set forth herein, (ii) confirms and ratifies in all respects this Agreement and the enforceability of this Agreement in accordance with its terms, and (iii) confirms and agrees that the Guarantor’s payment and performance obligations under this Agreement, and the Guaranteed Obligations, do and shall continue as to and include all Obligations upon and after the effectiveness of this Agreement and the amendment and restatement of the Existing Credit Agreement contemplated hereby.

§29.            PRO RATA TREATMENT.

(a)            Notwithstanding anything to the contrary set forth herein, each payment or prepayment of principal and interest received hereunder shall be distributed pro rata among the Banks, in accordance with the aggregate outstanding principal amount of the Obligations owing to each Bank divided by the aggregate outstanding principal amount of all Obligations.

(b)            Each Bank agrees that if it shall, through the exercise of a right of banker’s lien, setoff or counterclaim against any Borrower (pursuant to §13 or otherwise), including a secured claim under Section 506 of the Bankruptcy Code or any other Debtor Relief Law or other security or interest arising from or in lieu of, such secured claim, received by such Bank under any applicable bankruptcy, insolvency or other similar law or otherwise, obtain payment (voluntary or involuntary) in respect of the Notes, Loans, Reimbursement Obligations and other Obligations held by it (other than pursuant to §3.4) as a result of which the unpaid principal portion of the Notes and the Obligations held by it shall be proportionately less than the unpaid principal portion of the Notes and the Obligations held by any other Bank, it shall be deemed to have simultaneously purchased from such other Bank a participation in the Notes and the Obligations held by such other Bank, so that the aggregate unpaid principal amount of the Notes and the Obligations and participations in Notes and Obligations held by each Bank shall be in the same proportion to the aggregate unpaid principal amount of the Notes and the Obligations then outstanding as the principal amount of the Notes and the Obligations held by it prior to such exercise of banker’s lien, setoff or counterclaim was to the principal amount of all Notes and Obligations outstanding prior to such exercise of banker’s lien, setoff or counterclaim; provided, however, that (i) if any such purchase or purchases or adjustments shall be made pursuant to this §29 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustments restored without interest and (ii) the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of any Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Bank), or (y) any payment obtained by a Bank as consideration for the assignment of or sale of a participation in any of its Committed Loans or sub-participations in Reimbursement Obligations or Swing Line Loans to any assignee or participant, other than an assignment to any Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply). Each Borrower expressly consents to the foregoing arrangements and agrees that any Person holding such a participation in the Obligations deemed to have been so purchased may exercise any and all rights of banker’s lien, setoff or counterclaim with respect to any and all moneys owing by any Borrower to such Person as fully as if such Person had made a Loan directly to such Borrower in the amount of such participation.

§30.          FINAL AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

§31.            USA PATRIOT Act. Each Bank hereby notifies each Borrower that pursuant to the requirements of the USA PATRIOT Act and the Canadian AML Acts, it is required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of such Borrower, information concerning its direct and indirect holders of equity interests and other Persons exercising control over it, and other information that will allow such Bank to identify such Borrower in accordance with the USA PATRIOT Act and the Canadian AML Acts. Each Borrower and each of its Subsidiaries shall provide such information and take such actions as are reasonably requested by the Administrative Agent or any Bank in order to assist the Administrative Agent and the Banks in maintaining compliance with the USA PATRIOT Act and the Canadian AML Acts.

§32.            No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Borrowers and the Guarantor acknowledges and agrees, and acknowledges its affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Banks and the Lead Arrangers are arm’s-length commercial transactions between each Borrower, the Guarantor and their respective affiliates, on the one hand, and the Administrative Agent, the Banks and the other Lead Arrangers, on the other hand, (B) each of the Borrowers and the Guarantor has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each Borrower and the Guarantor is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, each Bank and each Lead Arranger each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any Borrower, the Guarantor or any of their respective affiliates, or any other Person and (B) neither the Administrative Agent nor any Bank nor any Lead Arranger has any obligation to any Borrower, the Guarantor or any of their respective affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Banks and the Lead Arrangers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of any Borrower, the Guarantor and their respective affiliates, and neither the Administrative Agent nor any Bank nor any Lead Arranger has any obligation to disclose any of such interests to any Borrower, the Guarantor or any of their respective affiliates. To the fullest extent permitted by law, each of the Borrowers and the Guarantor hereby waives and releases any claims that it may have against the Administrative Agent, the Banks and the other Lead Arrangers with respect to any breach or alleged breach of any agency or fiduciary duty to any Borrower, the Guarantor or any of their respective affiliates in connection with any aspect of any transaction contemplated hereby.

§33.            Payments set aside. To the extent that any payment by or on behalf of any Borrower is made to the Administrative Agent, an Issuing Bank or any Bank, or the Administrative Agent, an Issuing Bank or any Bank exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, an Issuing Bank or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any bankruptcy, insolvency or similar law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Bank and each Issuing Bank severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Banks and each Issuing Bank under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

§34.            ELECTRONIC EXECUTION; Electronic Records; counterparts. This Agreement, any Loan Document and any other Communication, including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the Loan Parties and each of the Administrative Agent and each Bank Party agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered.   Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication.  For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Bank Parties may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document.  All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, neither the Administrative Agent, any Issuing Bank nor Swing Line Bank is under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent, any Issuing Bank and/or Swing Line Bank has agreed to accept such Electronic Signature, the Administrative Agent and each of the Bank Parties shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party and/or any Bank Party without further verification and (b) upon the request of the Administrative Agent or any Bank Party, any Electronic Signature shall be promptly followed by such manually executed counterpart.Neither the Administrative Agent, any Issuing Bank nor Swing Line Bank shall be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s, any Issuing Bank’s or Swing Line Bank’s reliance on any Electronic Signature transmitted by telecopy, emailed ..pdf or any other electronic means). The Administrative Agent, any Issuing Bank and Swing Line Bank shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any Communication (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution or signed using an Electronic Signature) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).

Each of the Loan Parties and each Bank Party hereby waives (i) any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document based solely on the lack of paper original copies of this Agreement, such other Loan Document, and (ii) waives any claim against the Administrative Agent, each Bank Party for any liabilities arising solely from the Administrative Agent’s and/or any Bank Party’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of the Loan Parties to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

§35.            Acknowledgement and Consent to Bail-In of AFFECTED Financial Institutions. Solely to the extent any Bank or Issuing Bank that is an Affected Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Bank or any Issuing Bank that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

§35.1.            the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Bank or Issuing Bank that is an Affected Financial Institution; and  the effects of any Bail-in Action on any such liability, including, if applicable:

§35.2.1            a reduction in full or in part or cancellation of any such liability;

§35.2.2            a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

§35.2.3            the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

§36.            Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (including without limitation, the Criminal Code (Canada)) (the “Maximum Rate”). If the Administrative Agent or any Bank shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Company. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Bank exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

§37.            Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Loan Party in respect of any such sum due from it to the Administrative Agent, any Issuing Bank or any Bank hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent, such Issuing Bank or such Bank, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent, such Issuing Bank or such Bank, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent, any Issuing Bank or any Bank from any Loan Party in the Agreement Currency, such Loan Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent, such Issuing Bank or such Bank, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent, any Issuing Bank or any Bank in such currency, the Administrative Agent, such Issuing Bank or such Bank, as the case may be, agrees to return the amount of any excess to such Loan Party (or to any other Person who may be entitled thereto under applicable law).

§38.            Acknowledgement Regarding Any Supported QFCS. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

§38.1.            In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Bank shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

§38.2.            As used in this §38, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

[Remainder of page is intentionally left blank; signature pages follow]

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first set forth above.

THE BORROWERS AND GUARANTOR:

WASTE MANAGEMENT, INC.

By:	/s/ David L. Reed
Name: David L. Reed
Title: Vice President and Treasurer

Waste Management of Canada Corporation

By:	/s/ David L. Reed
Name: David L. Reed
Title: Vice President and Treasurer

WM Quebec INC.

By:	/s/ David L. Reed
Name: David L. Reed
Title: Vice President and Treasurer

WASTE MANAGEMENT HOLDINGS, INC.

By:	/s/ David L. Reed
Name: David. L. Reed
Title: Vice President and Treasurer

Waste Management, Inc.

Sixth Amended and Restated Revolving Credit Agreement

Signature Page

THE ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Melissa Mullis
Name: Melissa Mullis
Title: Assistant Vice President

Waste Management, Inc.

Sixth Amended and Restated Revolving Credit Agreement

Signature Page

THE BANKS:

BANK OF AMERICA, N.A., as a Bank, Swing Line Bank and an Issuing Bank

By:	/s/ Michael Contreras
Name: Michael Contreras
Title: Director

Waste Management, Inc.

Sixth Amended and Restated Revolving Credit Agreement

Signature Page

BANK OF AMERICA, N.A., acting through its Canada Branch, as a Bank

By:	/s/ Medina Sales de Andrade
Name: Medina Sales de Andrade
Title: Vice President

Waste Management, Inc.

Sixth Amended and Restated Revolving Credit Agreement

Signature Page

JPMORGAN CHASE BANK, N.A., as a Bank and an Issuing Bank

By:	/s/ Peter S. Predun
Name: Peter S. Predun
Title: Executive Director

Waste Management, Inc.

Sixth Amended and Restated Revolving Credit Agreement

Signature Page

BARCLAYS BANK PLC, as a Bank and an Issuing Bank

By:	/s/ Charlene Saldanha
Name: Charlene Saldanha
Title: Vice President

Waste Management, Inc.

Sixth Amended and Restated Revolving Credit Agreement

Signature Page

MIZUHO BANK, LTD., as a Bank and an Issuing Bank

By:	/s/ Raymond Ventura
Name: Raymond Ventura
Title: Managing Director

Waste Management, Inc.

Sixth Amended and Restated Revolving Credit Agreement

Signature Page

THE BANK OF NOVA SCOTIA, as a Bank and an Issuing Bank

By:	/s/ Frans Braniotis
Name: Frans Braniotis
Title: Managing Director

Waste Management, Inc.

Sixth Amended and Restated Revolving Credit Agreement

Signature Page

BANK OF CHINA, NEW YORK BRANCH, as a Bank

By:	/s/ Min Zhu
Name: Min Zhu
Title: Executive Vice President

Waste Management, Inc.

Sixth Amended and Restated Revolving Credit Agreement

Signature Page

BNP PARIBAS, as a Bank

By:	/s/ Kirk Hoffman
Name: Kirk Hoffman
Title: Managing Director

By:	/s/ Andrew Strait
Name: Andrew Strait
Title: Managing Director

Waste Management, Inc.

Sixth Amended and Restated Revolving Credit Agreement

Signature Page

CREDIT SUISSE AG, NEW YORK BRANCH, as a Bank

By:	/s/ Judith Smith
Name: Judith Smith
Title: Authorized Signatory

By:	/s/ Jessica Gavarkovs
Name: Jessica Gavarkovs
Title: Authorized Signatory

Waste Management, Inc.

Sixth Amended and Restated Revolving Credit Agreement

Signature Page

DEUTSCHE BANK AG NEW YORK BRANCH, as a Bank

By:	/s/ Ming K. Chu
Name: Ming K. Chu
Title: Director

By:	/s/ Annie Chung
Name: Annie Chung
Title: Director

Waste Management, Inc.

Sixth Amended and Restated Revolving Credit Agreement

Signature Page

GOLDMAN SACHS BANK USA, as a Bank

By:	/s/ Jonathan Dworkin
Name: Jonathan Dworkin
Title: Authorized Signatory

Waste Management, Inc.

Sixth Amended and Restated Revolving Credit Agreement

Signature Page

MUFG BANK, LTD., as a Bank

By:	/s/ Maria F. Maia
Name: Maria F. Maia
Title: Director

Waste Management, Inc.

Sixth Amended and Restated Revolving Credit Agreement

Signature Page

PNC BANK, NATIONAL ASSOCIATION, as a Bank and an Issuing Bank

By:	/s/ Arthur K. Brown III
Name: Arthur K. Brown III
Title: Assistant Vice President

PNC BANK CANADA BRANCH, as a Bank

By:	/s/ David T. Olsen
Name: David T. Olsen
Title: Principal Officer

Waste Management, Inc.

Sixth Amended and Restated Revolving Credit Agreement

Signature Page

ROYAL BANK OF CANADA, as a Bank

By:	/s/ Raja Khanna
Name: Raja Khanna
Title: Authorized Signatory

Waste Management, Inc.

Sixth Amended and Restated Revolving Credit Agreement

Signature Page

SUMITOMO MITSUI BANKING CORPORATION, as a Bank

By:	/s/ Rosa Pritsch
Name: Rosa Pritsch
Title: Director

Waste Management, Inc.

Sixth Amended and Restated Revolving Credit Agreement

Signature Page

TRUIST BANK, as a Bank

By:	/s/ William P. Rutkowski
Name: William P. Rutkowski
Title: Director

Waste Management, Inc.

Sixth Amended and Restated Revolving Credit Agreement

Signature Page

U.S.BANK NATIONAL ASSOCIATION, as a Bank

By:	/s/ Steven L. Sawyer
Name: Steven L. Sawyer
Title: Senior Vice President

Waste Management, Inc.

Sixth Amended and Restated Revolving Credit Agreement

Signature Page

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Bank and an Issuing Bank

By:	/s/ Kara Treiber
Name: Kara Treiber
Title: Director

Waste Management, Inc.

Sixth Amended and Restated Revolving Credit Agreement

Signature Page

EXHIBIT A

FORM OF COMMITTED LOAN NOTICE

Date: ___________, _____[1]

To:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Sixth Amended and Restated Revolving Credit Agreement, dated as of May 27, 2022 (as amended, modified, supplemented, restated and in effect from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among Waste Management, Inc., a Delaware corporation (the “Company”), Waste Management of Canada Corporation, a Nova Scotia unlimited company (“WMOCC”), WM Quebec Inc., a corporation incorporated under the laws of Canada (“WMQ”, and together with WMOCC, the “Canadian Borrowers”, and the Canadian Borrowers together with the Company, the “Borrowers”, and each individually, a “Borrower”), Waste Management Holdings, Inc., a wholly owned Subsidiary of the Company, as Guarantor, the Banks from time to time party thereto, and Bank of America, N.A., as Administrative Agent, an Issuing Bank and Swing Line Bank.

The Company hereby requests, on behalf of itself or, if applicable, the Canadian Borrower referenced below (the “Applicable Canadian Borrower”) (select one):

Indicate: Borrowing or Conversion or Continuation and Date	Indicate: Applicable Borrower Name	Indicate: Requested Amount	Indicate: Currency	Indicate: [Base Rate Loan, Term SOFR Loan, Canadian Prime Rate Loan or Alternative Currency Term Rate Loan]	For Term SOFR Loans or Alternative Currency Term Rate Loans Indicate: Interest Period (e.g. 1 or 3 month interest period)

The Committed Borrowing, if any, requested herein complies with the provisos to the first sentence of §2.1 of the Agreement.

1             Note to Borrower. All requests submitted under a single Loan Notice must be effective on the same date. If multiple effective dates are needed, multiple Loan Notices will need to be prepared and signed.

WASTE MANAGEMENT, INC.

By:
Name:
Title:

EXHIBIT B

FORM OF SWING LINE LOAN REQUEST

Date: ___________, _____

To:	Bank of America, N.A., as Swing Line Bank

Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Sixth Amended and Restated Revolving Credit Agreement, dated as of May 27, 2022 (as amended, modified, supplemented, restated and in effect from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among Waste Management, Inc., a Delaware corporation (the “Company”), Waste Management of Canada Corporation, a Nova Scotia unlimited company (“WMOCC”), WM Quebec Inc., a corporation incorporated under the laws of Canada (“WMQ”, and together with WMOCC, the “Canadian Borrowers”, and the Canadian Borrowers together with the Company, the “Borrowers”, and each individually, a “Borrower”), Waste Management Holdings, Inc., a wholly owned Subsidiary of the Company (the “Guarantor”), the Banks from time to time party thereto, and Bank of America, N.A., as Administrative Agent, an Issuing Bank and Swing Line Bank.

The undersigned hereby requests a Swing Line Loan:

1.	On (a Business Day).

2.	In the amount of $ .

This Swing Line Loan Request complies with the requirements of the provisos to the first sentence of §2.5.1 of the Agreement.

WASTE MANAGEMENT, INC.

By:
Name:
Title:

EXHIBIT C

FORM OF COMPLIANCE CERTIFICATE

☐ Check for distribution to PUBLIC and Private side Lenders2

Compliance Certificate dated ________

I, _______________, [Chief Financial Officer] [Chief Accounting Officer] [Corporate Treasurer] of WASTE MANAGEMENT, INC. (the “Company”) certify that (i) no Default or Event of Default exists, (ii) the Borrowers and their Subsidiaries are in compliance with §§7, 8 and 9 of the Sixth Amended and Restated Revolving Credit Agreement dated as of May 27, 2022 (as amended, modified, supplemented, restated and in effect from time to time, the “Credit Agreement”) and (iii) the calculation of the debt restrictions in §8.1 of the Credit Agreement attached hereto as Schedule 1 is true, correct and complete [as of the end of the quarter ended ________]. Computations to evidence compliance with §9 of the Credit Agreement are detailed below. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement.

WASTE MANAGEMENT, INC.

By:
Name:
Title:

§9 Leverage Ratio

Consolidated Net Income (or Deficit)	$___________(i)
Plus (without duplication):
interest expense	$___________(ii)
equity in losses (earnings) of unconsolidated entities	$___________(iii)
income tax expense	$___________(iv)
non-cash write-downs or write-offs of assets	$___________(v)
losses attributable to the extinguishment of Indebtedness	$___________(vi)
Minus non-cash extraordinary gains on the sale of assets	$___________(vii)

EBIT (sum of (i) through (vi) minus (vii))	$___________(a)

Consolidated Net Income of Acquired Businesses	$___________(i)
Plus (without duplication):
interest expense	$___________(ii)
equity in losses (earnings) of unconsolidated entities	$___________(iii)
income tax expense	$___________(iv)
non-cash writedowns or write-offs of assets	$___________(v)
losses attributable to the extinguishment of Indebtedness	$___________(vi)
Minus non-cash extraordinary gains on the sale of assets	$___________(vii)

[2]	If this is not checked, this certificate will only be posted to Private side Lenders.

EBIT of Acquired Businesses (sum of (i) through (vi) minus (vii))	$___________(b)

Sum of (a) plus (b)	$___________(c)

Plus:
Depreciation expense	$___________(i)
Amortization expense	$___________(ii)

EBITDA (sum of (c), (i) and (ii))	$___________(d)

The sum of the following (calculated on a consolidated basis for the Company and its Subsidiaries):
Indebtedness for borrowed money	$___________(i)
Obligations for deferred purchase price of property or services (other than trade payables)	$___________(ii)
Obligations evidenced by debt instruments	$___________(iii)
Obligations under conditional sales	$___________(iv)
Obligations, liabilities and indebtedness under Capitalized Leases	$___________(v)
Obligations, liabilities and indebtedness under bonding arrangements (to the extent that a surety has been called upon to make payment on a bond)	$___________(vi)
Guaranties of the Indebtedness of others	$___________(vii)
Indebtedness secured by liens or encumbrances on property	$___________(viii)
Non-contingent reimbursement obligations with respect to letters of credit	$___________(ix)

Total Debt (sum of (i) through (ix))	$___________(e)

Ratio of (e) to (d)	________:________

Maximum permitted:[3]	3.75 : 1.00

3 If an Acquisition permitted under the Credit Agreement involving aggregate consideration in excess of $200,000,000 occurs during a fiscal quarter, the Company shall have the right to increase the maximum permitted Leverage Ratio required to be maintained under §9 of the Credit Agreement to 4.25:1.00 during an Elevated Leverage Ratio Period so long as there is at least one fiscal quarter end after the end of each Elevated Ratio Leverage Period at which the Leverage Ratio is less than or equal to 3.75:1.00; provided that there shall be no more than two Elevated Leverage Ratio Periods during the term of the Credit Agreement.

Schedule 1

[To be attached]

EXHIBIT D

FORM OF ASSIGNMENT AND ASSUMPTION

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]4 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]5 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]6 hereunder are several and not joint.]7 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Bank][their respective capacities as Banks] under the Credit Agreement and any other documents or instruments delivered pursuant thereto in the amount[s] and equal to the percentage interest[s] identified below of all the outstanding rights and obligations under the respective facilities identified below (including, without limitation, the Letters of Credit and the Swing Line Loans included in such facilities8) and (ii) to the extent permitted to be assigned under Applicable Law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Bank)][the respective Assignors (in their respective capacities as Banks)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

4 For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

5 For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

6 Select as appropriate.

7 Include bracketed language if there are either multiple Assignors or multiple Assignees.

8 Include all applicable subfacilities.

1.	Assignor[s]:	______________________________

[Assignor [is][is not] a Defaulting Bank]

2.	Assignee[s]:	______________________________

[for each Assignee, indicate [Bank Affiliate][Approved Fund] of [identify Bank]]

3.	Borrowers:	Waste Management, Inc., Waste Management of Canada Corporation and WM Quebec Inc.

4.	Administrative Agent:	Bank of America, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement:	Sixth Amended and Restated Revolving Credit Agreement, dated as of May 27, 2022, among Waste Management, Inc. (the “Company”), Waste Management of Canada Corporation (“WMOCC”) and WM Quebec Inc. (“WMO”, and together with the Company and WMOCC, each a “Borrower” and collectively the “Borrowers”), Waste Management Holdings, Inc., as Guarantor, the Banks from time to time party thereto, and Bank of America, N.A., as Administrative Agent, an Issuing Bank, and Swing Line Bank

6.	Assigned Interest[s]:

Assignor[s][9]	Assignee[s][10]	Facility Assigned[11]	Aggregate Amount of Commitment/ Loans for all Banks under such Facility[12]	Amount of Commitment/ Loans Assigned under such Facility	Percentage Assigned of Commitment/ Loans under such Facility[13]		CUSIP Number
			$	$		%

[7.	Trade Date:	__________________][14]

Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

9 List each Assignor, as appropriate.

10 List each Assignee and, if available, its market entity identifier, as appropriate.

11 Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment.

12 Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

13 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Banks thereunder.

14 To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S][15]
[NAME OF ASSIGNOR]

By:
Title:

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE[S][16]
[NAME OF ASSIGNEE]

By:
Title:

[NAME OF ASSIGNEE]

By:
Title:

[Consented to and][17] Accepted:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Title:

[Consented to:][18]

[Waste Management, Inc.

By:
Title:]

15 Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).

16 Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).

17 To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

18 To be added only if the consent of the Company and/or other parties (e.g. Swing Line Bank, Issuing Banks) is required by the terms of the Credit Agreement.

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

Sixth Amended and Restated Revolving Credit Agreement, dated as of May 27, 2022, among Waste Management, Inc., Waste Management of Canada Corporation and WM Quebec Inc., collectively as Borrowers, Waste Management Holdings, Inc., as Guarantor, the Banks from time to time party thereto, and Bank of America, N.A., as Administrative Agent, an Issuing Bank, and Swing Line Bank

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.               Representations and Warranties.

1.1.            Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Bank; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents [or any collateral thereunder], (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.            Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Bank under the Credit Agreement, (ii) it meets all the requirements to be an assignee under §20 of the Credit Agreement (subject to such consents, if any, as may be required under §20 of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Bank thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Bank thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to §7.4 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Bank and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Bank, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Bank.

2.               Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.

3.               General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT E

Form of Administrative Questionnaire

See attached.

LSTA/LMA Standard Administrative Details Form

The Loan Market Association ("LMA") and Loan Syndications & Trading Association ("LSTA") consent to the use and reproduction of this document for the preparation and documentation of agreements relating to transactions or potential transactions in the loan markets.

© Loan Market Association, Loan Syndications & Trading Association. All rights reserved.

LSTA/LMA Standard Administrative Details Form

LSTA and LMA, Effective May 31, 2018

BORROWER DETAILS Borrower Name Waste Management, Inc. - Revolver ENTITY DETAILS Name Lender’s name as it appears on tax/registration documentation. MEI Markit Entity ID GIIN FATCA Global Intermediary Identification Number (Optional) CRN UK Company Registration Number (Optional) LEI Legal Entity ID (Optional) Entity Type Type of lender. If lender/entity type does not appear in list, you may provide your own value. Address (of Lending Office): Registered address of lending office, including country of domicile. Signature Block: Signature Block as it would appear on settlement documentation. E.g. (for separately managed account): ABC Fund by 123 Asset Management as Advisor Fund Manager Name of fund/asset manager, as would be referenced in the sig. block. MEI Markit Entity ID Lender Parent Name of legal parent if different from lender entity. (Optional) MEI Markit Entity ID NOTICE/SERVICING MESSAGE DELIVERY INSTRUCTIONS Firm Name of Company Fax Fax Number Email Email Address Email Pfd. Firm Name of Company Fax Fax Number Email Email Address Email Pfd. STANDARD SETTLEMENT INSTRUCTIONS / WIRING INSTRUCTIONS Currency Applicable Currency. Account With Institution Name of Beneficiary’s Bank (usually custodian/trustee) SWIFT BIC 8/11-Character BIC of Beneficiary’s Bank ABA # Routing # or UK Sort Code of Beneficiary’s Bank (optional) Beneficiary Customer Name of Ultimate Beneficiary (Lender) Beneficiary Account # Account # of Ult. Beneficiary IBAN IBAN of Ultimate Beneficiary (opt) Payment Reference (Remittance Info) Use Standard Wire Reference Format*: [Borrower Name] [Facility Name/Abbr.] [Facility/Deal CUSIP/ISIN] [Payment Purpose(s)] [Transaction Reference ID] Special Instructions Template above can be used for wire instructions where receiving bank is custodian/trustee, and lender has dedicated account. Additional templates provided at Appendix A. SERVICE PROVIDERS & THIRD-PARTY DATA ACCESS Doc. Delivery Recon & Inventory Role Custodian/Trustee Name Name of Company MEI Markit Entity ID ☐ ☐ Role Relationship to lender. Name Name of Company MEI Markit Entity ID ☐ ☐

OPERATIONS CONTACTS (INQUIRIES ONLY) Name Name of group or individual. Select group or Individual Firm Firm with which contact is affiliated. Address: Registered address of contact’s office (if different than the lender’s office), including country of domicile. Phone Fax Email ☐ Settlements ☐ Servicing ☐ SSI Verification ☐ KYC Pfd. Contact Method Preferred contact method for inquiries. Copy and paste section above to add any additional contacts. It is recommended that at least one of the contacts be a group. OPERATIONS CLOSER CONTACTS Name Name of group or individual. Select group or Individual Firm Firm with which contact is affiliated. Address: Registered address of contact’s office (if different than the lender’s office), including country of domicile. Phone Fax Email ☐ Settlements ☐ Servicing ☐ SSI Verification ☐ KYC Pfd. Contact Method Preferred contact method for inquiries. Copy and paste section above to add any additional contacts. It is recommended that at least one of the contacts be a group. CREDIT CONTACTS (LEGAL DOCUMENTATION, AMENDMENTS & WAIVERS) Name Name of group or individual. Select group or Individual Firm Firm with which contact is affiliated. Address: Registered address of contact’s office (if different than the lender’s office), including country of domicile. Phone Fax Email ☐ Data Room Access Pfd. Contact Method Preferred contact method for inquiries. Copy and paste section above to add any additional contacts. It is recommended that at least one of the contacts be a group.

LETTER OF CREDIT CONTACTS Name Name of group or individual. Select group or Individual Firm Firm with which contact is affliated. Address: Registered address of contact’s office (if different than the lender’s office), including country of domicile. Phone Phone Number (opt. for groups) Fax Fax Number Email Email Address Pfd. Contact Method Preferred contact method for inquiries. Copy and paste section above to add any additional contacts. It is recommended that at least one of the contacts be a group. ADDITIONAL ENTITY DETAILS & KYC INFORMATION Country of Incorporation Country of Incorporation of lender Country of Tax Residence Country of Residence of lender for tax purposes EIN US Employee ID Number UK Treaty Passport # UK Treaty Passport # US Tax Form Type of tax form used/attached UK Treaty Passport Expiry Date UK Treaty Passport Expiry Date Entity Referenced As Primary Entity CURRENCIES AND JURISDICTIONS FOR MULTICURRENCY TRANSACTIONS INFORMATION PLEASE CHECK BOX OF THE CURRENCIES YOUR INSTITUTION CAN FUND UNDER THIS TRANSACTION: Canadian Dollars PLEASE CHECK BOX IF YOUR INSTITUTION IS LICENSED TO FUND TO BORROWERS LOCATED IN THE FOLLOWING COUNTRIES: Canada

Appendix A: Additional Wire Instruction Templates and Bank of America USD / FX Wire Instructions: Template below can be used for wire instructions where recipient is intermediary bank with nostro account for custodian and the Lender does not have a dedicated account. Lender may copy and paste the template below as many times as necessary to capture various currency remittance instructions. Currency Applicable Currency. Correspondent Bank Name of Receiver’s Correspondent Bank (SWIFT 54a) SWIFT BIC 8/11-Character SWIFT BIC of Correspondent Bank Intermediary Bank Name of Intermediary Bank (SWIFT 56a) SWIFT BIC 8/11-Character SWIFT BIC of Intermediary Bank ABA # ABA/Routing # or UK Sort Code of Intermediary Bank (optional) Account With Institution Name of Beneficiary’s Bank – usually custodian (SWIFT 57a) SWIFT BIC 8/11-Character SWIFT BIC of Beneficiary’s Bank IBAN IBAN of Beneficiary’s Bank at Intermediary Beneficiary Customer Name of Ultimate Beneficiary (Lender) (SWIFT 59a) Beneficiary Account # Account #/Code of Ult. Beneficiary Payment Reference (Remittance Info) Use Standard Wire Reference Format*: [Borrower Name] [Facility Name/Abbr.] [Facility/Deal CUSIP/ISIN] [Payment Purpose(s)] [Transaction Reference ID] Special Instructions Lender’s Payment Instructions: Please input payment instructions for each respective currency referenced in CURRENCIES AND JURISDICTIONS FOR MULTICURRENCY TRANSACTIONS INFORMATION section above. If your respective institution is unable to fund any of the currencies noted, please notify Administrative Agent immediately. Bank of America’s Payment Instructions: USD Payment Instructions: Pay to: Bank of America, N.A. ABA # New York, NY Account #: Attn: Wire Clearing Acct for Syn Loans - LIQ Ref: Foreign Currency Payment Instructions: Foreign Currency Payment Instructions.pdf

Appendix B: Lender’s Organizational Structure and Tax Status:

Please refer to the enclosed withholding tax instructions below and then complete this section accordingly.

Lender Taxpayer Identification Number (TIN):

Tax Withholding Form Delivered to Bank of America (circle applicable one):

W-9        W-8BEN        W-8BEN-E     W-8ECI        W-8EXP      W-8IMY

Tax Contact:

First:	MI:	Last:

Title:

Street Address:

Suite/ Mail Code:

City:	State:
Postal Code:	Country:
Telephone:	Facsimile:

E-Mail Address:

SyndTrak E-Mail Address:

NON–U.S. LENDER INSTITUTIONS

1.	Corporations:

If your institution is organized outside of the United States, is classified as a Corporation or other non-flow through entity for U.S. federal income tax purposes, and is the beneficial owner of the interest and other income it receives, you must complete one of the following three tax forms, as applicable to your institution: a.) Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (and a U.S. Tax Compliance Certificate if applicable)) or Form W-8BEN-E, b.) Form W-8ECI (Certificate of Foreign Person’s Claim that Income is Effectively Connected with the Conduct of a Trade or Business in the United States), or c.) Form W-8EXP (Certificate of Foreign Government or Other Foreign Organization for United States Tax Withholding and Reporting).

A U.S. taxpayer identification number is required for any institution submitting a Form W-8 ECI.  It is also required on Form W-8BEN or Form W-8BEN-E for certain institutions claiming the benefits of a tax treaty with the U.S.  Please refer to the instructions when completing the form applicable to your institution.

2.	Flow-Through Entities

If your institution is organized outside the U.S., and is classified for U.S. federal income tax purposes as either a Partnership, Trust, Qualified or Non-Qualified Intermediary, or other non-U.S. flow-through entity, an original Form  W-8IMY (Certificate of Foreign Intermediary, Foreign Flow-Through Entity, or Certain U.S. branches for United States Tax Withholding and Reporting) must be completed by the intermediary together with a withholding statement.  Flow-through entities other than Qualified Intermediaries are required to include tax forms for each of the underlying beneficial owners.

Please refer to the instructions when completing this form

U.S. LENDER INSTITUTIONS:

If your institution is incorporated or organized within the United States, you must complete and return Form W-9 (Request for Taxpayer Identification Number and Certification).

Pursuant to the language contained in the tax section of the Credit Agreement, the applicable tax form for your institution must be completed and returned on or prior to the date on which your institution becomes a lender under this Credit Agreement.  Failure to provide the proper tax form when requested will subject your institution to U.S. tax withholding.

*Additional guidance and instructions as to where to submit this documentation can be found at this link:

EXHIBIT F

FORM OF LETTER OF CREDIT REQUEST

WASTE MANAGEMENT, INC.

Sixth Amended and Restated Revolving Credit Agreement

(the “Credit Agreement”) dated as of May 27, 2022

Letter of Credit Request Under §2.6.1
Total Commitment
Maximum Drawing Amount of Letters of Credit outstanding
Amount of this Request from Letter of Credit Application (attached)
-- U.S. Dollars
-- Canadian Dollars
Loans Outstanding
Maximum Drawing Amount of all outstanding and Requested Letters of Credit (must not exceed the Total Commitment minus Total of all Loans outstanding)

I certify that the above is true and correct, and that all of the conditions set forth in §11 of the Credit Agreement have been satisfied as of the date hereof.

[APPLICABLE BORROWER]

By:
Name:
Title:
Date:

EXHIBIT G-1

Form of U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Banks That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Sixth Amended and Restated Revolving Credit Agreement, dated as of May 27, 2022 (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Waste Management, Inc., a Delaware corporation (the “Company”), Waste Management of Canada Corporation, a Nova Scotia unlimited liability company (“WMOCC”), and WM Quebec Inc., a corporation incorporated under the laws of Canada (“WMQ”, and together with WMOCC and the Company, the “Borrowers”, and each, individually, a “Borrower”), Waste Management Holdings, Inc., a wholly owned Subsidiary of the Company, as Guarantor, and Bank of America, N.A., as Administrative Agent, an Issuing Bank and Swing Line Bank (the “Administrative Agent”).

Pursuant to the provisions of §3.1.5 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Company with a certificate of its non-U.S. Person status on IRS Form W-8BENE (or W-8BEN, as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF BANK]

By:
Name:
Title:

Date: ________ __, 20[ ]

EXHIBIT G-2

Form of U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Sixth Amended and Restated Revolving Credit Agreement, dated as of May 27, 2022 (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Waste Management, Inc., a Delaware corporation (the “Company”), Waste Management of Canada Corporation, a Nova Scotia unlimited liability company (“WMOCC”), and WM Quebec Inc., a corporation incorporated under the laws of Canada (“WMQ”, and together with WMOCC and the Company, the “Borrowers”, and each, individually, a “Borrower”), Waste Management Holdings, Inc., a wholly owned Subsidiary of the Company, as Guarantor, the Banks from time to time party thereto, and Bank of America, N.A., as Administrative Agent, an Issuing Bank and Swing Line Bank (the “Administrative Agent”).

Pursuant to the provisions of §3.1.5 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Bank with a certificate of its non-U.S. Person status on IRS Form W-8BENE (or W-8BEN, as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Bank in writing, and (2) the undersigned shall have at all times furnished such Bank with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20[ ]

EXHIBIT G-3

Form of U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Sixth Amended and Restated Revolving Credit Agreement, dated as of May 27, 2022 (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Waste Management, Inc., a Delaware corporation (the “Company”), Waste Management of Canada Corporation, a Nova Scotia unlimited liability company (“WMOCC”), and WM Quebec Inc., a corporation incorporated under the laws of Canada (“WMQ”, and together with WMOCC and the Company, the “Borrowers”, and each, individually, a “Borrower”), Waste Management Holdings, Inc., a wholly owned Subsidiary of the Company, as Guarantor, the Banks from time to time party thereto, and Bank of America, N.A., as Administrative Agent, an Issuing Bank and Swing Line Bank (the “Administrative Agent”).

Pursuant to the provisions of §3.1.5 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Bank with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BENE (or W-8BEN, as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BENE (or W-8BEN, as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Bank and (2) the undersigned shall have at all times furnished such Bank with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20[ ]

EXHIBIT G-4

Form of U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Banks That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Sixth Amended and Restated Revolving Credit Agreement, dated as of May 27, 2022 (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Waste Management, Inc., a Delaware corporation (the “Company”), Waste Management of Canada Corporation, a Nova Scotia unlimited liability company (“WMOCC”), and WM Quebec Inc., a corporation incorporated under the laws of Canada (“WMQ”, and together with WMOCC and the Company, the “Borrowers”, and each, individually, a “Borrower”), Waste Management Holdings, Inc., a wholly owned Subsidiary of the Company, as Guarantor, the Banks from time to time party thereto, and Bank of America, N.A., as Administrative Agent, an Issuing Bank and Swing Line Bank (the “Administrative Agent”).

Pursuant to the provisions of §3.1.5 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Company with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BENE (or W-8BEN, as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BENE (or W-8BEN, as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF BANK]

By:
Name:
Title:

Date: ________ __, 20[ ]

SCHEDULE 1

BANKS; COMMITMENTS

Bank	Commitment	Pro Rata Percentage
Bank of America, N.A.	$268,000,000.00	7.657142857%
JPMorgan Chase Bank, N.A.	$268,000,000.00	7.657142857%
Barclays Bank PLC	$268,000,000.00	7.657142857%
Mizuho Bank, Ltd.	$268,000,000.00	7.657142857%
The Bank of Nova Scotia	$268,000,000.00	7.657142857%
Bank of China, New York Branch	$180,000,000.00	5.142857143%
BNP Paribas	$180,000,000.00	5.142857143%
Credit Suisse AG, New York Branch	$180,000,000.00	5.142857143%
Deutsche Bank AG, New York Branch	$180,000,000.00	5.142857143%
Goldman Sachs Bank USA	$180,000,000.00	5.142857143%
MUFG Bank, Ltd.	$180,000,000.00	5.142857143%
PNC Bank, National Association	$180,000,000.00	5.142857143%
Royal Bank of Canada	$180,000,000.00	5.142857143%
Sumitomo Mitsui Banking Corporation	$180,000,000.00	5.142857143%
Truist Bank	$180,000,000.00	5.142857143%
U.S. Bank National Association	$180,000,000.00	5.142857143%
Wells Fargo Bank, National Association	$180,000,000.00	5.142857143%
Total	$3,500,000,000.00	100.000000000%

SCHEDULE 1.1

EXISTING LIENS

1.	Various capital leases and similar purchase-money financings entered into by Subsidiaries of the Company in the ordinary course of business for equipment and facilities.

2.	The notes payable associated with the investments in federal low-income housing tax credits as described in (1) Note 8, Income Taxes, and Note 18, Variable Interest Entities, to the Company’s consolidated financial statements within its Annual Report on Form 10-K for the year ended December 31, 2021 and (2) Note 4, Income Taxes, and Note 12, Variable Interest Entities, to the Company’s condensed consolidated financial statements within its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2022.

SCHEDULE 2.6.1

ISSUING BANKS AND LETTER OF CREDIT COMMITMENTS

	U.S. Dollar Letters of Credit	Canadian Dollar Letters of Credit
Bank of America, N.A.	$187,500,000	$150,000,000
JPMorgan Chase Bank, N.A.	$187,500,000	$-
Barclays Bank PLC	$125,000,000	$-
Mizuho Bank, Ltd.	$125,000,000	$-
The Bank of Nova Scotia	$125,000,000	$-
PNC Bank, National Association	$125,000,000	$-
Wells Fargo Bank, National Association	$125,000,000	$-

SCHEDULE 2.6.1(a)

FORM OF INCREASE/DECREASE LETTER

Date: ______________

Reference is made to the SIXTH AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT dated as of May [__], 2022 (as amended and in effect from time to time, the “Credit Agreement”; capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement), by and among WASTE MANAGEMENT, INC., a Delaware corporation (the “Company”), WASTE MANAGEMENT OF CANADA CORPORATION, a Nova Scotia unlimited company (“WMOCC”), WM QUEBEC INC., a corporation incorporated under the laws of Canada (“WMQ”, and together with the Company and WMOCC, the “Borrowers”, and each, individually, a “Borrower”), WASTE MANAGEMENT HOLDINGS, INC., a wholly-owned Subsidiary of the Borrower (the “Guarantor”), certain Banks from time to time party thereto and BANK OF AMERICA, N.A., as Administrative Agent (the “Administrative Agent”), and specifically to Schedule 2.6.1 attached thereto.

The undersigned, being an Issuing Bank, hereby agrees pursuant to §2.6.1 of the Credit Agreement that the limit set forth in said Schedule 2.6.1 with respect to the undersigned shall, effective on the date hereof, be changed to $[__________]_for Letters of Credit issued in U.S. Dollars and $[__________] for Letters of Credit issued in Canadian Dollars.

The Borrowers, the Guarantor and the Administrative Agent acknowledge the foregoing.

This letter agreement may be executed in any number of counterparts, and shall be governed by and construed in accordance with the law of the State of New York.

Very truly yours,

[Name of Issuing Bank]

By:
Name:
Title:

WASTE MANAGEMENT, INC.

By:
Name:
Title:

WASTE MANAGEMENT OF CANADA CORPORATION

By:
Name:
Title:

WM QUEBEC INC.

By:
Name:
Title:

WASTE MANAGEMENT HOLDINGS, INC.

By:
Name:
Title:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

SCHEDULE 2.6.1(f)

EXISTING LETTERS OF CREDIT

Waste Management, Inc.
Letters of Credit under Revolving Credit Facility
Issuing Bank	Letter of Credit No.	Beneficiary Name	Amount	Currency	Issuance Date	Maturity Date
Bank of America	T00000001411998	THE BANK OF NEW YORK	10,157,809.00	USD	04/01/2005	07/01/2022
	T00000001335064	CITY OF CHICAGO, COMMISSIONER OF	250,000.00	USD	04/01/2005	05/16/2023
	T00000007270224	COMMONWEALTH OF PENN	225,326.00	USD	09/02/1998	09/01/2022
	T00000007270536	JEFFERSON COUNTY BOA	2,702,500.00	USD	07/21/1998	09/01/2022
	T00000007310687	WEST VIRGINIA DEPART	32,000.00	USD	07/23/1998	12/31/2022
	T00000007319982	MUNISING LANDFILL AU	313,237.00	USD	08/21/1998	12/31/2022
	T00000007400118	LUMBERMENS MUTUAL CA	225,222.66	USD	09/03/1998	09/30/2022
	T00000007400153	CHIEF ACCOUNTANT	510,000.00	USD	09/07/1998	09/30/2022
	T00000007402063	CAPE MAY COUNTY MUNI	200,000.00	USD	06/11/1999	07/01/2022
	T00000007403099	STATE OF NEVADA	70,000.00	USD	12/27/1999	12/31/2022
	T00000007404115	CITY OF DIAMOND BAR	125,000.00	USD	09/01/2000	09/01/2022
	T00000007404298	CHARTER TOWNSHIP OF	100,000.00	USD	10/16/2000	10/31/2022
	T00000007404522	CITY OF CHICAGO	5,000.00	USD	12/11/2000	12/02/2022
	T00000007404577	CITY OF CHICAGO	5,000.00	USD	12/19/2000	12/31/2022
	T00000007410766	VILLAGE OF WESTMONT	700,000.00	USD	12/03/2002	04/30/2023
	T00000050061032	PENNSYLVANIA MANUFAC	800,000.00	USD	04/03/2005	07/21/2022
	T00000050061263	STATE OF FLORIDA, DE	100,000.00	USD	04/03/2005	07/16/2022
	T00000050061572	SHADE TOWNSHIP	1,748,866.00	USD	04/03/2005	09/01/2022
	T00000050061680	WEST VIRGINIA DIVISI	32,000.00	USD	04/03/2005	03/31/2023
	T00000050061694	VILLAGE OF HAWTHORN	50,000.00	USD	04/03/2005	11/30/2022
	T00000050061897	COUNTY ADMINISTRATOR	185,000.00	USD	04/05/2005	09/30/2022
	T00000050061910	CONSUMERS POWER COMP	97,648.00	USD	04/03/2005	05/05/2023
	T00000050061925	ANTRIM TOWNSHIP	1,560,000.00	USD	04/03/2005	06/16/2022
	T00000050061985	AMERICAN INTERNATION	260,000.00	USD	04/03/2005	03/31/2023

	T00000050061986	AMERICAN INTERNATION	250,000.00	USD	04/03/2005	03/31/2023
	T00000050062044	CONTINENTAL CASUALTY	5,099,000.00	USD	04/03/2005	06/30/2022
	T00000050062053	CITY OF CHICAGO	100,000.00	USD	04/03/2005	12/31/2022
	T00000050062099	COMMISSIONER, NEW JE	239,610.00	USD	04/03/2005	12/09/2022
	T00000050062119	ACE AMERICAN INSURAN	1,740,679.00	USD	04/03/2005	12/02/2022
	T00000050062137	ACE-INA OVERSEAS INS	740,799.00	USD	04/03/2005	07/30/2022
	T00000064016610	NEW JERSEY DEPARTMEN	78,800.00	USD	12/28/2018	12/20/2022
	T00000064016614	NEW JERSEY DEPARTMEN	108,727.00	USD	01/17/2019	01/09/2023
	T00000064016617	TOWN OF LANTANA	10,000.00	USD	07/31/2013	06/30/2022
	T00000064016632	COUNTY COMMISSIONERS	350,000.00	USD	03/05/2014	02/28/2023
	T00000064016634	NEW JERSEY DEPARTMEN	575,000.00	USD	09/25/2014	11/01/2022
	T00000064016668	CITY OF SANTA CLARIT	250,000.00	USD	12/23/2013	11/01/2022
	T00000064016683	DUKE ENERGY CAROLINA	150,000.00	USD	06/29/2010	06/22/2022
	T00000064016685	THE NEW YORK INDEPENDENT	200,000.00	USD	05/29/2019	05/28/2022
	T00000064016690	TENNESSEE VALLEY AUT	360,000.00	USD	11/22/2010	11/18/2022
	T00000064551001	CITY OF OKLAHOMA CIT	2,000,000.00	USD	07/28/2016	09/01/2022
	T00000064551004	TENNESSEE VALLEY AUT	120,000.00	USD	01/14/2011	01/13/2023
	T00000064551020	PENNSYLVANIA DEPARTM	31,650.45	USD	11/18/2011	11/18/2022
	T00000064551023	CITY OF TACOMA	100,000.00	USD	01/18/2012	12/31/2022
	T00000064551034	PENNSYLVANIA DEPARTM	59,764.00	USD	12/19/2013	12/31/2022
	T00000068012181	CITY OF SANTA CLARIT	250,000.00	USD	04/05/2006	04/14/2023
	T00000068052569	TENNESSEE VALLEY AUT	500,000.00	USD	08/27/2010	08/20/2022
	T00000068096988	CITY OF CHICAGO	5,000.00	USD	06/10/2013	06/01/2022
	T00000068142806	CITY OF SAINT PAUL	41,391.66	USD	09/19/2018	08/31/2022
	T00000068022990	CITY OF MANITOWOC	10,000.00	USD	01/28/2008	12/31/2022
	T00000001373261	PENNSYLVANIA DEPARTMENT OF	10,000.00	USD	04/01/2005	05/31/2022
Bank of America Total			33,835,029.77	USD

JPMorgan	JPM P227887	THE BANK OF NEW YORK MELLON	20,236,713.00	USD	06/22/2010	07/01/2022
	JPM P231097	DEUTSCHE BANK TRUST COMPANY	4,755,628.00	USD	06/22/2010	10/01/2022
	JPM S-917985	COUNTY OF SANTA BARBARA	1,032,000.00	USD	03/21/2011	03/22/2023
	JPM S317905	MIDWEST INDEPENDENT TRANSMISSION	50,000.00	USD	12/16/2011	12/15/2022
	JPM S747619	CITY OF ANN ARBOR	250,000.00	USD	06/22/2010	06/30/2022
	JPM S761990	SUTTON BROOK DISPOSAL AREA	217,023.00	USD	06/22/2010	09/21/2022

	JPM TFTS 867061	EXXON MOBIL CORPORATION	3,400,000.00	USD	08/23/2010	08/26/2022
	JPM TFTS-921354	COUNTY OF SANTA BARBARA	1,206,000.00	USD	05/12/2011	04/06/2023
	JPM TFTS821440	NEVADA POWER COMPANY	491,000.00	USD	06/22/2010	02/10/2023
	NUSCGS002126	DEPARTMENT OF PUBLIC WORKS, COUNTY	10,000,000.00	USD	11/30/2017	12/04/2022
JPMorgan Total			41,638,364.00	USD

PNC	PNC 18102837	CUMBERLAND IMPROVEMENT	274,000.00	USD	02/17/2006	02/18/2023
	PNC 18111692	CITY OF SIMI VALLEY	5,000.00	USD	06/30/2010	06/30/2022
	PNC 18111906	CITY OF MOORPARK	20,000.00	USD	08/14/2009	06/30/2022
	PNC 18114752	CITY OF NEW YORK	40,680,000.00	USD	03/25/2011	06/30/2022
	PNC 18114753	CITY OF NEW YORK	27,823,101.00	USD	03/25/2011	07/01/2022
	PNC 18117826	ARIZONA PUBLIC SERVICE CO	2,159,429.00	USD	08/08/2012	09/01/2022
PNC Total			70,961,530.00	USD

Wells Fargo	WL SM204054W	BANK OF NEW YORK	15,177,534.25	USD	07/15/2003	07/02/2022
	WL SM205509W	DEUTSCHE BANK TRUST	4,224,414.00	USD	10/31/2003	10/01/2022
Wells Fargo Total			19,401,948.25	USD

Grand Total			165,836,872.02	USD

SCHEDULE 6.7

LITIGATION

See the disclosure provided in (1) the “Litigation” and “Environmental Matters” sections of Note 6, Commitments and Contingencies, to the Company’s condensed consolidated financial statements included within its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2022 and (2) the “Litigation” and “Environmental Matters” sections of Note 10, Commitments and Contingencies, to the Company’s consolidated financial statements included within its Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

SCHEDULE 6.15

ENVIRONMENTAL COMPLIANCE

See the disclosure provided in (1) Note 2, Landfill and Environmental Remediation Liabilities and the “Environmental Matters” and “Litigation” sections of Note 6, Commitments and Contingencies, to the Company’s condensed consolidated financial statements included within its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2022 and (2) Note 3, Landfill and Environmental Remediation Liabilities, and the “Environmental Matters” and “Litigation” sections of Note 10, Commitments and Contingencies, to the Company’s consolidated financial statements included within its Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

SCHEDULE 8.1(a)

EXISTING INDEBTEDNESS

Name	Principal	Maturity
Waste Management Holdings senior notes:
$450,000,000 due 8/01/26	$223,019,000	8/1/2026
Total WM Holdings senior notes	$223,019,000

Canadian Senior Notes:
$500,000,000 CAD due 9/23/26	$399,840,000	9/23/2026
Total WM Canadian senior notes	$399,840,000

Tax-exempt bonds:
Amelia, Virginia due 4/1/27	$26,800,000	4/1/2027
Bucks County due 12/01/22	25,000,000	12/1/2022
California CPCFA	35,700,000	11/1/2038
California CPCFA 2015 A-1	84,430,000	7/1/2025
California CPCFA 2015 A-2	28,000,000	7/1/2027
California CPCFA 2015 A-3	28,000,000	7/1/2040
California CPCFA due 12/01/27	15,000,000	12/1/2027
California CPCFA due 7/01/31	19,000,000	7/1/2031
California Municipal Finance Authority - 2009A	30,000,000	2/1/2039
Charles City (Virginia due 2/1/29)	30,000,000	2/1/2029
Charles City (Virginia)	10,000,000	8/1/2027
Charles City (Virginia) due 4/1/27	10,000,000	4/1/2027
City of Granite City Illinois due 5/1/27	30,320,000	5/1/2027
City of Mobile	4,175,000	10/1/2038
Cobb County Series 2004B	10,000,000	4/1/2033
Denton County (TX 2003B)	10,000,000	5/1/2028
Gilliam County	15,000,000	7/1/2038
Gilliam County due 08/01/25	15,900,000	8/1/2025
Gloucester (VA 2003A)	10,000,000	9/1/2038
Indiana due 10/01/31	10,000,000	10/1/2031
King George due 6/1/23	20,000,000	6/1/2023
Maricopa (Arizona) due 12/01/31	15,580,000	12/1/2031
Massachusetts due 5/1/27	15,000,000	5/1/2027
Miami Dade County Series 2007	25,000,000	9/1/2027
Miami Dade County Series 2008	25,000,000	8/1/2023
Miami Dade County Series 2011	20,000,000	11/1/2041
Michigan due 8/1/2027	35,000,000	8/1/2027
Mississippi due 3/1/27	10,000,000	3/1/2027
Mississippi due 3/1/29	10,000,000	3/1/2029
Mississippi due 7/1/28	10,000,000	7/1/2028
Nashville (Tennessee) due 8/01/31	10,000,000	8/1/2031
New York Series 2012	25,000,000	5/1/2030
Ohio WDA due 11/1/22	45,865,000	11/1/2022
Okeechobee Series 2004A	15,970,000	7/1/2039
Pennsylvania Series 2009	100,000,000	12/1/2033
Pennsylvania Series 2011	80,000,000	7/1/2041
Pennsylvania Series 2013	100,000,000	8/1/2045
South Carolina Series 2003A	15,000,000	7/1/2024
State of New Hampshire	15,000,000	8/1/2024
Sussex County	10,000,000	6/1/2028
SW Illinois due 10/1/2027	4,700,000	10/1/2027
Tennessee - 2012	18,000,000	7/2/2035
Washington due 7/1/30	20,000,000	7/1/2030
Yavapai (Arizona) due 3/1/28	17,420,000	3/1/2028
Yavapai (Arizona) due 6/1/27	30,000,000	6/1/2027
Tax-exempt bonds	$1,139,860,000

Other debt:
Corporate financing leases	$172,305,057	Various
Great Oak Landfill	15,082,411	7/31/2044
King George Royalty Agreement	33,868,568	7/1/2027
Low Income Housing Tax Credit investment obligations	331,027,027	Various
Prairie View Landfill	31,173,990	12/31/2023
WM Elizabeth Marine Terminal	36,918,523	8/31/2027
WM Temple	32,927,772	4/30/2085
El Sobrante	7,705,083	12/31/2059
Other	69,616,129	Various
Other debt	$730,624,560

Total Existing Indebtedness (a)	$2,493,343,560

(a) Balances are as of March 31, 2022, except where otherwise noted. Excludes indebtedness incurred and scheduled payments made subsequent to March 31, 2022.

SCHEDULE 22

ADMINISTRATIVE AGENT’S OFFICE;

CERTAIN ADDRESSES FOR NOTICES

BORROWERS:

Waste Management, Inc.
800 Capitol Street, Suite 3000
Houston, Texas 77002
Attention:	David L. Reed, Vice President and Treasurer
Telephone:	713-328-7503
Facsimile:	713-328-7471
Electronic Mail:	dlreed@wm.com and
GCLegal@wm.com
Website Address: www.wm.com

ADMINISTRATIVE AGENT:

Administrative Agent’s Office

(for advances, payments and Requests for Credit Extensions):
Bank of America, N.A.
2380 Performance Drive
Building C
Mail Code: TX2-984-03-23
Richardson, TX 75082
Attention:	Nora Taylor
Telephone:	469-201-9149
Telecopier:	214-290-9673
Electronic Mail:	nora.j.taylor@bofa.com

Remittance Instructions - USD:

Bank of America, N.A.
New York, NY
ABA No: 026009593
Account No.: 1366072250600
Account Name: Wire Clearing Acct for Syn Loans - LIQ
Reference: Waste Management

Remittance Instructions – CAD:

Bank of America Canada
SWIFT: BOFACATT
Account No.: 711465090227
Reference: Waste Management

Other Notices as Administrative Agent:

Bank of America, N.A.
Agency Management
900 W. Trade Street, 6th Floor
Mail Code: NC1-026-06-03
Charlotte, NC 28255
Attention:	Melissa Mullis
Telephone:	980-386-9372
Telecopier:	704-409-0617
Electronic Mail: melissa.mullis@bofa.com

With copy to:

Bank of America, N.A.
110 N. Wacker Drive
Mail Code: IL4-110-14-10
Chicago, IL 60606
Attention:	Michael Contreras
Telephone:	312-992-3882
Electronic Mail: michael.contreras@bofa.com

L/C ISSUER:

Bank of America, N.A.
Trade Operations
1 Fleet Way
Mail Code: PA6-580-02-30
Scranton, PA 18507
Attention:	Trade Operations
Telephone:	570-496-9619
Telecopier:	800-755-8740
Electronic Mail: tradeclientserviceteamus@baml.com

Remittance Instructions:

Bank of America, N.A.
New York, NY
ABA No: 026009593
Account No: 04535-883980
Attention: Scranton Standby
Reference: Waste Management